Exhibit 10.44

PURCHASE AGREEMENT

by and among

THE AMERICAN SPECTRUM PARTIES

and

THE EVERGREEN PARTIES

December 15, 2009

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1
1.1	Defined Terms	1
ARTICLE II	THE TRANSACTION	11
2.1	Sale and Purchase of Purchased Assets	11
2.2	Transfer of the Purchased Assets	11
2.3	Delay of Conveyance	12
2.4	Excluded Liabilities	12
2.5	The Closing	13
2.6	Purchase Price and Payment of the Purchase Price	13
ARTICLE III	REPRESENTATIONS AND WARRANTIES OF EVERGREEN PARTIES	16
3.1	Organization and Authority	16
3.2	Authorization; Binding Obligation	16
3.3	No Violations	16
3.4	Financial Statements	17
3.5	Intentionally Omitted	17
3.6	FF&E	17
3.7	Permits and Licenses	17
3.8	Compliance with Laws and Litigation	17
3.9	Agreements	17
3.10	Tax Matters	18
3.11	Intangible Property	19
3.12	Books and Records	19
3.13	Disclosure	19
3.14	Brokerage Commissions	20
3.15	Terrorism	20
3.16	Victorville Lease	20
3.17	Pasadena Lease	20
3.18	Pasadena Sublease	20
3.19	Qualifications of Representations and Warranties	20
ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF AMERICAN SPECTRUM PARTIES	21
4.1	Organization and Authority	21
4.2	Authorization; Binding Obligation	21
4.3	No Violations	22

Page

ARTICLE V	CERTAIN COVENANTS	22
5.1	Direct Pay Liabilities	22
5.2	Opening of Bank Accounts/Relocation of Offices	22
5.3	Consents	23
5.4	Notice to Third Parties	23
5.5	Confidentiality	23
5.6	Settlement of Litigation	23
5.7	Licenses and Permits	23
5.8	Intentionally Omitted	23
5.9	Victorville Lease	23
5.10	Pasadena Lease	24
5.11	Pasadena Sublease	24
5.12	American Spectrum Loan	24
5.13	Recapitalization and Renovation of Properties	24
5.14	Deferred Payments	25
ARTICLE VI	EMPLOYEES	25
6.1	Employee Matters	25
6.2	Future Employment of Employees	26
6.3	Employee Plans	26
ARTICLE VII	CLOSING	27
7.1	Conditions Precedent to American Spectrum Parties' Obligation	27
7.2	Conditions Precedent to Evergreen Parties' Obligation	28
7.3	Closing Deliveries	29
ARTICLE VIII	INDEMNIFICATION AND SURVIVAL	31
8.1	Indemnification and Survival of Representations and Warranties and Covenants	31
ARTICLE IX	MISCELLANEOUS	32
9.1	Notices	32
9.2	Expenses	33
9.3	Entire Agreement	33
9.4	Assignment; Binding Effect; Severability	33
9.5	Governing Law	33
9.6	Execution in Counterparts	34
9.7	Public Announcement	34
9.8	No Third Party Beneficiaries	34
9.9	Further Assurances	34
9.10	Interpretation	34

Page

9.11 Amendments 35

Exhibits

Exhibit A – American Spectrum Note
Exhibit B – Assignment of Contracts
Exhibit C – Bill of Sale
Exhibit D – FIRPTA Certificate
Exhibit E – Schedule of Management Agreements
Exhibit F – Schedule of Other Contracts
Exhibit G – Pasadena Lease Assignment
Exhibit H – Pasadena Sublease Assignment
Exhibit I – Purchase Note
Exhibit J – Purchase Pledge Agreement
Exhibit K – Intentionally Omitted
Exhibit L – Victorville Lease Assignment
Exhibit M – Schedule of Direct Pay Liabilities
Exhibit N – Sub-Property and Asset Management Agreement

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the "Agreement") dated as of December 14, 2009 is made by and among the Evergreen Parties and the American Spectrum Parties.

BACKGROUND

A. American Spectrum, Evergreen Realty Group, Evergreen Realty Advisors, McCarthy, Willgeroth, Thompson, Palmer, *et al.* entered into the MOU pursuant to which American Spectrum Evergreen agreed, *inter alia*, to acquire all of the rights of the Evergreen Parties under the Contracts and certain other assets of the Evergreen Parties, and certain of the Evergreen Parties agreed to convey to American Spectrum Evergreen such rights and other assets upon certain terms and conditions.

B. Pursuant to the terms of this Agreement, the Evergreen Parties and the American Spectrum Parties desire to implement the intents and purposes set forth in the MOU.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

"Accounting Period" means the period commencing on January 1, 2010 and ending on December 31, 2010.

"Advisory Fees" means all fees or other consideration payable under the Advisory Agreement.

"Adjusted Purchase Price" has the meaning set forth in Section 2.6(c).

"Adjustment Date" has the meaning set forth in Section 2.6(c).

"Advisory Agreement" means that certain Advisory Agreement between REIT II dated February 18, 2008.

"Affiliate or Affiliated Person" means, with reference to a specified Person: (i) any Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person, (ii) any Person that is an officer, director, controlling shareholder, general partner, managing member or trustee of, or serves in a similar

capacity with respect to, the specified Person or any Affiliate (under clause (a) of this definition) of the specified Person, or for which the specified Person is an officer, director, controlling shareholder, general partner, managing member or trustee, or serves in a similar capacity. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, whether direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"Agreement" shall have the meaning set forth in the Recitals.

"American Spectrum" means American Spectrum Realty, Inc., a Maryland corporation.

"American Spectrum Advisors" means American Spectrum Realty Advisors, L.L.C., a Delaware limited liability company.

"American Spectrum Asset Co." means American Spectrum Asset Co., a Delaware limited liability company, to be organized prior to the Closing Date.

"American Spectrum Loan" has the meaning set forth in Section 5.12.

"American Spectrum Management Co." means American Spectrum Management Co., a Delaware limited liability company, to be organized prior to the Closing Date as a wholly owned subsidiary of American Spectrum.

"American Spectrum Note" means the Promissory Note attached hereto as Exhibit A.

"American Spectrum Partnership" means American Spectrum Realty Operating Partnership, Ltd., a Maryland limited partnership.

"American Spectrum Party" means, individually, either American Spectrum or American Spectrum Management Co. or, collectively, as the context requires, American Spectrum and American Spectrum Management Co.

"Ancillary Documents" means the Assignments of Contracts, the Bills of Sale, the FIRPTA Certificates, the General Assignments, the Purchase Note, the Purchase Pledge Agreement, the TIC Conveyance Documents, the Victorville Lease Assignment, the Pasadena Lease Assignment, the Pasadena Sublease Assignment and the Sub-Property Management Agreements.

"Artesia Mortgage" means Artesia Mortgage Capital Corporation.

"Assignment of Contracts" means that certain Assignment of Contracts attached hereto as Exhibit B.

"Assumed Obligations" means, collectively, (i) the obligations of an Evergreen Party which accrue under the Contracts (but, with respect to the Management Agreements, only to the extent assumed pursuant to a Sub-Property Management Agreement), TIC Agreements,

Pasadena Lease, Pasadena Sublease and the Victorville Lease after the Closing Date and (ii) the Direct Pay Liabilities.

"Bankruptcy" means the occurrence of any of the following in respect of any Person:

(a) such Person shall make an assignment for the benefit of creditors, commence (as a debtor) a case in bankruptcy, or commence (as a debtor) any proceeding under any other insolvency law;

(b) a case in bankruptcy or any other proceeding under any other insolvency law is commenced against such Person (as a debtor) and is consented to by such Person or remains undismissed for thirty (30) Business Days, or such Person consents to or admits the material allegations against such Person in any such case or proceeding;

(c) a trustee, receiver, agent, liquidator or sequestrator (however named) is appointed or authorized to take charge of all or substantially all of the property of such Person for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of creditors;

(d) such Person shall fail generally, or admit in writing its inability, to pay such Person's debts as they become due, or suffer any writ of attachment or execution or any similar process to be issued or levied against such Person or all or substantially all of its property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy; or such Person shall suffer any writ of attachment or execution or any similar process to be issued or levied against the Interest of such Person in the Company which is not released, stayed, bonded or vacated within thirty (30) Business Days after its issue or levy.

"Bill of Sale" means that certain Bill of Sale attached hereto as Exhibit C.

"Business Day" means any day other than (i) a Saturday or Sunday, or (ii) a day on which Bank of America NT&SA offices in New York, New York are authorized or obligated by law or regulation to be closed.

"Claim Notice" shall have the meaning set forth in Section 8.1(d).

"Closing" shall have the meaning set forth in Section 2.5.

"Closing Date" shall have the meaning set forth in Section 2.5.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Share" means an authorized but unissued Common Share of American Spectrum.

"Common Share Market Value" means the closing price for one (1) Common Share on the American Stock Exchange as of the closing thereof on the last day of the Accounting Period.

"Common Share Net Asset Value" means an amount calculated by dividing the Net Asset Value by the number of outstanding Common Shares of American Spectrum on the last day of the Accounting Period.

"Confidential Information" means any information about an Evergreen Party stamped "confidential" or identified in writing as such to American Spectrum by the Evergreen Parties promptly following its disclosure, unless (i) such information is already known to or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of an American Spectrum Party or its representatives (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the proposed transaction described in this Agreement, (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings or (d) the furnishing or use of such information is required or necessary for American Spectrum to comply with any Law.

"Consulting Fees" shall have the meaning set forth in Section 6.2.

"Contract" means, individually, any Management Agreement, Advisory Agreement or Other Contract or, collectively, as the context requires, the Management Agreements, Advisory Agreements and Other Contracts.

"Damage" or "Damages" means any and all losses, liabilities, damages, penalties, obligations, awards, fines, deficiencies, diminution in value, interest, claims (including third party claims, whether or not meritorious), costs and expenses whatsoever (including reasonable attorneys', accountants' and environmental consultants' fees and disbursements).

"Deferred Payments" means (i) those Disposition Fees and/or Refinancing Fees payable to McCarthy or Affiliates of McCarthy (other than the other Evergreen Parties) after the Closing Date pursuant to a Contract and (ii) the proceeds received from the repayment of any loans and/or other advances made by McCarthy or Affiliates of McCarthy (other than the Evergreen Parties) to holders of TIC Interests.

"Direct Pay Liabilities" means the monetary liabilities to the Persons set forth on the Schedule of Direct Pay Liabilities attached hereto as Exhibit M, not to exceed the amounts thereof set forth on the Schedule of Direct Pay Liabilities.

"Disposition Fees" means any fee or other consideration payable to an Evergreen Party pursuant to a Contract in connection with the sale or disposition of a Property.

"Due Diligence Checklist" means that certain Due Diligence Checklist prepared by American Spectrum and delivered to Evergreen Realty Group dated November 12, 2009.

"Due Diligence Materials" means all of the documents, reports, agreements, contracts and other items listed on the Due Diligence Checklist.

"Due Diligence Period" means the period which commences upon the execution of this Agreement and ends on the Closing Date.

"Employee" means an individual who is employed by an Evergreen Party.

"Employee Costs" shall mean any employee benefits or entitlements, including salaries, severance pay, vacation, sick or holiday pay with respect to any Employee which has accrued prior to the Closing Date or any retroactive workmen's compensation insurance premium, or retroactive unemployment compensation or charge relating to any period of time prior to the Closing Date..

"Employee Plans" means any health, dental, fringe benefit, deferred compensation, health care, welfare benefit or similar plans.

"Employment Agreement" shall have the meaning set forth in Section 6.2(b).

"Encumbrance" shall mean any encumbrance of any kind whatsoever and includes any charge, claim, security interest, community property interest, mortgage, deed of trust, lien, judgment, tax lien, sewer rent, assessment, mechanics' or materialmen's liens, hypothecation, pledge, use, condition, occupancy, assignment, operation or ownership, easement, servitude, right of way, restriction, tenancy, encroachment or burden or any other right or claim and any restrictive covenant or other agreement, restriction or limitation.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means (a) any corporation included with an Evergreen Party in a controlled group of corporations within the meaning of Section 414(b) of the Code; (b) any trade or business (whether or not incorporated) which is under common control with Evergreen Parties within the meaning of Section 414(c) of the Code; (c) any member of an affiliated service group of which an Evergreen Party is a member within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of an Evergreen Party under Section 414(o) of the Code.

"Evergreen Consents" has the meaning assigned to it in Section 5.3.

"Evergreen Party" means individually, REIT II, Evergreen Realty Advisors, Evergreen Realty Group, McCarthy, Willgeroth, Thompson or Palmer or, collectively, as the context requires, all of such Persons.

"Evergreen REIT Units" means the securities evidencing the equity ownership in REIT I and REIT II.

"Evergreen Realty Group" means Evergreen Realty Group, LLC, a Delaware limited liability company.

"Evergreen Realty Advisors" means Evergreen Realty Advisors, Inc., a California corporation.

"Excluded Liabilities" shall have the meaning set forth in Section 2.4.

"FF&E" means all furniture, equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by an Evergreen Party and attached to, appurtenant to, located in or used in the business of such Evergreen Party including, without limitation, all attachments, appliances, fittings, gas and oil burners, automatic stokers, lighting fixtures, doors, cabinets, partitions, mantles, elevators, electric motors, pumps, screens, flag poles, waste disposal or storage equipment, all sprinklers, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, each with its respective furnaces, boilers, engines, motors, dynamos, radiators, pipe, wiring and other apparatus, vaults, safes, fire prevention and extinguishing equipment, carpets, floor covering, kitchen appliances and antenna.

"FIRPTA Certificate" means that certain FIRPTA Certificate attached hereto as Exhibit D.

"Fair Market Value" means the price that would be paid by a willing buyer for a particular asset being sold by a willing seller in an open market, arm's length transfer with respect to which time is not of the essence.

"Fees" means all fees and Deferred Payments the Evergreen Parties are entitled to receive after the Closing Date under any Contract including Management Fees, Disposition Fees, Asset Management Fees and Refinancing Fees whether or not the same are currently due and payable, accrued or contingent.

"Financial Statements" shall mean the balance sheets, operating statements and other financial reports or statements respecting any Evergreen Party or any Property which are listed on the Due Diligence Checklist and/or which have been delivered by the Evergreen Parties to the American Spectrum Parties.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession).

"Governmental Authority" means the government of the United States of America or any foreign country, or any state, province, municipality or other political subdivision thereof or therein, or any court, tribunal, agency, department, board, instrumentality, authority or commission (including regulatory and administrative bodies) of any of the foregoing.

"Indebtedness" means all items which would be included in determining total liabilities in accordance with U.S. generally accepted accounting principles and in any event, shall include (i) all indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) liabilities as lessee under leases of real and/or personal property which have been or should be recorded as capital leases, (iii) liabilities secured by any Encumbrance on property owned or acquired, whether or not such liability shall have been assumed, (iv) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations whether secured or not in respect of the obligations of other Persons, (v) liabilities in

respect of unfunded vested benefits, (vi) reimbursement obligations in respect of letters of credit, banker's acceptances, surety or other bonds and similar instruments whether or not matured, and (vii) all obligations arising under any consulting or noncompetition agreement entered into in connection with an acquisition of assets or the purchase of stock or other equity interests of any Person, to the extent such obligations have been capitalized.

"Indemnified Person" shall have the meaning set forth in Section 8.1(b).

"Indemnifying Person" shall have the meaning set forth in Section 8.1(b).

"Intangible Property" means all right, title and interest of any Evergreen Party in and to the following: (a) computer software, (b) trademarks, service marks, trade dress, logos, slogans, trade names and corporate names (whether or not registered) in the United States and all goodwill associated therewith, (c) patents and all improvements to the inventions disclosed in each such registration or patent, (d) copyrights (whether or not registered), (e) inventions, (f) internet domain names (including websites operated in the business of any Evergreen Party and registrations and applications for registration or renewals thereof registered in the United States, (g) trade secrets and, whether or not confidential, business information and knowhow, (h) databases and data collections, (i) books and records, (j) copies and tangible embodiments of any of the foregoing, in whatever form or medium (including electronic media), (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (l) all rights in all of the foregoing provided by treaties, conventions and common law, (m) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing, (n) licenses to any of the foregoing, (o) all Licenses and Permits and (p) all goodwill created by the business of any Evergreen Party.

"IRS" means the U.S. Internal Revenue Service.

"Law" means any federal, state and local law, moratorium, initiative, referendum, ordinance, rule, regulation, standard, order, judicial decision, common law and other governmental, quasi-governmental and utility company requirement (including those relating to labor and employment, the environment, health and safety, or handicapped persons).

"MOU" means that certain Memorandum of Understanding dated August 27, 2009.

"Management Agreements" means the property management agreements, sub-property management agreements and similar agreements between an Evergreen Party (or any Affiliate thereof) and the owner(s) of a Property and/or a property manager of a Property, including the Management Agreements described on the Schedule of Management Agreements attached hereto as Exhibit E.

"Management Fees" means any fees or other consideration payable to an Evergreen Party pursuant to a Management Agreement in connection with providing property management services or the like with respect to such Property. "Management Fees" shall not include Deferred Payments.

"Material Adverse Effect" means any change or effect (or series of related changes or effects) which could have a material adverse change in or effect upon the condition (financial or otherwise), of the Purchased Assets or any Property.

"McCarthy" means Luke McCarthy, an individual.

"Net Asset Value" means the Fair Market Value of the assets of American Spectrum Partnership (on a consolidated basis with its Affiliates) which Fair Market Value shall be agreed upon by American Spectrum and Evergreen Realty Group as soon as possible after the last day of the Accounting Period (but not later than the Adjustment Date), less the liabilities of American Spectrum Partnership (on a consolidated basis with its Affiliates).

"Offices of Evergreen" means the offices of any Evergreen Party maintained at (a) 1402 Industrial Boulevard, Suites B-2, B-3 and B-4, Victorville, California, (b) 225 South Lake Avenue, Suite 630, Pasadena, California, and/or (c) any other offices maintained by an Evergreen Party for the operation of the business of an Evergreen Party.

"Offset Amount" shall have the meaning set forth in Section 2.6(d).

"Other Contracts" means those certain agreements and/or contracts (other than Management Agreements, Advisory Agreements and TIC Agreements) between an Evergreen Party (or any Affiliate thereof) and another Person pursuant to which an Evergreen Party (or an Affiliate) is entitled to receive Fees, some of which are described on Exhibit F attached hereto.

"OP Units" means the operating units to be issued by American Spectrum Partnership to Evergreen pursuant to the terms of this Agreement, which OP Units shall have the characteristics set forth in Section 2.6(b)(iii).

"Palmer" means Michael Palmer, an individual.

"Party" shall mean, individually, any Evergreen Party or any American Spectrum Party or, collectively, as the context requires, the Evergreen Parties and the American Spectrum Parties.

"Pasadena Lease" means that certain Office Lease Agreement between 225 South Lake Avenue Investors, LLC, as Landlord, and Evergreen Development, LLC, as Tenant, dated July 15, 2005, as amended by that certain First Amendment to Office Lease Agreement entered into as of August 29, 2005, as further amended by that certain Second Amendment to Office Lease Agreement dated March 31, 2006.

"Pasadena Lease Assignment" means that certain Assignment of Lease (Pasadena) attached hereto as Exhibit G.

"Pasadena Sublease" means that certain Standard Sublease dated August 28, 2009 between Evergreen Development, LLC and Miller LLP.

"Pasadena Sublease Assignment" means that certain Assignment of Sublease (Pasadena) attached hereto at Exhibit H.

"Permits and Licenses" shall mean any and all of the governmental permits, licenses, certificates, building permits, variances, approvals, registrations, authorizations and other licenses which are used by an Evergreen Party in, or otherwise necessary or material to, the operation of its business.

"Permitted Encumbrances" means customary imperfections in title not material in extent or amount and which, individually or in the aggregate, do not interfere with the conduct of the business or with the use of an asset and do not affect the value of a Property. Each Property Loan shall be deemed a Permitted Encumbrance.

"Person" means any individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, trust, estate, association or other entity whether domestic or foreign.

"Property" means each parcel of real property managed by an Evergreen Party pursuant to a Management Agreement or with respect to which services are provided by an Evergreen Party (or an Affiliate thereof) pursuant to the Advisory Agreement or Other Contract.

"Property Loan" means any Indebtedness secured by any Property.

"Purchase Note" means that certain Promissory Note attached hereto as Exhibit I.

"Purchase Pledge Agreement" means that certain Pledge Agreement attached hereto as Exhibit J.

"Purchase Price" shall have the meaning set forth in Section 2.6(a).

"Purchased Assets" shall have the meaning set forth in Section 2.1.

"REIT I" means Evergreen Realty REIT, Inc., a Virginia corporation.

"REIT II" means Evergreen Income & Growth REIT, Inc., a Virginia corporation.

"REIT II Advisory Agreement" is defined in the definition of "Advisory Agreement."

"Refinancing Fees" means any fee or other consideration payable to an Evergreen Party pursuant to Contract in connection with the financing or refinancing of a Property.

"Response Period" shall have the meaning set forth in Section 8.1(d).

"Restructuring" has the meaning assigned to it in Section 5.3.

"Returns" means all returns, declarations, reports, statements and other documents required under a Tax Law to be filed with a Governmental Authority in respect of Taxes, and includes any Forms W-2, 1099 or similar documents required under any Tax Law to be provided to a person other than a Governmental Authority (and "Return" means any one of the foregoing Returns).

"Sub-Property Management Agreement" is the form of Sub-Property and Asset Management Agreement attached hereto as Exhibit N.

"TIC Agreement" means any agreement governing the rights and obligations attributable to a TIC Interest, including any tenant-in-common agreement, partnership agreement, joint venture agreement, limited liability company agreement or similar agreement.

"TIC Conveyance Documents" means any deed, assignment or other document required to vest in American Spectrum Asset Co. the TIC Interests and to assign to American Spectrum Asset Co. all rights attributable to a TIC Interest under a TIC Agreement.

"TIC Interest" means the direct or indirect interest of any Evergreen Party in a Property either as a tenant-in-common, partner in a partnership, joint venturer, a member of a limited liability company, or similar ownership in a Property.

"Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, add on or alternative minimum tax, occupancy, withholding, payroll, fringe benefits, employment, excise, severance, stamp, value added, goods and services, occupation, premium, property (including real property taxes and any assessments, special or otherwise), windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto (and "Tax" means any one of the foregoing Taxes).

"Tax Law" means a statute, regulation or administrative rule or judicial opinion enacted, issued or promulgated for the determination, imposition, assessment or collection of any Tax.

"Thomas" means Walt Thomas, an individual.

"Thompson" means Tracy Thompson, an individual.

"Victorville Lease" means that certain Industrial/Commercial Multi-Tenant Lease – Gross dated May 1, 2005 between Evergreen Realty (as successor to Real Property Systems, Inc.), as Lessee, and TIC Two Management, LLC, as Lessor, as amended most recently by that certain Third Amendment to Lease dated August 1, 2009.

"Victorville Lease Assignment" means that certain Assignment of Lease (Victorville) attached hereto as Exhibit L.

"Willgeroth" means Carl Willgeroth, an individual.

In addition to those terms defined above, capitalized terms used in this Agreement shall have the meanings following the use of such terms.

ARTICLE II

THE TRANSACTION

2.1 Sale and Purchase of Purchased Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date the Evergreen Parties shall sell, transfer, assign, convey and deliver to the American Spectrum Parties and the American Spectrum Parties shall purchase from the Evergreen Parties, all of the Evergreen Parties' right, title and interest in and to the following (the "Purchased Assets"): (a) the Contracts (including the Fees payable thereunder), (b) the Intangible Property, (c) the FF&E, (d) the TIC Interests, (e) the Victorville Lease, (f) the Pasadena Lease and (g) the Pasadena Sublease.

2.2 Transfer of the Purchased Assets. Subject to Section 2.3, at the Closing, the Evergreen Parties shall transfer the Purchased Assets to American Spectrum Management Co. or American Spectrum Asset Co. (as applicable), as follows:

(a) Contracts. Each Evergreen Party (as applicable) shall execute and deliver to American Spectrum a Contract Assignment respecting any Contract to which an Evergreen Party is a party conveying the interest of such Evergreen Party in and to such Contract (together with all Fees) to American Spectrum Management Co. One or more of the Contract Assignments assigning the rights of an Evergreen Party under a Management Agreement shall be subject to the subsequent condition that the consent of any required third Person (*e.g.*, lender, holder of a TIC interest, *etc.*) is obtained.

(b) FF&E. Each Evergreen Party (as applicable) shall execute and deliver to American Spectrum a Bill of Sale in favor of American Spectrum Management Co. conveying the FF&E owned by such Evergreen Party to American Spectrum Management Co. Notwithstanding the foregoing, it is acknowledged that American Spectrum Management Co. may not desire to acquire all of the FF&E of the Evergreen Parties. American Spectrum Management Co. agrees to provide written notice to Evergreen Realty Group within ten (10) days of the date of this Agreement of any FF&E (of which it has knowledge) that it does not desire to acquire from the Evergreen Parties. Title to all such FF&E so designated by American Spectrum Management Co. shall be retained in the Evergreen Parties.

(c) Intangible Property. Each Evergreen Party (as applicable) shall execute and deliver to American Spectrum a General Assignment in favor of American Spectrum Management Co. conveying its interest in any Intangible Property owned by such Evergreen Party to American Spectrum Management Co.

(d) TIC Interest. Each Evergreen Party shall execute, acknowledge and deliver to American Spectrum such TIC Conveyance Documents conveying such Evergreen Party's interest in any TIC Interest (and under the applicable TIC Agreement) to American Spectrum Asset Co.

(e) Victorville Lease. Evergreen Realty Group shall execute and deliver to American Spectrum the Victorville Lease Assignment in favor of American Spectrum

Management Co. conveying all of Evergreen Realty Group's interest in and to the Victorville Lease.

(f) Pasadena Lease. Evergreen Development, LLC shall execute and deliver to American Spectrum the Pasadena Lease Assignment in favor of American Spectrum Management Co. conveying all of Evergreen Development, LLC's interest in and to the Pasadena Lease.

(g) Pasadena Sublease. Evergreen Development, LLC shall execute and deliver to American Spectrum the Pasadena Sublease Assignment in favor of American Spectrum Management Co. conveying all of Evergreen Development, LLC's interest in and to the Pasadena Sublease.

2.3 Delay of Conveyance. The American Spectrum Parties acknowledge that the delivery of certain documents evidencing certain transfers required of the Evergreen Parties pursuant to Sections 2.2 and 7.3 may, for a variety of reasons, not occur on the Closing Date. Notwithstanding the fact that any document of transfer will not be delivered by the Evergreen Parties on the Closing Date, for all intents and purposes, the rights of the Evergreen Parties with respect to the items to be so transferred by the delivery of such documents shall be deemed to have been vested in American Spectrum Management Co. or American Spectrum Asset Co., as the case may be, as of the Closing Date, and American Spectrum Management Co. and American Spectrum Asset Co., as the case may be, shall be deemed to have succeeded to all the rights of the Evergreen Parties with respect thereto as of the Closing Date. To the extent any such document of transfer is not delivered by an Evergreen Party on the Closing Date, the Evergreen Parties, and each of them, agree to effect such delivery as soon as possible thereafter but in no event no later than March 31, 2010.

2.4 Excluded Liabilities. Except for the Assumed Obligations, the American Spectrum Parties are not assuming nor shall they be obligated to pay, perform or otherwise discharge any obligations or liabilities of the Evergreen Parties or any of their Affiliates, whether or not related to their business and whether direct or indirect, known or unknown, or absolute or contingent, including the following (all of such obligations and liabilities not so assumed by the American Spectrum Parties being herein called the "Excluded Liabilities"):

(a) any Taxes of the Evergreen Parties or any of Affiliates as a result of the Evergreen Parties' operation of their business or ownership of the Purchased Assets or any Property;

(b) any liability for Taxes of another Person resulting from an agreement entered into by the Evergreen Parties, or any of them, pursuant to which the Evergreen Parties or any of their Affiliates have an obligation in respect of the Taxes of such other Person;

(c) any liability in respect of any deferred salary obligations, including employee benefit, pension, health, retirement, option, stock, bonus, incentive or other such Employee Plan or compensation arrangement of the Evergreen Parties or any of their Affiliates;

(d) any liability or obligation for any claim by any employee of an Evergreen Party.

(e) any liabilities or obligations of the Evergreen Parties or any of their Affiliates for any professional, financial advisory or consulting fees and expenses incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the transactions contemplated hereby, or any other proposed transaction for the direct or indirect sale of the Purchased Assets, or any portion thereof, including the fees, expenses and disbursements of counsel and accountants of the Evergreen Parties;

(f) any liability or obligation of the Evergreen Parties or any of their Affiliates for debt and Indebtedness for borrowed money, including obligations evidenced by notes, bonds, debentures or similar instruments, including any liability under any Property Loan, and including any guaranties of any of the foregoing;

(g) any liability or obligation to which any American Spectrum Party or any Purchased Assets become subject that would not otherwise constitute an Assumed Obligation arising as a result of failure to comply with bulk sales law or any similar laws;

(h) any liability or obligation for which the Evergreen Parties have agreed to indemnify the American Spectrum Parties under this Agreement;

(i) any liability or obligation of an Evergreen Party arising and/or accruing under any Contract, TIC Agreement, the Victorville Lease, the Pasadena Lease or the Pasadena Sublease prior to the Closing Date (including any accrued amount which may be credited against the Fees payable to an Evergreen Party after the Closing Date);

(j) any liability or obligation arising out or resulting from any claims by an owner or former owner of any Evergreen REIT Unit or owner or former owner of any interest in a Property or any other Person (including the Department of Justice, the Securities Exchange Commission or any other federal or state regulatory or enforcement agency) for any violation of any federal or state securities laws, for any breach of any representation, warranty or covenant or for any other reason whatsoever; and

(k) any Damages suffered by any American Spectrum Party arising from or related to any of the foregoing.

2.5 <u>The Closing</u>. The closing (the "<u>Closing</u>") of the transactions contemplated by this Agreement shall take place at the offices of Allen Matkins Leck Gamble Mallory & Natsis LLP, 1900 Main Street, 5th Floor, Irvine, California 92614, or such other location mutually agreeable to the Parties at 10:00 a.m. (PST) on December 30, 2009 (the "<u>Closing Date</u>") or such earlier date as is determined by American Spectrum. The effective time of the Closing of the transactions contemplated hereby shall be deemed to be 11:59 p.m. (PST) on the Closing Date.

2.6 <u>Purchase Price and Payment of the Purchase Price</u>.

(a) The purchase price ("<u>Purchase Price</u>") for the Purchased Assets shall be Eighteen Million Dollars ($18,000,000) subject to adjustment as provided in Section 2.6(c).

(b) The Purchase Price for the Purchased Assets shall be paid as follows:

(i) At the Closing, American Spectrum Management Co. shall execute and deliver a promissory note (the "Purchase Note") to Evergreen Realty Group in the stated principal amount of Nine Million Five Hundred Thousand Dollars ($9,500,000) and American Spectrum Partnership shall deliver one million six hundred thousand (1,600,000) OP Units to Evergreen Realty Group, valued for this purpose at Five Dollars ($5) per OP Unit. In addition, American Spectrum Management Co. shall pay the Direct Pay Liabilities of Five Hundred Thousand Dollars ($500,000) in accordance with Section 5.14.

(ii) The Purchase Note shall (A) bear simple interest at the rate of five percent (5%) per annum, (B) require the payment of all accrued and unpaid interest together with a principal payment of Thirty Thousand Dollars ($30,000) on the first day of each calendar quarter commencing April 1, 2010, (C) be due and payable in full on December 31, 2019, (D) be secured by the Purchase Pledge Agreement, (E) be subject to adjustment as provided in Section 2.6(c), (F) be subject to bifurcation into two (2) promissory notes on the Adjustment Date and (G) otherwise be on the terms and conditions of the Purchase Note attached hereto as Exhibit I.

(iii) Subject to Section 2(c)(iii), OP Units shall be redeemable by Evergreen for cash at any time after June 30, 2011 for an amount calculated by dividing the number of OP Units to be so redeemed by one million six hundred thousand (1,600,000) (the number of OP Units to be issued to Evergreen at the Closing), with the quotient multiplied by a fraction, the numerator of which is Twenty Dollars ($20) (*i.e.*, the initial issuance price of the OP Units) and the denominator of which is the greater of the Common Share Market Price on the last day of the Accounting Period or the Common Share Net Asset Value of American Spectrum on the last day of the Accounting Period and the result being multiplied by Eight Million Dollars ($8,000,000).

In the event the holder of any OP Unit elects to redeem any OP Unit, American Spectrum may issue a number of shares to such holder equal to the cash otherwise payable to the holder divided by the Common Share Market Value as of the last day of the Accounting Period.

(c) The Purchase Price shall be adjusted (the "Adjusted Purchase Price") not later than March 31, 2011 (the "Adjustment Date") in accordance with the following:

(i) The Adjusted Purchase Price shall equal the following: (A) three hundred percent (300%) of the Management Fees earned and actually paid to American Spectrum Management Co. during the Accounting Period under Management Agreements which are in full force and effect on the last day of the Accounting Period plus (B) three hundred percent (300%) of any Fees earned and actually paid to American Spectrum Advisors during the Accounting Period under the Advisory Agreement between American Spectrum Advisors and REIT I plus (C) three hundred percent (300%) of the Management Fees earned but not paid under the Management Agreements to American Spectrum Management Co. during the Accounting Period to the extent that such earned but not paid Management Fees may be accrued and included as an asset on the balance sheet of American Spectrum Management Co. in accordance with GAAP, as determined by the independent auditors of American Spectrum Management Co. plus (D) three hundred percent (300%) of the Fees earned but not paid under

the Advisory Agreement by REIT I to American Spectrum Advisors during the Accounting Period to the extent that such earned but not paid Fees may be accrued and included as an asset on the balance sheet of American Spectrum Advisors in accordance with GAAP, as determined by the independent auditors of American Spectrum Advisors, less (E) the Offset Amount, if any.

(ii) In the event the Adjusted Purchase Price is more than the Purchase Price, American Spectrum and Evergreen shall, at the election of American Spectrum, promptly increase the unpaid principal amount of the Purchase Note and/or issue to Evergreen additional OP Units. To the extent the unpaid principal amount of the Purchase Note is increased, it shall be increased One Dollar ($1) for each One Dollar ($1) by which the Adjusted Purchase Price exceeds the Purchase Price (*i.e.*, the excess) and, in the event American Spectrum does not elect to increase the unpaid principal amount of the Purchase Note by the full amount of the excess, then American Spectrum shall cause a number of additional OP Units to be issued to Evergreen equal to the excess not used to increase the principal amount of the Purchase Note divided by Five Dollars ($5). To the extent the principal amount of the Purchase Note is increased, American Spectrum Management Co. shall concurrently pay to Evergreen in cash an amount equal to the interest that would have accrued and been payable under the Purchase Note on such increased principal amount from and after the Closing Date until the date such principal amount of the Purchase Note is so increased.

(iii) In the event the Adjusted Purchase Price is less than the Purchase Price, then American Spectrum shall promptly redeem from the holder of OP Units for One Dollar ($1) (in total) a number of OP Units equal to the difference between the Purchase Price and the Adjusted Purchase Price divided by Five Dollars ($5). In the event the Adjusted Purchase Price is less than Nine Million Five Hundred Thousand Dollars ($9,500,000) and, thus, all of the OP Units issued to Evergreen are redeemed pursuant to the foregoing sentence, then the unpaid principal amount of the Purchase Note shall be decreased One Dollar ($1) for each dollar by which the Adjusted Purchase Price is less than Nine Million Five Hundred Thousand Dollars ($9,500,000). To the extent the unpaid principal amount of the Purchase Note is decreased, American Spectrum Management Co. shall have the right to offset against the next interest payable under the Purchase Note an amount equal to the interest which was paid on such amount between the Closing Date and the date of such application/credit.

(d) The Offset Amount shall equal the sum of the following as of the Adjustment Date: (i) the amount of any and all attorneys' fees incurred by the American Spectrum Parties in connection with the negotiation, execution and implementation of the terms of this Agreement (not to exceed Two Hundred Thousand Dollars ($200,000)), plus (ii) any compensation payable under the Employment Agreement, plus (iii) the amount of any Consulting Fees or other amounts payable pursuant to Section 6.2 plus (iv) the Employee Costs, plus (v) the Damages, if any, incurred by any of the American Spectrum Parties by reason of the indemnifications provided by the Evergreen Parties to the American Spectrum Parties in this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF EVERGREEN PARTIES

The Evergreen Parties, and each of them jointly and severally, represent and warrant to the American Spectrum Parties, and each of them, that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III). All such representations and warranties are subject to the qualifications set forth in Section 3.19.

3.1 Organization and Authority. Each Evergreen Party is a corporation, limited liability company or other legal entity duly organized and validly existing under the laws of the State in which it was organized and in good standing in each state in which it is doing business. Each Evergreen Party has full power and authority to execute and deliver this Agreement and the Ancillary Documents or any documents contemplated thereby, and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Ancillary Documents and transactions or documents contemplated thereby by all necessary corporate, limited liability company or partnership action, as the case may be. Each Evergreen Party has all power and authority necessary to carry on its business as now conducted in each jurisdiction where such business is now conducted.

3.2 Authorization; Binding Obligation. This Agreement has been duly executed and delivered by each Evergreen Party and constitutes the valid and legally binding obligation of each Evergreen Party. Each Ancillary Document to be executed by an Evergreen Party will have been duly executed and delivered by such Evergreen Party at the Closing and shall constitute the valid and legal binding obligations of such Evergreen Party.

3.3 No Violations.

(a) The execution, delivery and performance of this Agreement and the Ancillary Documents by each Evergreen Party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a breach or violation of any provision of the articles of incorporation, bylaws, limited liability company agreement or other governing document of such Evergreen Party, (ii) result in a material violation of any Law applicable to such Evergreen Party or the assets of such Evergreen Party, (iii) violate or result in a breach of or constitute an event of default (or an event which might, upon the passage of time or the giving of notice, or both, constitute an event of default) under any provision of, result in acceleration or cancellation of any obligation under, or give rise to a right by any Person to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, Permit or License, material lease, agreement, Contract, instrument, or other material arrangement or commitment which relates to the business of such Evergreen Party, the Assumed Obligations or the Purchased Assets, (iv) violate any order, judgment, decree, of any court or any rule or regulation of any governmental agency or body, (A) having jurisdiction over such Evergreen Party or any of its Assets, and (B) having jurisdiction over the business of any Evergreen Party or the Purchased Assets, or (v) violate any lease or Permitted Encumbrance.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required by any Evergreen Party in connection with the execution and delivery of this Agreement and the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby except as set forth on the Schedule of Consents.

3.4 Financial Statements. To the actual knowledge of the Evergreen Parties, the Financial Statements have been prepared from and are in all material respects in accordance with the books and records of the Evergreen Parties and fairly present in all material respects, the financial condition, assets and liabilities of the Evergreen Parties or the owners of the Properties, as the case may be, as of their dates and the results of operations of the Evergreen Parties for the periods then ended.

3.5 Intentionally Omitted.

3.6 FF&E. To the actual knowledge of the Evergreen Parties, the FF&E is in good operating condition, free of any defects (except those resulting from normal wear and operation) and free and clear of any Encumbrances.

3.7 Permits and Licenses. To the actual knowledge of the Evergreen Parties, there are no Permits and Licenses or other consents or authorizations necessary to carry on the business of the Evergreen Parties and the Purchased Assets as will be conducted or utilized by the American Spectrum Parties immediately after Closing, which are required by any Law. To the actual knowledge of the Evergreen Parties, each Evergreen Party has all Permits and Licenses or other consents or authorizations necessary to carry on its business as is currently being conducted by such Evergreen Party or as will be conducted by the American Spectrum Parties immediately after the Closing. To the actual knowledge of the Evergreen Parties, each Evergreen Party is and has been in compliance with such Permits and Licenses or other consents or authorizations and all such Permits and Licenses or other consents or authorizations are readily transferable to the American Spectrum Parties. To the actual knowledge of the Evergreen Parties, no event has occurred or circumstance exists that is reasonably likely to (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any such Permits and Licenses.

3.8 Compliance with Laws and Litigation. With respect to the business of the Evergreen Parties and the Purchased Assets as are currently being conducted and utilized by the Evergreen Party, to the actual knowledge of the Evergreen Parties, each Evergreen Party is in compliance with all applicable Laws. There are no actions, suits, proceedings or governmental investigations pending or threatened against any Evergreen Party with respect to the business of any such Evergreen Party, the Purchased Assets or any Property.

3.9 Agreements.

(a) To the actual knowledge of the Evergreen Parties, true and complete copies of the Contracts listed together with all amendments and supplements thereto and all waivers of any material terms thereof, have been delivered to American Spectrum. Each of such

Contracts is valid, binding and enforceable against the applicable Evergreen Party and the other parties thereto, in accordance with its terms, and is in full force and effect.

(b) To the actual knowledge of the Evergreen Parties, each of the other parties to the Contracts has performed in all material respects all obligations required to be performed by it under, and is not in default in any material respect under, any of such Contracts, and no event has occurred which, with notice or lapse of time, or both, would constitute such a default.

(c) To the actual knowledge of the Evergreen Parties, no Evergreen Party has received any written claim from any other party to any Contract that any Evergreen Party has breached any obligations to be performed by it thereunder, or is otherwise in default or delinquent in performance thereunder.

(d) To the actual knowledge of the Evergreen Parties, none of the Contracts contain provisions relating to agreements not to compete that bind any Evergreen Party which affect or restrict the conduct of the business of the Evergreen Parties as currently conducted by Evergreen Parties or could reasonably be expected to affect or restrict the conduct of any such business, as currently conducted or may be conducted, by any American Spectrum Party after the Closing.

3.10 Tax Matters.

(a) Every Evergreen Party has (i) filed all Returns required to be filed with respect or relating to, in connection with or arising out of its business or the Purchased Assets and each Return is true, complete and accurate, (ii) timely paid all Taxes with respect or relating to, in connection with or arising out of its business or the Purchased Assets, and (iii) provided for, on its books of account and related records, liability for all other current Taxes not yet paid with respect to, or in connection with or arising out of its business or the Purchased Assets. No Evergreen Party has received from any Governmental Authority any written notice of proposed adjustment, deficiency or underpayment of Taxes with respect to, or in connection with or arising out of its business or the Purchased Assets, which notice has not been satisfied by payment or been withdrawn, and there are no claims that have been asserted or threatened in writing relating to such Taxes against any Evergreen Party .

(b) There are no liens with respect to Taxes upon the business of an Evergreen Party or the Purchased Assets.

(c) There is no action, suit, proceeding or claim currently pending regarding Taxes with respect to any Evergreen Party in connection with the Purchased Assets. No Return of any Evergreen Party is being examined by, and no written notification of intention to examine has been received from, any Governmental Authority. No Evergreen Party has been notified of any issue raised by any Governmental Authority in connection with any Return with respect to Taxes of an Evergreen Party currently pending. No presently effective waiver or extension of any statute of limitation with respect to Taxes has been given by or requested from any Evergreen Party. The Evergreen Parties have delivered to American Spectrum true and complete copies of all Tax Returns filed by the Evergreen Parties in each of the three most recent fiscal years ending prior to the date of this Agreement and copies of all communications with any

authority responsible for the administration of Taxes so far as they may relate to any audit, examination or similar proceeding related to Taxes.

(d) There is no ruling issued to any Evergreen Party (or closing agreement to which it is a party) concerning Taxes from (or with) any Governmental Authority which would have continuing material effect on the business of any Evergreen Party or the Purchased Assets after the Closing Date.

(e) There is no lien or security interest in favor of any Governmental Authority on any of the assets of any Evergreen Party that arose in connection with the failure (or alleged failure) to pay any Tax except for customary liens for current Taxes not yet due and payable.

(f) Each Evergreen Party has withheld and deposited all Taxes required to be withheld and deposited with respect to payments made to employees and other persons.

3.11 Intangible Property.

(a) To the actual knowledge of the Evergreen Parties, true and complete copies of all of the Intangible Property relating to and necessary to utilize the Purchased Assets and relating to and necessary to the conduct of the business of the Evergreen Parties prior to the Closing Date has been delivered to American Spectrum.

(b) To the actual knowledge of the Evergreen Parties, no Evergreen Party nor any of its Affiliates has interfered with, infringed upon, misappropriated, or otherwise violated any intellectual property rights of third parties, and no Evergreen Party nor any of its Affiliates has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that an Evergreen Party must license or refrain from using any Intangible Property). To the actual knowledge of the Evergreen Parties, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with or violated any Intangible Property.

(c) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand about which Evergreen Parties has received notice is pending, or threatened, which challenges the legality, validity, or enforceability of the underlying item created under the Intangible Property.

3.12 Books and Records. To the actual knowledge of the Evergreen Parties, the books and records of each Evergreen Party and all other documents which are listed on the Due Diligence Checklist and which have been delivered to American Spectrum are complete and correct in all material respects.

3.13 Disclosure. To the actual knowledge of the Evergreen Parties, the representations, warranties and statements contained in this Agreement and the Ancillary Documents and in the certificates, exhibits and schedules delivered by each Evergreen Party to any American Spectrum Party pursuant to this Agreement or an Ancillary Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations,

warranties or statements not misleading in light of the circumstances under which they were made.

3.14 Brokerage Commissions. No Evergreen Party has taken any action that would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

3.15 Terrorism. Each Evergreen Party and each Person owning a direct or indirect interest in each Evergreen Party: (i) is not currently identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control (currently is accessible through the internet website at www.treas.gov/ofac/t11sdn.pdf) or any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Laws (or if such list does not exist, the similar list then being maintained by the United States), including trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States; (ii) is not a Person subject to any trade restriction, trade embargo, economic sanction or other prohibition under federal law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Action, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder; and (iii) is not in violation of Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and the Uniting and Strengthening America by Providing Appropriate Tools Required in Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), with the result that (A) the investment in the Company (whether directly or indirectly), is prohibited by Law, or (B) this Agreement is in violation of Law.

3.16 Victorville Lease. The Victorville Lease has not been modified, amended or altered in writing or otherwise except as set forth in this Agreement. The Victorville Lease is in full force and effect strictly according to the terms set forth therein and there are no uncured defaults under the Victorville Lease and the landlord has not asserted any claims thereunder.

3.17 Pasadena Lease. The Pasadena Lease has not been modified, amended or altered in writing or otherwise except as set forth in this Agreement. The Pasadena Lease is in full force and effect strictly according to the terms set forth therein and there are no uncured defaults under the Pasadena Lease and the landlord has not asserted any claims thereunder.

3.18 Pasadena Sublease. The Pasadena Sublease has not been modified, amended or altered in writing or otherwise except as set forth in this Agreement. The Pasadena Sublease is in full force and effect strictly according to the terms set forth therein and there are no uncured defaults under the Pasadena Sublease and the subtenant has not asserted any claims thereunder.

3.19 Qualifications of Representations and Warranties.

(a) Knowledge of Evergreen Parties. References to the "actual knowledge of the Evergreen Parties" shall refer only to the actual knowledge of McCarthy, Willgeroth, Thompson and/or Palmer and shall not be construed, by imputation or otherwise, to refer to the knowledge of any other Person or any prior principals of an Evergreen Party, to any property

manager or to any other officers, agents, managers, representatives or employees of an Evergreen Party.

(b) Knowledge of American Spectrum. No claim for a breach of any representation or warranty of an Evergreen Party shall be actionable or payable if such breach was actually known on the Closing Date by William J. Carden and/or Jonathan Brohard based upon disclosure thereof in the Due Diligence Materials.

(c) Consents. No claim for a breach of any representation or warranty of an Evergreen Party shall be actionable or payable if such breach is for the failure to have received a consent to the transfer of any right of the Evergreen Party as of the Closing Date, it being acknowledged that it is anticipated that all such consents shall be sought after the Closing Date pursuant to Section 5.3.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF AMERICAN SPECTRUM PARTIES

American Spectrum Parties, and each of them, jointly and severally, represent and warrant to Evergreen Parties, each of them, that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

4.1 Organization and Authority. American Spectrum is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, American Spectrum Management Co. is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and American Spectrum Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland and each has full organizational power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Ancillary Documents by all necessary organizational action. Each American Spectrum Party has all organizational power and authority necessary to carry on its business as now being conducted.

4.2 Authorization; Binding Obligation. This Agreement and the Ancillary Documents (to the extent it is a Party thereto) have been duly executed and delivered by each American Spectrum Party and are the valid and legally binding obligations of the American Spectrum Parties (as applicable), enforceable against it in accordance with their terms, except applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors' rights and remedies generally and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

4.3 No Violations.

(a) The execution, delivery and performance of this Agreement and the Ancillary Agreements by each American Spectrum Party and the consummation of the transactions contemplated hereby and thereby do not and will not result in a breach or violation of any provision of the organizational documents or other governance document of the American Spectrum Parties.

(b) No consent, approval, order or authorization of or registration, declaration or filing with, any Person is required by any American Spectrum Party in connection with the execution and delivery of this Agreement or the Ancillary Documents (to the extent it is a Party thereto) or the consummation of the transactions contemplated hereby or thereby, except for such consents, approvals, orders or authorizations, registrations, declarations or filings.

ARTICLE V

CERTAIN COVENANTS

5.1 Direct Pay Liabilities. American Spectrum Management Co. agrees to assume and pay the Direct Pay Liabilities set forth on the Schedule of Direct Pay Liabilities directly to the Persons and/or into the accounts set forth on the Schedule of Direct Pay Liabilities. Payment of Two Hundred Thousand Dollars ($200,000) of the Direct Pay Liabilities shall be made by American Spectrum Management Co. to Greenberg Traurig LLP on the Closing Date so long as all bank accounts have been established in the name of American Spectrum Management Co. in accordance with Section 5.2. Payment of the balance of the Direct Pay Liabilities shall be made by American Spectrum Management Co. within forty-eight (48) hours after the business operations of any Evergreen Party located at the Offices of Evergreen have been physically moved to the office of the American Spectrum Parties shown in Section 9.1 and the Offices of Evergreen have been vacated.

5.2 Opening of Bank Accounts/Relocation of Offices. On or prior to the Closing Date, the Parties shall establish and open bank accounts for each of the Properties to be managed by Management Co. under a Contract or Sub-Property Management Agreement. Management Co. shall designate the depository account and the signatories. All amounts being held by an Evergreen Party respecting any Property shall be deposited into such bank accounts prior to the Closing Date. The American Spectrum Parties and the Evergreen Parties shall cooperate to accomplish the foregoing. As soon as possible after the Closing Date, there shall be an accounting respecting all such monies so transferred.

American Spectrum acknowledges and agrees that the Evergreen Realty Group shall not prepare or move its offices in Victorville, California, until February 1, 2010, thereby (a) permitting coordination between the Parties in the preparation and dissemination of federal and state income tax returns (including K-1s) and the quarterly report for the period ending December 31, 2010 to the holders of TIC Interests and (b) providing the Evergreen Parties accommodations to use their efforts to prepare and attempt to obtain the Evergreen Consents and to prepare budgets for the Properties for the 2010 year. The Evergreen Parties and the American Spectrum Parties agree to cooperate with respect to the foregoing.

5.3 Consents. The Evergreen Parties shall use their best efforts to obtain and deliver to American Spectrum, at no cost to the American Spectrum Parties, all of the consents of third Persons which are required to consummate the transactions contemplated by this Agreement (the "Evergreen Consents"), which Evergreen Consents shall (a) be unconditional and irrevocable, (b) contain estoppels required by American Spectrum regarding payment of Fees, defaults (if any), *etc.* and (c) otherwise be in a form satisfactory to American Spectrum. The Evergreen Parties, and each of them, shall promptly prepare the Evergreen Consents and deliver them to American Spectrum for its reasonable approval. After any Evergreen Consent has been approved by American Spectrum, the Evergreen Parties shall solicit the execution and receipt of the Evergreen Consents from the parties to the Contracts, the parties to the TIC Agreements, and any Person whose consent is required to transfer the Licenses and Permits pursuant to Section 5.7. The American Spectrum Parties agree to cooperate with the Evergreen Parties in connection with the preparation and obtaining of the Evergreen Consents.

5.4 Notice to Third Parties. After the Closing and only upon request of American Spectrum, Evergreen Parties agree, in consultation with American Spectrum, to promptly notify such Persons as is designated by American Spectrum of the consummation of the transactions contemplated by this Agreement.

5.5 Confidentiality. Except as and to the extent required by Law, American Spectrum Parties will not disclose or use, and will direct its representatives not to disclose or use to the detriment of the Evergreen Parties any Confidential Information with respect to any Evergreen Party furnished, or to be furnished, by any Evergreen Parties to American Spectrum, or its representatives at any time or in any manner other than in connection with its evaluation of the transaction proposed in this Agreement. Upon the written request of the Evergreen Parties, if this Agreement is terminated, American Spectrum Parties will promptly return to the Evergreen Parties or destroy any Confidential Information in its possession and certify in writing to the Evergreen Parties that it has done so.

5.6 Settlement of Litigation. Subject to Section 8.1, in the event any litigation is commenced by any Person or entity relating to the transactions contemplated by this Agreement, each Party shall have the right, at its own expense, to participate therein, and the other Parties will not settle any such litigation without the consent of such Party, which consent will not be unreasonably withheld.

5.7 Licenses and Permits. If requested by American Spectrum after the Closing Date, the Evergreen Parties shall use all reasonable efforts to transfer to American Spectrum all Permits and Licenses or other consents or authorizations necessary for or used to carry on the business of the Evergreen Parties and the Purchased Assets (including the Properties) as are currently being conducted or utilized by the Evergreen Parties or as will be conducted or utilized by the American Spectrum Parties immediately after the Closing Date.

5.8 Intentionally Omitted.

5.9 Victorville Lease. At the Closing, Evergreen Realty Group shall assign to American Spectrum Management Co. all of Evergreen Realty Group's rights under the Victorville Lease and American Spectrum Management Co. shall assume all obligations of

Evergreen Realty Group under the Victorville Lease which accrue after the Closing Date. Evergreen Realty Group and American Spectrum Management Co. shall each execute and deliver, each to the other, the Victorville Lease Assignment at the Closing.

5.10 Pasadena Lease. At the Closing, Evergreen Realty Group shall assign to American Spectrum Management Co. all of Evergreen Realty Group's rights under the Pasadena Lease and American Spectrum Management Co. shall assume all obligations of Evergreen Realty Group under the Pasadena Lease which accrue after the Closing Date. Evergreen Realty Group and American Spectrum Management Co. shall each execute and deliver, each to the other, the Pasadena Lease Assignment at the Closing.

5.11 Pasadena Sublease. At the Closing, Evergreen Realty Group shall assign to American Spectrum Management Co. all of Evergreen Realty Group's rights under the Pasadena Sublease and American Spectrum Management Co. shall assume all obligations of Evergreen Realty Group under the Pasadena Sublease which accrue after the Closing Date. Evergreen Realty Group and American Spectrum Management Co. shall each execute and deliver, each to the other, the Pasadena Sublease Assignment at the Closing.

5.12 American Spectrum Loan. To the extent the gross revenues of American Spectrum Management Co. are insufficient to pay the ongoing day-to-day operating expenses of American spectrum Management Co., American Spectrum agrees to loan (the "American Spectrum Loan") such amount to American Spectrum Management Co. upon the terms and conditions set forth in this Section 5.11. The American Spectrum Loan shall be advanced from time to time by American Spectrum to American Spectrum Management Co. upon presentation to American Spectrum of a request for such funds specifying the amount of such funds required to be so advanced and the operating costs and expenses American Spectrum Management Co. which will be paid with such funds. Payment of the American Spectrum Loan shall be evidenced by the American Spectrum Note which American Spectrum Note shall be delivered at the Closing by American Spectrum Management Co. to American Spectrum. The American Spectrum Note shall (a) bear simple interest at the rate of five percent (5%) per annum, compounded annually, (b) be repaid from the first cash available of American Spectrum Management Co., (c) be due and payable in full ten (10) years after the Closing Date and (d) be on such other terms and conditions as are set forth in the American Spectrum Note. In no event shall American Spectrum be required to advance to American Spectrum Management Co. more than Two Million Dollars ($2,000,000) pursuant to the American Spectrum Loan.

5.13 Recapitalization and Renovation of Properties. American Spectrum agrees to use its reasonable commercial efforts to raise new capital from public and/or private sources for the purpose, *inter alia*, of providing funds to recapitalize and/or renovate the Properties (the "Restructuring"). American Spectrum shall work diligently to identify such third parties and to structure a contractual relationship to access the necessary capital to effect the Restructuring. The exact amount, structure, terms and conditions of the Restructurings shall be determined by American Spectrum on a Property-by-Property basis. However, in connection with any Restructuring, it is anticipated that each new investment shall be entitled to a priority return thereof and preferred return thereon and otherwise be on such terms and conditions acceptable to the applicable capital provider and the owners of the applicable Property.

5.14 Deferred Payments. American Spectrum Management Co. agrees that fifty percent (50%) of the actual amounts of Deferred Payments (after deducting therefrom any cost of collection) received by American Spectrum Management Co. shall be paid to McCarthy within ten (10) days after the end of the month during which American Spectrum Management Co. receives such Deferred Payments. American Spectrum Management Co. reserves the right to defer, discount, subordinate, forgive or otherwise modify any Deferred Payments without the approval or consent of McCarthy.

ARTICLE VI

EMPLOYEES

6.1 Employee Matters.

(a) The Evergreen Parties have provided American Spectrum with information regarding each Employee, including information regarding such Employee's position, title, remuneration (including any scheduled salary or remuneration increases), and date of employment of such Employee. Each Evergreen Party has complied in all material respects with all requirements of Law pertaining to the employment of Employees, including those relating to prices, wages, hours, employment practices, sexual harassment, discrimination, labor relations, collective bargaining, and operation of its business and is not liable for any arrears of wages or any Tax or penalty for failure to comply with any of the foregoing.

(b) At the present time and during the past three years, (i) no unfair labor practice complaint or charge against any Evergreen Party has been brought before, or threatened by, the National Labor Relations Board or any other government agency or any court; (ii) there has not occurred or been threatened any labor strike, dispute, picketing, slowdown, stoppage, or other similar labor activity against or involving any Evergreen Party; (iii) no Evergreen Party has been party to any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent, or attempting to represent any employee; (iv) no Evergreen Party has been a party to, or affected by or threatened with, any union organizing or election activity or any dispute or controversy with a union involving the Employees; (v) no Evergreen Party has been affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of any Evergreen Party; (vi) no Evergreen Party has experienced any material labor difficulty; and (vii) no Evergreen Party has any knowledge that its relations with its employees is other than satisfactory.

(c) Each Evergreen Party maintains policies on the proper classification for all employees, leased employees, consultants and independent contracts or for all purposes (including for all Tax purposes).

(d) No American Spectrum Party will be obligated to make any payments that, separately or in the aggregate (whether in connection with any termination of employment or otherwise) would result in "excess parachute payment" within the meaning of section 280G of the Code with respect to any Transferred Employee.

(e) No Evergreen Party is a party to or bound by any written or oral:

(i) collective bargaining agreements; employment agreements; consulting, advisory, or service agreements; deferred compensation agreements; confidentiality agreements; noncompetition agreements; termination agreements; severance agreements; retention agreements; change of control agreements; or similar agreements or policies; or

(ii) stock option, stock appreciation, restricted stock, phantom stock, stock purchase, bonus, or other incentive plans or agreements.

(f) The consummation of the transactions contemplated by this Agreement, either alone or in conjunction with subsequent events, will not entitle any Employee to severance pay.

6.2 Future Employment of Employees.

(a) At the Closing, American Spectrum Management Co., shall continue the employment to each Employee for the same compensation and upon the same terms and conditions as such Employee is employed by the Evergreen Parties to the extent disclosed in writing as part of the Due Diligence Materials. American Spectrum Management Co. shall assume responsibility for the payment of any employee benefits or entitlements, including severance pay, accrued vacation, sick or holiday pay as a result of the consummation of the transactions contemplated hereby to the extent the same are disclosed in writing as part of the Due Diligence Materials. American Spectrum Management Co. shall have no obligation to continue the employment of any Employee or be responsible for any compensation or benefits due any Employee after March 15, 2010.

(b) At the Closing, American Spectrum Management Co. shall enter into an Employment Agreement (the "Employment Agreement") with Thompson. The Employment Agreement shall (a) be for a term of six (6) months following the Closing Date but provide for automatic one (1) year extensions unless a party thereto elects not to renew the term by providing the other party notice of such election at least ninety (90) days prior to the expiration of the term, and (b) provide for market compensation based upon the services to be rendered to American Spectrum by Thompson, which services and compensation shall be determined prior to the Closing. In addition, McCarthy and Willgeroth each agree to consult with American Spectrum Advisors on matters relating to the Purchased Assets and other matters. The terms, conditions and compensation ("Consulting Fees") for any such consulting services shall be determined by American Spectrum Advisors and McCarthy and Willgeroth, respectively, as they determine in their sole discretion.

6.3 Employee Plans. The American Spectrum Parties shall not be obligated to assume, continue or maintain any of the Employee Plans of any Evergreen Party. No assets or liabilities of such Employee Plans shall be transferred to, or assumed by, the American Spectrum Parties or the Evergreen Parties' Employee Plans. The Evergreen Parties shall be responsible for funding and/or payment any benefits under any such Employee Plans, including any termination

benefits and other Employee entitlements accrued under such Employee Plans by or attributable to Employees of the Evergreen Parties prior to the Closing Date.

ARTICLE VII

CLOSING

7.1 Conditions Precedent to American Spectrum Parties' Obligation. The American Spectrum Parties' obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of each of the following conditions, any one or more of which may be waived in writing by American Spectrum:

(a) Performance. Each Evergreen Party shall have performed in all material respects its agreements and covenants contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of each of the Evergreen Parties contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date.

(b) Certificate of Evergreen Parties. Evergreen Realty Group shall have delivered to American Spectrum a certificate dated as of the Closing Date, in form and substance reasonably satisfactory to American Spectrum certifying that: (i) attached thereto is a complete and correct copy of resolutions adopted by the Board of Directors, Managing Member or other appropriate authority of each of the Evergreen Parties authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents, and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date thereof; (ii) that the Persons named therein are duly elected, qualified and acting Person(s) of such Evergreen Party and that set forth therein is a genuine signature or true facsimile thereof for each such Person ; and (iii) attached thereto is a complete and correct copy of resolutions adopted by the shareholders or members of such Evergreen Party entitled to vote, authorizing and approving the transaction described in this Agreement via written consent and dated on or before the Closing Date, and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date thereof.

(c) Certificate of Good Standing of the Evergreen Parties. Each Evergreen Party shall have delivered to American Spectrum a certificate of good standing dated not more than twenty (20) days before the Closing Date, certifying that such Evergreen Party is an entity in good standing in the jurisdiction of its organization.

(d) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or which would materially limit or adversely affect the American Spectrum Parties ownership or control of any of the Purchased Assets, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or Governmental Authority or other regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

(e) Absence of Material Adverse Effect. After the date hereof, there shall not have occurred nor shall there exist any event or condition, which individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect.

(f) Approval of Board of Directors of American Spectrum. The Board of Directors of American Spectrum shall, in its sole discretion, have approved the terms and provisions of this Agreement on or prior to the Closing Date.

7.2 Conditions Precedent to Evergreen Parties' Obligation. Each Evergreen Party's obligation to consummate the transactions contemplated hereby shall be subject to the fulfillment of each of the following conditions, any one or more of which may be waived in writing by Evergreen Realty Group:

(a) Performance. Each American Spectrun Party shall have performed in all material respects its agreements and covenants contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of each American Spectrum Party contained in this Agreement shall be true and correct in all material respects.

(b) Certificate of American Spectrum Party. American Spectrum shall have delivered to the Evergreen Parties a certificate dated as of the Closing Date, in form and substance reasonably satisfactory to American Spectrum certifying that: (i) attached thereto is a complete and correct copy of resolutions adopted by the Board of Directors, Managing Member or other appropriate authority of each of the American Spectrum Parties authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents, and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date thereof; (ii) that the Persons named therein are duly elected, qualified and acting Person(s) of such American Spectrum Party and that set forth therein is a genuine signature or true facsimile thereof for each such Person ; and (iii) attached thereto is a complete and correct copy of resolutions adopted by the shareholders or members of such American Spectrum Party entitled to vote, authorizing and approving the transaction described in this Agreement via written consent and dated on or before the Closing Date, and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date thereof.

(c) Certificate of Good Standing of the American Spectrum Parties. Each American Spectrum Party shall have delivered to the Evergreen Parties a certificate of good standing dated not more than twenty (20) days before the Closing Date, certifying that such Evergreen Party is an entity in good standing in the jurisdiction of its organization.

(d) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby and there shall not have been threatened, nor shall there by pending, any action or proceeding by or before any court or Governmental Authority or other regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

7.3 Closing Deliveries.

(a) Deliveries by American Spectrum. American Spectrum hereby covenants and agrees to deliver, or cause to be delivered, to the Evergreen Realty Group (unless otherwise provided) at the Closing the following instruments and documents:

(i) Employment Agreement. At least two (2) counterpart originals of the Employment Agreement duly executed by American Spectrum Management Co.

(ii) General Assignment. At least two (2) counterpart originals of each General Assignment to be executed by an Evergreen Party duly executed by American Spectrum Management Co.

(iii) Assignment of Victorville Lease. At least two (2) counterpart originals of the Assignment of Victorville Lease duly executed by American Spectrum Management Co.

(iv) Assignment of Pasadena Lease. At least two (2) counterpart originals of the Assignment of Pasadena Lease duly executed by American Spectrum Management Co.

(v) Assignment of Pasadena Sublease. At least two (2) counterpart originals of the Assignment of Pasadena Sublease duly executed by American Spectrum Management Co.

(vi) American Spectrum Note. One (1) original of the American Spectrum Note duly executed by American Spectrum Management Co. which shall be delivered to American Spectrum.

(vii) Purchase Note. One (1) original of the Purchase Note duly executed by American Spectrum Management Co.

(viii) Purchase Pledge Agreement. At least two (2) counterpart originals of the Purchase Pledge Agreement duly executed by American Spectrum Management Co.

(ix) Certificate. At least one (1) counterpart original of the Certificate referenced in Section 7.1(b) duly executed by American Spectrum Management Co.

(x) Good Standing Certificates. A Good Standing Certificate for each of the American Spectrum Parties as required by Section 7.1(c).

(xi) Sub-Property Management Agreement. At least two (2) counterpart originals of each Sub-Property Management Agreement to be executed by American Spectrum Management Co. with respect to each Property which is the subject of the Management Agreement.

(xii) Assignment of Contracts. At least two (2) counterpart originals of each Assignment of Contract to be executed by American Spectrum Management Co. with respect to each Property which is the subject of the Management Agreement. .

(b) Deliveries by the Evergreen Realty Group. Subject to Section 2.3(b), Evergreen Realty Group hereby covenants and agrees to deliver, or cause to be delivered, to American Spectrum on the Closing Date the following instruments and documents:

(i) Thompson Employment Agreement. At least two (2) counterparts of the Employment Agreement to which American Spectrum Management Co. and Thompson are to be parties, duly executed by Thompson.

(ii) General Assignment. At least (2) counterpart originals of the General Assignment duly executed by each Evergreen Party who owns any Intangible Property.

(iii) Assignment of Victorville Lease. At least two (2) counterpart originals of the Assignment of Victorville Lease duly executed by Evergreen.

(iv) Assignment of Pasadena Lease. At least two (2) counterpart originals of the Assignment of Pasadena Lease duly executed by Evergreen.

(v) Assignment of Pasadena Sublease. At least two (2) counterpart originals of the Assignment of Pasadena Sublease duly executed by Evergreen.

(vi) Purchase Pledge Agreement. Two (2) counterpart originals of the Purchase Pledge Agreement duly executed by Evergreen.

(vii) Bill of Sale. Original of the Bill of Sale duly executed by each Evergreen Party having title to FF&E.

(viii) Contract Assignment. Two (2) counterparts of the a Contract Assignment duly executed by each Evergreen Party who is a party to a Contract.

(ix) General Assignment. Two (2) counterpart originals of a General Assignment duly executed by each Evergreen Party who owns Intangible Property.

(x) FIRPTA Certificate. One (1) original of the FIRPTA Certificate duly executed by each Evergreen Party.

(xi) TIC Conveyancing Documents. One (1) counterpart of the TIC Conveyancing Documents duly executed by each Evergreen Party who owns a TIC Interest.

(xii) Certificate. At least one (1) counterpart original of the Certificate referenced in Section 7.2(b), duly executed by Evergreen Realty Group.

(xiii) Good Standing Certificates. At least one (1) original Good Standing Certificate for each of the Evergreen Parties as required by Section 7.2(b).

(xiv) Sub-Property Management Agreement. At least two (2) counterpart originals of each Sub-Property Management Agreement to be executed by the applicable Evergreen Party with respect to each Property which is the subject of a Management Agreement.

ARTICLE VIII

INDEMNIFICATION AND SURVIVAL

8.1 Indemnification and Survival of Representations and Warranties and Covenants.

(a) All representations and warranties of the Evergreen Parties and American Spectrum Parties shall survive the execution and delivery hereof and the Closing hereunder, and all such representations and warranties shall thereafter terminate and expire with respect to any theretofore unasserted claim on the fourth (4th) anniversary of the date of this Agreement (and no claim for indemnification shall thereafter be made arising from any breaches of any such representations and warranties). In the event notice of any claim for indemnification for a breach of a representation or warranty pursuant to this Section 8.1 shall have been given within the survival period, such representation or warranty that is the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

(b) The American Spectrum Parties, jointly and severally, and the Evergreen Parties, jointly and severally, (an "Indemnifying Person") agree to indemnify, defend and hold the other and their respective partners, members, affiliates, officers, directors, employees, representatives and agents (such other party and each of the foregoing persons or entities is hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") harmless from any and all Damages which an Indemnified Person may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach of any representation or warranty of Indemnifying Person for such period of survival as provided in Section 8.1(a); and (ii) the nonfulfillment of any unwaived covenant or agreement of Indemnifying Persons contained in this Agreement or in any document or other writing delivered by an Indemnifying Person pursuant to this Agreement. No Indemnified Person shall have the right to assert any right of indemnification pursuant to clause (i) or (ii) of this Section 8.1(b) after the survival date set forth in Section 8.1(a).

(c) The Evergreen Parties, jointly and severally, further agree to indemnify each American Spectrum Party for any and all Damages arising out of, related to or resulting from (i) the Excluded Liabilities, (ii) any claim by Palmer, Thomas and/or and Artesia Mortgage for any matter whatsoever which arises or accrues prior to the Closing Date and (iii) any other indemnification provided an American Spectrum Party by any Evergreen Party pursuant to this Agreement.

(d) In the event that any Indemnified Person incurs or suffers any Damages with respect to which indemnification may be sought pursuant to this Section 8.1, the

Indemnified Party must assert the claim by giving to the Indemnifying Party written notice stating the nature, basis and amount, if known, of the claim ("Claim Notice"). Within ten (10) days of receipt of the Claim Notice ("Response Period"), the Indemnifying Person shall respond to the Indemnified Person in writing to accept the claim or to dispute the claim, in which event such response shall provide reasonable detail of any allegations in the Claim Notice that are disputed. In the event that the Indemnifying Party fails to respond within the thirty-day period or elects not to dispute the Claim Notice, then such claim shall conclusively be deemed to be an obligation of the Indemnifying Party and shall be paid in full within ten (10) days following the end of the Response Period; provided, however, if the Indemnifying Party is an Evergreen Party, then such claim may be included in the Offset Amount.

ARTICLE IX

MISCELLANEOUS

9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) one Business Day after delivery to Federal Express or other nationally recognized overnight express carrier, if sent for overnight delivery with fee prepaid, (ii) upon receipt if sent via facsimile with receipt confirmed, or (iii) upon receipt if delivered by hand, addressed as follows or to such other address or addresses of which the respective party shall have notified the other:

If to the Evergreen Parties, to: Evergreen Realty Group LLC
225 South Lake Avenue, Suite 630
Pasadena, California 91101
Fax No.: (626) 568-1416

With a copy to: Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612
Attn: Raymond Lee, Esq.
Telephone No.: (949) 732-6500
Fax No.: (949) 732-6501
E-mail: LeeR@gtlaw.com

If to American Spectrum Parties, to: American Spectrum Realty, Inc.
2401 Fountain View, Suite 510
Houston, TX 77057
Telephone No.: (713) 706-6278
E-mail: jcarden@americanspectrum.com

With a copy to: American Spectrum Realty Advisors
American Spectrum Management Co.
7700 Irvine Center Drive, Suite 780
Irvine, CA 92618
Attn: Jonathan Brohard
Telephone No.: (949) 753-7120
Fax No.: (949) 753-5874
E-mail: jbrohard@americanspectrum.com

With a copy to: Allen Matkins Leck Gamble Mallory & Natsis
515 S. Figueroa St., 9th Floor
Los Angeles, CA 90071
Attn: Michael L. Matkins, Esq.
Telephone No.: (213) 955-5522
Fax No.: (213) 620-8816
E-mail: mmatkins@allenmatkins.com

9.2 Expenses. Except as otherwise provided in this Agreement, each Party will bear all the fees, costs and expenses which are incurred by it in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

9.3 Entire Agreement. The agreement of the parties, which is comprised of this Agreement and the Schedules hereto and the documents referred to herein, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, including the MOU. All Exhibits and Schedules referred to in this Agreement shall be attached hereto and are incorporated herein by reference.

9.4 Assignment; Binding Effect; Severability. This Agreement may not be assigned by any Party without the written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to any party, in which event the parties shall use best efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

9.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE

INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.6 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each of the parties agrees to accept and be bound by facsimile signatures hereto.

9.7 Public Announcement. No Evergreen Party, without the approval of American Spectrum, nor any American Spectrum Party, without the approval of the Evergreen Group, shall make any press release or other public announcement concerning the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case such party shall use its best efforts to advise the other parties thereof and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to (a) implement the provisions of this Agreement, or (b) comply with accounting, securities laws and Securities and Exchange Commission disclosure obligations.

9.8 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall, (a) confer on any Person other than the parties hereto and its successors or permitted assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

9.9 Further Assurances. Each Party shall cooperate and take such action as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

9.10 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) reference to any Article or Section means such Article or Section hereof. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of

the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

9.11 Amendments. No amendments, or variations of the terms or conditions of this Agreement shall be valid unless made in writing signed by American Spectrum and Evergreen Realty Group.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

EVERGREEN PARTIES:

Evergreen Income & Growth REIT, Inc., a Virginia corporation

By: [signature]
Name:
Title: President

Evergreen Realty Group, LLC, a Delaware limited liability company

By: [signature]
Name: Luke V. McCarthy
Title:

Evergreen Realty Advisors, Inc., a California corporation

By: [signature]
Name: Luke V. McCarthy
Title:

Evergreen Realty Property Management LLC, a limited liability company

By:
Name:
Title:

Real Property Systems Inc., a corporation

By:
Name:
Title:

[signature]
Luke McCarthy

Carl Willgeroth

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

EVERGREEN PARTIES:

Evergreen Income & Growth REIT, Inc., a Virginia corporation

By: ____________________
Name: ____________________
Title: ____________________

Evergreen Realty Group, LLC, a Delaware limited liability company

By: ____________________
Name: ____________________
Title: ____________________

Evergreen Realty Advisors, Inc., a California corporation

By: ____________________
Name: ____________________
Title: ____________________

Evergreen Realty Property Management LLC, a limited liability company

By: ____________________
Name: ____________________
Title: ____________________

Real Property Systems Inc., a corporation

By: [signature]
Name: Michael Palmer
Title: President

____
Luke McCarthy

____
Carl Willgeroth

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

EVERGREEN PARTIES:

Evergreen Income & Growth REIT, Inc., a Virginia corporation

By: ______________________________
Name: ____________________________
Title: ____________________________

Evergreen Realty Group, LLC, a Delaware limited liability company

By: ______________________________
Name: ____________________________
Title: ____________________________

Evergreen Realty Advisors, Inc., a California corporation

By: ______________________________
Name: ____________________________
Title: ____________________________

Evergreen Realty Property Management LLC, a limited liability company

By: ______________________________
Name: ____________________________
Title: ____________________________

Real Property Systems Inc., a corporation

By: ______________________________
Name: ____________________________
Title: ____________________________

____
Luke McCarthy

____
Carl Willgeroth

Tracy Thompson

Michael Palmer

AMERICAN SPECTRUM PARTIES:

American Spectrum Management Co., a Delaware limited liability company

By: ______________________
Name: ______________________
Title: ______________________

American Spectrum Realty, Inc., a Maryland corporation

By: ______________________
Name: ______________________
Title: ______________________

Tracy Thompson

Michael Palmer

AMERICAN SPECTRUM PARTIES:

American Spectrum Management Co., a Delaware limited liability company

By: ______________________
Name: ______________________
Title: ______________________

American Spectrum Realty, Inc., a Maryland corporation

By: ______________________
Name: ______________________
Title: ______________________

Tracy Thompson

Michael Palmer

AMERICAN SPECTRUM PARTIES:

American Spectrum Management Co., a Delaware limited liability company

By: ______________________
Name: William J. Carden
Title: President

American Spectrum Realty, Inc., a Maryland corporation

By: ______________________
Name: William J. Carden
Title: President

Tracy Thompson

Michael Palmer

AMERICAN SPECTRUM PARTIES:

American Spectrum Management Co., a Delaware limited liability company

By: ______________
Name: William J. Carden
Title: President

American Spectrum Realty, Inc., a Maryland corporation

By: ______________
Name: William J. Carden
Title: President

EXHIBIT A

AMERICAN SPECTRUM NOTE

PROMISSORY NOTE
$2,000,000

December __, 2009

1. Basic Terms.

1.1. Promise to Pay. AMERICAN SPECTRUM MANAGEMENT CO., a Delaware limited liability company (the "Maker"), having an address at 7700 Irvine Center Drive, Suite 780, Irvine, California 92618, for value received, promises to pay to AMERICAN SPECTRUM REALTY INC., a Maryland corporation, (together with any successor holder or holders of this Promissory Note, the "Holder"), at 2401 Fountain View, Suite 510, Houston, TX 77057, or at such place as the Holder hereof may from time to time designate in writing, the principal sum of up to Two Million Dollars ($2,000,000) or so much whereof as has been advanced by the Holder to the Maker pursuant to Section 5.12 of the Purchase Agreement. This Promissory Note (the "Note") is issued pursuant to that certain Purchase and Sale Agreement by and among the American Spectrum Parties and the Evergreen Parties dated December __, 2009 (the "Purchase Agreement").

1.2. Application of Payments. Except as otherwise provided herein, all payments made on this Note shall be applied in payment of amounts then due on account of principal, interest and any other sums or amounts due under this Note in such order as the Holder shall elect in its sole discretion.

1.3. Maturity. The entire outstanding principal balance of this Note, together with any accrued and unpaid interest and other amounts due hereunder, if not earlier paid or due and payable in accordance with the terms of this Note, shall be due and payable on the date (the "Maturity Date") which is the earlier of (i) December 31, 2019 or (ii) such other date on which the entire outstanding balance of this Note becomes due and payable in accordance with its terms.

1.4. Form of Payment. Any and all payments hereunder shall be made in lawful money of the United States of America by wire transfer of immediately available federal funds in accordance with such wire transfer or other payment instructions as the Holder may designate by written notice thereof delivered by or on behalf of the Holder to the Maker. Until further instructions are given, all payments hereunder shall be made by check of Maker in accordance with the terms of this Note to the Holder at the Holder's address set forth in Section 7.2.

2. Definitions. Capitalized terms used without definition in this Note shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Note, the following terms shall have the meanings indicated or referred to below.

"**Maker**" - See Section 1.1.

"**Default Rate**" - See Section 5.4.

"**Event of Default**" - See Section 5.2.

"**Holder**" - See Section 1.1.

"**Maturity Date**"- See Section 1.3.

"**Note**" - See Section 1.1.

"**Purchase Agreement**" -- See Section 1.1.

3. Interest and Payment.

3.1. Calculation of Interest. The outstanding principal balance of this Note and any and all other amounts owing by the Maker to the Holder under this Note shall bear interest at the rate of five percent (5%) per annum, compounded annually in arrears, or such higher rate as is provided in Section 5.4. Interest provided for in this Section 3.1 shall be calculated on the basis of a three hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months. Interest for any partial month prior to full payment of this Note shall be calculated at a daily rate equal to one three hundred and sixtieth (1/360th) of the applicable rate for the actual number of days in such partial month prior to the full payment of this Note.

3.2. Payments of Interest. Interest shall be payable on the first day of each calendar quarter commencing April 1, 2010.

3.3. Payment Upon Maturity. On the Maturity Date, or such earlier date as the principal balance is paid in full, the Maker shall pay to the Holder all accrued and unpaid interest together with the principal balance of the Note.

3.4. Deferral of Payments. Notwithstanding anything contained in this Note, upon any date that a payment of interest or principal is due under this Note and the Maker does not have sufficient net cash flow to pay its other obligations which are then due, Maker shall apply such net cash flow to pay such other obligations and shall not be required to pay the installment of interest and/or principal which is then due under this Note until such time as Maker has sufficient net cash flow to pay such installment of interest and/or principal due under this Note.

4. Prepayment.

4.1. Prepayment. This Note may be prepaid in whole or part at any time without penalty.

5. **Default**.

5.1. Late Charge. The Maker recognizes that default by the Maker in making the payments herein when due will result in the Holder incurring additional expense and in loss to the Holder of the use of the money due. The Maker agrees that, if for any reason the Maker fails to pay when due any interest or principal due under this Note, the Holder shall be entitled, as damages for the detriment caused thereby, to payment on demand of an amount equal to the lesser of (i) three percent (3%) of such unpaid sum and (ii) the maximum amount permitted by applicable law. The Maker acknowledges that it is difficult and impractical to ascertain the extent of the Holder's actual damages and agrees that the amount provided above is a reasonable estimate of such damages to the Holder.

5.2. Events of Default. Each of the following shall constitute an "Event of Default" under this Note:

(a) failure by the Maker to pay or perform any obligation under this Note when due continuing for more than five (5) days;

(b) the occurrence of any event or circumstance which constitutes a default under the Pledge Agreement.

5.3. Acceleration. While there exists an Event of Default hereunder (including any applicable notice and cure period), the Holder, at its option, by delivery of written notice to the Maker from or on behalf of the Holder, may declare immediately due and payable the entire outstanding balance of this Note, including, without limitation, principal, accrued and unpaid interest and all other amounts due hereunder.

5.4. Interest After Event of Default. Notwithstanding anything to the contrary contained herein, from and after the occurrence of an Event of Default, whether or not all amounts due and payable hereunder are accelerated by the Holder, interest shall accrue on the entire outstanding balance of this Note, including, without limitation, principal and interest at eight percent (8%) per annum, compounded annually, (the "Default Rate") from the date of such Event of Default until (i) all Events of Default are cured if the outstanding balance of this Note has not been accelerated or (ii) the entire outstanding balance of this Note, including, without limitation, principal and all accrued and unpaid interest have been paid in full.

5.5. Waivers by the Maker. Presentment for payment, demand, notice of dishonor, protest, notice of protest, stay of execution and all other suretyship and other defenses to payment generally are hereby waived by the Maker and any guarantor or other person secondarily liable on this Note. No extension or acceptance of payment after expiration of applicable notice and cure, if any, or other indulgence or release of collateral granted from time to time shall be construed as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of any right of the Holder.

6. **Miscellaneous**.

6.1. Governing Law and Severability. This Note shall be governed by, and construed in accordance with, the substantive law of the State of California without regard to the

application of choice of law principles. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect. Subject to the foregoing, it is the express intention of the Maker and the Holder to conform strictly to any applicable usury laws. Accordingly, all agreements between the Maker and the Holder, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the money owed to the Maker under this Note or otherwise advanced, in each case pursuant to the terms of this Note, or for the payment or performance of any covenant or obligation contained herein exceed the maximum amount permissible under applicable law. If, from any circumstance or contingency whatsoever, fulfillment of any provision of this Note at the time performance of such provision shall be due shall involve transcending any limit validly prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and, if from any such circumstance or contingency, the Holder shall ever receive as interest or otherwise an amount which would exceed the maximum rate of interest permitted by applicable law, the amount of such excess shall be applied to a reduction of the indebtedness evidenced by this Note, and not to the payment of interest. If such excessive interest exceeds such indebtedness, the amount of such excessive interest shall be refunded to the Maker. If at any time this Note prescribes a rate of interest in excess of the maximum rate permitted by law, all sums paid or agreed to be paid to the Holder for the use, forbearance or detention of the money delivered to the Maker in exchange for this Note or otherwise advanced, in each case pursuant to the terms of this Note, shall be amortized, prorated, allocated and spread throughout the term of such indebtedness until payment in full, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

6.2. Notices. Any notice, demand or other communication under this Note shall be in writing and shall be deemed delivered on the earlier to occur of (i) receipt or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt, if deposited in a United States Postal Service depository, postage prepaid, sent registered or certified mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to the party to receive the same at the address of such party set forth below.

To the Holder:	American Spectrum Realty Operating Partnership, Ltd. 2401 Fountain View, Suite 510 Houston, TX 77057
To the Maker:	American Spectrum Management Co. 7700 Irvine Center Drive, Suite 780 Irvine, CA 92618 Attention: Jonathan Brohard

Any party may, from time to time, change the address at which such written notices, demands or other communications are to be sent by giving other party written notice of such change addressed in the manner hereinabove provided.

6.3. Costs of Collection and Cure. In the event of any default on the part of the Maker under this Note, whether or not such default constitutes an Event of Default hereunder, the Maker shall pay any and all reasonable out-of-pocket costs incurred by the Holder in connection with the cure of such default and the evaluation of its rights and remedies hereunder and actions taken by or on behalf of the Holder with a view to enforcing the provisions of this Note, whether through the institution of legal proceedings, foreclosure or otherwise. All such amounts shall bear interest at the Default Rate from the date paid by the Holder until payment is made by the Maker to the Holder.

6.4. Time is of the Essence. Time is of the essence with respect to each of the Maker's obligations under this Note.

6.5. Service of Process. The Maker (i) irrevocably submits itself to the jurisdiction of the courts of the State of California and to the jurisdiction of the United States District Court for the Southern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Note or the subject matter hereof brought by the Holder, (ii) waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof or thereof may not be enforced in or by such court, and (iii) consents to service of process by registered mail at the address to which notices are to be given if personal service is not with the exercise of reasonable efforts possible. Final judgment against the Maker in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Maker therein described or in any other manner provided by or pursuant to the laws of such other jurisdiction. The Holder may, at its option, bring suit or institute other judicial proceedings against the Maker or the assets of the Maker in any state or federal court of the United States or in any country or place where the Maker or such assets may be found.

6.6. Amendments and Waivers in Writing. Neither this Note nor any of the terms hereof may be terminated, amended, supplemented, waived, discharged or modified orally, or by any act or failure to act on the part of the Maker or the Holder but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver, discharge or modification is sought. The Holder may accept partial payments of any amounts owing under this Note without waiving any of its rights arising from the Maker's failure to pay the full amount due in a timely fashion.

6.7. No Joint Venture or Partnership. This Note shall not be deemed to create any relationship between the Maker and the Holder other than a debtor-creditor relationship, and in no event shall this Note be deemed to create a joint venture or partnership between the Maker and the Holder.

6.8. Waiver of Jury Trial. The Maker hereby waives trial by jury in any litigation, suit or proceeding in which the Maker and the Holder is involved, in any court with

respect to, in connection with, or arising out of this Note, or the validity, protection, interpretation, collection or enforcement of any of the foregoing.

6.9. Interpretation. Article and Section headings in this Note are for convenience only and shall not be used in interpreting any term, condition or provision of this Note. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Holder" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators. If the Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

6.10. Severability. If any provision of this Note is held by a court of competent jurisdiction to be void or unenforceable in whole or in part, the remaining provisions of this Note shall continue in full force and effect.

IN WITNESS WHEREOF, the Maker has executed this Note as an instrument under seal as of the date and year first above written.

AMERICAN SPECTRUM MANAGEMENT CO.,
a Delaware limited liability company

By: ______________________________
Name: William J. Carden
Title: President

EXHIBIT B

ASSIGNMENT OF CONTRACTS

THIS ASSIGNMENT OF CONTRACTS ("Assignment") is made this ____ day of December, 2009 by and between ________________________ ("Assignor"), and AMERICAN SPECTRUM MANAGEMENT CO., a Delaware limited liability company, ("Assignee").

RECITALS:

A. Pursuant to that certain Purchase Agreement ("Purchase Agreement") by and among The American Spectrum Parties (including Assignee) and The Evergreen Parties (including Assignor) dated December __, 2009, Assignor is required to assign to Assignee all its right, title and interest in and to the Contracts (as defined in the Purchase Agreement) including any Management Agreements, Advisory Agreements and Other Contracts (as defined in the Purchase Agreement).

B. Unless otherwise defined herein, all initially capitalized terms shall have the respective meanings assigned to such terms in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Contracts (including all Fees), including the Contracts described on Exhibit A attached hereto (the "Listed Contracts"), and Assignee hereby accepts such assignment.

The representations and warranties of Assignor included in the Purchase Agreement and the qualifications thereof are incorporated in this Assignment by reference and shall survive the execution and delivery of this Assignment.

Assignor hereby covenants that Assignor will, at any time, and from time to time, upon written request therefor, execute and deliver to Assignee such documents as Assignee may reasonably request in order to fully assign and transfer to and vest in Assignee, and protect Assignee's right, title and interest in and to, the Contracts and the rights of Assignor intended to be transferred and assigned hereby, or to enable Assignee to realize upon or otherwise enjoy such rights in and to the Contracts.

Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Listed Contracts accruing or arising on or after the date of delivery of this Assignment, but not otherwise.

Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor's agents, successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of any breach

by Assignee from and after the date hereof of any of Assignee's obligations under any of the Contracts arising after the date hereof.

Assignor hereby agrees to indemnify and hold harmless Assignee, Assignee's agents, successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of any breach by Assignor of any of Assignor's obligations under any of the Contracts.

Assignor and Assignee acknowledge that the consent of one or more third persons may be required to assign the rights of the Assignor under certain Contracts and that such consent has not yet been obtained. This Assignment shall not be effective until such consent has been obtained and/or waived by any such third person and Assignee shall promptly seek the consent of any such third persons as provided in the Purchase Agreement.

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then, in that event, the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

This Assignment shall be binding upon, and inure to the benefit of, the successors, assigns, nominees, personal representatives, agents, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first written above.

"Assignor"	"Assignee"
____________________	AMERICAN SPECTRUM MANAGEMENT CO., a Delaware limited liability company
By: ____________________	By: ____________________
Name: ____________________	Name: ____________________
Title: ____________________	Title: ____________________

EXHIBIT A

DESCRIPTION OF CONTRACTS

EXHIBIT C

BILL OF SALE

THIS BILL OF SALE ("**Bill of Sale**") is made this __ day of December, 2009 by ____________________, a ________________ ("**Seller**"), in favor of AMERICAN SPECTRUM MANAGEMENT CO., a Delaware limited liability company ("**Buyer**").

W I T N E S S E T H:

Pursuant to that certain Purchase Agreement by and among the Evergreen Parties (including Seller) and the American Spectrum Parties (including Buyer) dated December __, 2009 (the "**Agreement**"), Seller is obligated to transfer to Buyer any and all of its right, title and interest in and to all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and attached to, appurtenant to, located in or used in connection with the operation of Seller's business, including, without limitation, all attachments, appliances, fittings, gas and oil burners, automatic stokers, lighting fixtures, doors, cabinets, partitions, mantles, elevators, electric motors, pumps, screens, flag poles, waste disposal or storage equipment, all sprinklers, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, each with its respective furnaces, boilers, engines, motors, dynamos, radiators, pipe, wiring and other apparatus, vaults, safes, fire prevention and extinguishing equipment, carpets, floor covering, kitchen appliances and antenna (collectively, "**Personal Property**").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer all of the Personal Property.

Seller hereby covenants that Seller will, at any time and from time to time upon written request therefor, execute and deliver to Buyer, Buyer's successors, nominees or assigns, such documents as Buyer or they may reasonably request in order to fully assign and transfer to and vest in Buyer or Buyer's successors, nominees and assigns, and protect Buyer's or their right, title and interest in and to all of the Personal Property and rights of Seller intended to be transferred and assigned hereby, or to enable Buyer, Buyer's successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

The representation and warranties of Seller included in the Purchase Agreement and the qualifications thereof are incorporated in this Bill of Sale by reference and shall survive the execution and delivery of this Bill of Sale.

Seller warrants, and hereby covenants, at Seller's sole cost and expense, to defend Buyer's title to the Personal Property against all lawful claims and demands of all persons or entities whomsoever which may now exist or which may have accrued as of the date of this Bill of Sale. Seller hereby agrees to indemnify and hold Buyer free and harmless from all liabilities,

obligations, damages, causes of action, judgments, costs and expenses (including reasonable attorneys' fees) which Buyer may incur or suffer in connection with any breach by Seller of the preceding warranty and covenant.

This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of this ___ day of December, 2009.

____

EXHIBIT D

FIRPTA CERTIFICATE

NON-FOREIGN CERTIFICATE

TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS

The undersigned ("**Transferor**") hereby certifies to ______________ ("**Transferee**") that withholding of tax under Section 1445 of the Internal Revenue Code of 1954, as amended ("**Code**") will not be required upon the transfer of certain real property to the Transferee.

Transferor hereby certifies to Transferee as follows::

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder).

2. Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Code.

3. Transferor's U.S. employer identification/social security number is ______________________________.

4. The Transferor's business address is ____.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor understands that the Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

Transferor hereby agrees to indemnify, defend and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, actual attorneys' fees and court costs) incurred by the Transferee as a result of any false or misleading statement contained herein.

Under penalty of perjury, Transferor declares that Transferor has examined this Certification and to the best of Transferor's knowledge and belief, it is true, correct and complete, and Transferor further declares that it has authority to sign this document on behalf of the Transferor.

Date: December __, 2009

______________________________,
a ____________________________

By: ______________________________
Name: ______________________________
Title: ______________________________

By: ______________________________
Name: ______________________________
Title: ______________________________

EXHIBIT E

SCHEDULE OF MANAGEMENT AGREEMENTS

1.) Management Agreement dated the 23rd day of February, 2004 by and between Centennial Park Leasing, Inc., a Delaware corporation and Real Property Systems, Inc., a California corporation for management of that certain real property commonly known as Centennial Park Apartments, located in the City of Overland Park, Kansas.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

2.) Management Agreement dated the 20th day of January, 2004 by and between EP Leasing, Inc., a Delaware corporation and Real Property Systems, Inc., a California corporation for management of that certain real property commonly known as Essex Place Apartments, located in the City of Overland Park, Kansas.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

3.) Management Agreement dated the 28th day of November, 2007 by and between Muirwood Village Acquisitions, LLC, a Delaware limited liability company, and Muirwood Village Investors, LLC, a Delaware limited liability company (together with any successors or assigns, the "Tenants in Common") and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property commonly known as Muirwood Village Apai talents located in the City of Zanesville, OH.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

4.) Management Agreement dated the 26th day of October, 2007, between Ohio II Acquisitions, LLC, a Delaware limited liability company, and Ohio II Investors, LLC, a Delaware limited liability company (together with any successors or assigns, the "Tenants in Common") and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property commonly known as the Residences at Newark, in the City of Newark, OH, and the Sheffield at Sylvon, in the City of Circleville, OH.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

5.) Property Management Agreement dated the 10th day of June, 2004 between Pavilions Acquisitions, LLC, a Delaware limited liability company, and Pavilions Investors, LLC, a Delaware limited liability company, together with any successors or assigns, the "Tenants in Common" and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in Albuquerque, New Mexico, commonly known as The Pavilions Apartments.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company

("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

6.) Property Management Agreement dated 2004 between Pinecrest Acquisitions, LLC, a Delaware limited liability company, and Pinecrest Townhomes Investors, LLC, a Delaware limited liability company, together with any successors or assigns, the "Tenants in Common," and Real Property Systems, Inc. for management of that certain real property and improvements in Olathe, Kansas, commonly known as Pinecrest Townhomes.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

7.) Management Agreement by and between Pinnacle Woods Leasing, Inc., a Delaware corporation and Real Property Systems, Inc., a California corporation for management of that certain real property commonly known as Pinnacle Woods Apartments, located in the City of Lawrence, Kansas.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

8.) Management Agreement dated the 23rd day of February, 2004 by and between Town Center Leasing, Inc., a Delaware corporation, and Real Property Systems, Inc., a California corporation for management of that certain real property commonly known as Town Center Apartments, located in the City of Overland Park, Kansas.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability

company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

9.) Management Agreement dated the 29th day of July, 2003 by and between WildOak Leasing, Inc., a Missouri corporation and Real Property Systems, Inc., a California corporation for management of that certain real property commonly known as WildOak Apartment Homes, consisting of 348 apartment community, located at 7987 N. Flintlock Road, Kansas City, MO.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

10.) Management Agreement dated February 2006 by and between Campus Court TIC 1, LLC, Campus Court TIC 2, LLC, Campus Court TIC 3, LLC, Campus Court TIC 4, LLC, Campus Court TIC 5, LLC, each a Delaware limited liability company, (together with any successors or assigns, the "Tenants in Common") and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property commonly known as Campus Court located in the City of Cedar Falls, IA.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

11.) Management Agreement dated the 22nd day of December, 2004 by and between Casa Bandera Leasing, Inc., a Delaware corporation and Real Property Systems, Inc., a California corporation for management of that certain real property commonly known as Casa Bandera Apartments, located in the City of Las Cruses, New Mexico.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

12.) Management Agreement dated 2007, between College Park Acquisitions, LLC, a Delaware limited liability company, and College Park Investors, LLC, a Delaware limited liability company (together with any successors or assigns, the "Tenants in Common"), and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property commonly known as College Park Student Apartments) located in the City of Cedar Rapids, IA.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen, Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

13.) Intentionally Omitted.

14.) Intentionally Omitted.

15.) Property Management Agreement dated the 29th day of April, 2005 between University Canyon Apartments - Austin Acquisitions, LP, a Delaware limited partnership, and University Canyon Apartments - Austin Investors, LP, a Delaware limited partnership, together with any successors or assigns, the "Tenants in Common," and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in Austin, Texas commonly known as University Canyon Apartments assigned to Real Property Systems - Texas, LP, a Texas limited partnership pursuant to the Assignment and Assumption of Property Management Agreement made to be effective as of May 2, 2005 between Real Property Systems, Inc., a California corporation and Real Property Systems - Texas, LP, a Texas limited partnership.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

16.) Property Management Agreement dated the 10th day of November, 2004 between Fulton Avenue Commons Acquisitions, LLC, a Delaware limited liability company, and Fulton Avenue Commons Investors, LLC, a Delaware limited liability company, together with any successors or assigns, the "Tenants in Common," and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in Minneapolis, Minnesota, previously known as Jefferson Commons, now known as University Commons Apartments.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

17.) Property Management Agreement dated the 8th day of December, 2005 between Fountains Club Lubbock Acquisitions, LP, a Delaware limited partnership, and Fountains Club Lubbock Investors, LP, a Delaware limited partnership, together with any successors or assigns, the "Tenants in Common," and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in Lubbock, Texas, commonly known as University Fountains Lubbock Apartments.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company

("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

18.) Management Agreement dated the 30th day of December, 2004 by and between University Commons Auburn Leasing, Inc., a Delaware corporation and Real Property Systems, Inc., a California corporation for management of that certain real property commonly known as University Commons Auburn, located in the City of Auburn, Alabama.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

19.) Property Management Agreement dated the 21st day of July, 2005 between University Heights College Station Acquisitions, LP, a Delaware limited partnership, and University Heights College Station Investors, LP, a Delaware limited partnership, together with any successor's or assigns, the "Tenants in Common," and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in College Station, Texas, commonly known as University Heights College Station Apartments assigned to Real Property Systems - Texas, LP, a Texas limited partnership pursuant to the Assignment and Assumption of Student Housing and Property Management Agreement made to he effective as of July 2005 between Real Property Systems, Inc., a California corporation and Real Property Systems -Texas, LP, a Texas limited partnership.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31,2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

20.) Property Management Agreement dated the 27th day of July, 2005 between University Heights San Marcos Acquisitions, LP, a Delaware limited partnership, and University Heights San Marcos Investors, LP, a Delaware limited partnership, together with any successors or assigns, the "Tenants in Common," and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in San Marcos, Texas commonly

known as University Heights San Marcos Apartments assigned to Real Property Systems - Texas, LP, a Texas limited partnership pursuant to the Assignment and Assumption of Property Management Agreement made to be effective as of July 27, 2005 between Real Property Systems, Inc., a California corporation and Real Property Systems - Texas, LP, a Texas limited partnership.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

21.) Management Agreement dated 2006, between University Heights II San Marcos Acquisitions, LP, a Delaware limited partnership, and University Heights II San Marcos Investors, LP, a Delaware limited partnership (together with any successors or assigns, the "Tenants in Common"), and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property commonly known as University Heights San Marcos II Apartments located in the City of San Marcos, TX.

As amended, assigned and/or modified by:

> The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

22.) Property Management Agreement dated the 18th day of August, 2005 between University Heights Tallahassee Acquisitions, LLC, a Delaware limited liability company, and University Heights Tallahassee Investors, LLC, a Delaware limited liability company, together with any successors or assigns, the "Tenants in Common," and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in Tallahassee, Florida commonly known as University Heights Tallahassee Apartments.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability

company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

23.) Management Agreement dated November 2005, by and between University Springs San Marcos Leasing, LP, a Delaware limited partnership (the "Master Lessee"), and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property commonly known as University Springs San Marcos located in the City of San Marcos, TX.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

24.) Property Management Agreement dated the 10th day of August, 2005 between Windermere Apartments Acquisitions, LLC, a Delaware limited liability company, and Windermere Apartments Investors, LLC, a Delaware limited liability company, together with any successors or assigns, the "Tenants in Common," and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in Muncie, Indiana, commonly known as Windermere Place Apartments assigned to Real Property Systems - Indiana, LLC, an Indiana limited liability company pursuant to the Assignment and Assumption of Property Management Agreement made to be effective as of August 10, 2005 between Real Property Systems, Inc., a California corporation and Real Property Systems - Indiana, LLC, an Indiana limited liability company.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

25.) Management Agreement dated the 15th day of February, 2006, between Wolf Creek Student Apartments Acquisitions, LLC, a Delaware limited liability company, and Wolf Creek Student Apartments Investors, LLC, a Delaware limited liability company (together with any successors or assigns, the "Tenants in Common"), and Real Property Systems, Inc., a California corporation for management of that certain real property commonly known as Wolf Creek Apartments Phase I located in the City of Raleigh, NC.

The Independent Contractor Agreement entered into as of February 15, 2006, between Wolf Creek Student Apartments Acquisitions, LLC, a Delaware limited liability company, and Wolf Creek Student Apartments Investors, LLC, a Delaware limited liability company (together with any successors or assigns, the "Tenants in Common"), and Real Property Systems, Inc., a California corporation ("Property Manager"). Property Manager hires Evergreen Realty Advisors, a California corporation, as an independent contractor to carry out the management duties and responsibilities of Property Manager under that certain Property Management Agreement.

As amended, assigned and/or modified by:

> The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

26.) Property Management Agreement dated the 22nd day of October, 2003 between CDC Acquisitions, LLC, a California limited liability company, together with any successors or assigns of Acquisitions, the "Tenants in Common," and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in Commerce, California, commonly known as the Commerce Distribution Center.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

27.) Property Management Agreement dated the 22" day of December, 2005 between Dixon and 51st Acquisitions, LLC, a Delaware limited liability company, and Dixon and 51st Investors,

LLC, a Delaware limited liability company, together with any successors or assigns, the "Tenants in Common," and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in Des Moines, Iowa, commonly known as 1675 NE 51st Avenue, 3811 Dixon Street and 3901 Dixon Street.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

28.) Property Management Agreement dated 2004 between Fishers Indiana Distribution Center Acquisitions, LLC, a Delaware limited liability company, and Fishers Indiana Distribution Center Investors, LLC, a Delaware limited liability company, together with any successors or assigns, the "Tenants in Common," and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in Fishers, Indiana, commonly known as the Fishers Indiana Distribution Center.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

29.) Management Agreement dated the 1st day of March, 2001 by and between TIC Two Management, LLC, a California limited liability company, LLC, and Real Property Systems, Inc., a California corporation for management of that certain real property commonly known as Foxborough Business Park located in the City of Victorville, California, San Bernardino County, State of California amended by the Amendment to Management Agreement Between TIC Two Management, LLC and Real Property Systems, Inc.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability

company ("Buyer"), Real Property Systems, Inc., a California corporation ('RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

30.) Property Management Agreement dated the 12th day of August 2004 between Marina Acquisitions, LLC, a Delaware limited liability company, and Marina Corporate Center Investors, LLC, a Delaware limited liability company, together with any successors or assigns, the "Tenants in Common," and Real Property Systems, Inc. for management of that certain real property and improvements in Los Angeles, California, commonly known as the Marina Corporate Center.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

31.) Property Management Agreement dated 2005 between Ohio Commerce Center Acquisitions, LLC, a Delaware limited liability company and Ohio Commerce Center Investors, LLC, Ohio Commerce Center TIC 1, LLC, Ohio Commerce Center TIC 2, LLC, Ohio Commerce Center TIC 3, LLC, Ohio Commerce Center TIC 4, LLC, Ohio Commerce Center TIC 5, LLC, Ohio Commerce Center TIC 6, LLC, Ohio Commerce Center TIC 7, LLC, Ohio Commerce Center TIC 8, LLC, Ohio Commerce Center TIC 9, LLC, Ohio Commerce Center TIC 10, LLC, Ohio Commerce Center TIC 11, LLC, Ohio Commerce Center TIC 12, LLC, Ohio Commerce Center TIC 13, LLC, Ohio Commerce Center TIC-15, LLC, Ohio Commerce Center TIC 16, LLC, Ohio Commerce Center TIC 17, LLC, Ohio Commerce Center TIC 18, LLC, Ohio Commerce Center TIC 19, LLC, Ohio Commerce Center TIC 20, LLC, Ohio Commerce Center TIC 21, LLC, Ohio Commerce Center TIC 22, LLC, Ohio Commerce Center TIC 23, LLC, Ohio Commerce Center TIC 24, I IC, Ohio Commerce Center TIC 25, LLC, Ohio Commerce Center TIC 26, LLC, Ohio Commerce Center TIC 27, LLC, Ohio Commerce Center TIC 28, LLC, and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in Strongsville, Ohio, known as the Ohio Commerce Center.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability

company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

32.) Management Agreement dated 2005 by and between Plaza Campana TIC 1, LLC, Plaza Campana TIC 2, LLC, each a Delaware limited liability company, (together with any successors or assigns, the "Tenants in Common") and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property commonly known as Plaza Campana Offices located in the City of Tucson, AZ.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

33.) Property Management Agreement between Redmond Commerce Center Acquisitions, LLC, a Delaware limited liability company, and Redmond Commerce Center Investors, LLC, a Delaware limited liability company, Redmond TIC 1, LLC, a Delaware limited liability company, Redmond TIC 2, LLC, a Delaware limited liability company, Redmond TIC 3, LLC, a Delaware limited liability company, Redmond TIC 4, LLC, a Delaware limited liability company, Redmond TIC 5, LLC, a Delaware limited liability company, Redmond TIC 6, LLC, a Delaware limited liability company, Redmond TIC 7, LLC, a Delaware limited liability company, Redmond TIC 8, LLC, a Delaware limited liability company, Redmond TIC 9, LLC, a Delaware limited liability company, Redmond TIC 10, LLC, a Delaware limited liability company, Redmond TIC 11, LLC, a Delaware limited liability company, Redmond TIC 12, LLC, a Delaware limited liability company, Redmond TIC 13, LLC, a Delaware limited liability company, Redmond TIC 14, LLC, a Delaware limited liability company, Redmond TIC 15, LLC, a Delaware limited liability company, Redmond TIC 16, LLC, a Delaware limited liability company, Redmond TIC 17, LLC, a Delaware limited liability company, Redmond TIC 18, LLC, a Delaware limited liability company, together with any successors or assigns, the "Tenants in Common," and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in Redmond, Washington, commonly known as the Redmond Commerce Center.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

34.) Property Management Agreement dated 2006, between Springs - Commerce Center I Acquisitions, LLC, a Delaware limited liability company, and Springs - Commerce Center I Investors, LLC, a Delaware limited liability company, and Springs - Commerce Center I TIC 1, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 2, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 3, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 4, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 5, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 6, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 7, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 8, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 9, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 10, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 11, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 12, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 13, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 14, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 15, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 16, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 17, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 18, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 19, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 20, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 21, LLC, a Delaware limited liability company, Springs - Commerce Center I TIC 22, LLC, a .Delaware limited liability company, together with any successors or assigns, the "Tenants In Common," and Real Property Systems, Inc., a California corporation for management of that certain real properties and improvements in Bartlesville, OK, Cartersville, GA, Fort Lawn, CC, Martinsville, VA, Montgomery, PA, commonly known as the Springs Commerce Center I.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

35.) Property Management Agreement dated 2006, between Springs - Commerce Center II Acquisitions, LLC, a Delaware limited liability company, and Springs - Commerce Center II Investors, LLC, a Delaware limited liability company, and Springs - Commerce Center II TIC 1, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 2, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 3, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 4, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 5, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 6, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 7, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 8, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 9, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 10, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 11, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 12, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 13, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 14, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 15, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 16, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 17, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 18, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 19, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 20, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 21, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 22, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 23, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 24, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 25, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 26, LLC, a Delaware limited liability company, Springs - Commerce Center II TIC 27, LLC, a Delaware limited liability company, together with any successors or assigns, the "Tenants in Common," and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real properties and improvements in Calhoun, GA, Dalton, GA, Piedmont, AL, commonly known as the Springs Commerce Center II.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

36.) Property Management Agreement dated as of the 13th day of March 2006, between Springs - Office Acquisitions, LLC, a Delaware limited liability company, and Springs Office Investors, LLC, a Delaware limited liability company, and Springs Office TIC 1, LLC, a Delaware limited liability company, Springs Office TIC 2, LLC, a Delaware limited liability company, Springs Office TIC 3, LLC, a Delaware limited liability company, Springs Office TIC 4, LLC, a Delaware limited liability company, Springs Office TIC 5, LLC, a Delaware limited liability company, Springs Office TIC 6, LLC, a Delaware limited liability company, Springs Office TIC 7, LLC, a Delaware limited liability company, Springs Office TIC 8, LLC, a Delaware limited liability company, Springs Office TIC 9, LLC, a Delaware limited liability company, Springs Office TIC 10, LLC, a Delaware limited liability company, Springs Office TIC 11, LLC, a Delaware limited liability company, Springs Office TIC 12, LLC, a Delaware limited liability company, Springs Office TIC 13, LLC, a Delaware limited liability company, Springs Office TIC 14, LLC, a Delaware limited liability company, Springs Office TIC 15, LLC, a Delaware limited liability company, Springs Office TIC 16, LLC, a Delaware limited liability company, Springs Office TIC 17, LLC, a Delaware limited liability company, Springs Office TIC 18, LLC, a Delaware limited liability company, Springs Office TIC 19, LLC, a Delaware limited liability company, Springs Office TIC 20, LLC, a Delaware limited liability company, Springs Office TIC 21, LLC, a Delaware limited liability company, together with any successors or assigns, the "Tenants in Common," and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real properties and improvements in Fort Mill CDC, SC, Fort Mill EO, SC, Lancaster, SC, commonly known as the Springs Office Portfolio.

As amended, assigned and/or modified by:

> The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

37.) Property Management Agreement dated the 19th day of October, 2004 between Strongsville Corporate Center Acquisitions, LLC, a Delaware limited liability company, and Strongsville TIC 1, LLC, a Delaware limited liability company, Strongsville TIC 2, LLC, a Delaware limited liability company, Strongsville TIC 3, LLC, a Delaware limited liability company, Strongsville TIC 4, LLC, a Delaware limited liability company, Strongsville TIC 5, LLC, a Delaware limited liability company, Strongsville TIC 6, LLC, a Delaware limited liability company, Strongsville TIC 7, LLC, a Delaware limited liability company, Strongsville TIC 8, LLC, a Delaware limited liability company, Strongsville TIC 9, LLC, a Delaware limited liability company, Strongsville TIC 10, LLC, a Delaware limited liability company, Strongsville TIC 11, LLC, a Delaware limited liability company, Strongsville TIC 12, LLC, a Delaware limited liability company, Strongsville TIC 13, LLC, a Delaware limited liability company, Strongsville TIC 14, LLC, a Delaware limited liability company, Strongsville TIC 15, LLC, a Delaware limited liability company, Strongsville TIC 16, LLC, a Delaware limited liability

company, Strongsville TIC 17, LLC, a Delaware limited liability company, Strongsville TIC 18, LLC, a Delaware limited liability company, Strongsville TIC 19, LLC, Delaware limited liability company, Strongsville TIC 20, LLC, a Delaware limited liability company, Strongsville TIC 21, LLC, a Delaware limited liability company, Strongsville TIC 22, LLC, a Delaware limited liability company, Strongsville TIC 23, LLC, a Delaware limited liability company, Strongsville TIC 24, LLC, a Delaware limited liability company, Strongsville TIC 25, LLC, a Delaware limited liability company, Strongsville TIC 26, LLC, a Delaware limited liability company, Strongsville TIC 27, LLC, a Delaware limited liability company, and Real Property Systems, Inc., a California corporation for management of that certain real property and improvements in Strongsville, Ohio, commonly known as the Strongsville Corporate Center.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

38.) Management Agreement dated May 2007, between San Antonio Self Storage 3 Acquisitions, LP, a Delaware limited partnership, and San Antonio Self Storage 3 Investors, LP, a Delaware limited partnership (together with any successors or assigns, the "Tenants in Common"), and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real properties commonly known as AAA Stow Away I -10, Attic Pantry Floresville, and Fair Oaks East located in the City of San Antonio, TX.

As amended, assigned and/or modified by:

> The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

39.) Management Agreement dated October 2008, between Aldine Self Storage Acquisitions, LP, a Delaware limited partnership, and with any successors or assigns, the "Tenants in Common", and Evergreen Realty Property Management, LLC, a Delaware limited liability company for management of that certain real property commonly known as Aldine Westfield Self Storage located in the City of Houston, TX.

40.) Property Management Agreement dated 2005, between American Storage Acquisitions, LP, a Delaware limited partnership, and American Storage TIC 1, LP, a Delaware limited partnership, American Storage TIC 2, LP, a Delaware limited partnership, American Storage TIC 3, LP, a Delaware limited partnership, American Storage TIC 4, LP, a Delaware limited partnership, and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property and improvements in Missouri City, TX, commonly known as the American Storage Self Storage.

As amended, assigned and/or modified by:

> The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

41.) Property Management Agreement dated November 2005, between Attic Space Blanco Self Storage Acquisitions, LLC, a Delaware limited liability company, and with any successors or assigns, the "Tenants in Common", and Evergreen Realty Property Management, LLC, a Delaware limited liability company for management of that certain real property commonly known as Attic Space Self Storage - Blanco Road located in the City of Antonio, TX.

42.) Property Management Agreement dated the 5th day of December, 2004 by and between Charleston Boulevard Self Storage, LLC and Real Property Systems, Inc., a California corporation for management of that certain real property commonly known as Charleston Boulevard Self Storage, LLC, located in the City of Las Vegas, State of Nevada.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

43.) Property Management Agreement dated August 2008, between Deland Self Storage TIC 1, LLC, a Delaware limited liability company, Deland Self Storage TIC 2, LLC, a Delaware limited liability company, and with any successors or assigns, the "Tenants in Common", and Evergreen Realty Property Management, LLC, a Delaware limited liability company for

management of that certain real property commonly known as Deland Self Storage located in the City of Deland, FL.

44.) Property Management Agreement dated April 2007, between San Antonio Fair Oaks Self Storage TIC I, LP, a Delaware limited partnership, San Antonio Fair Oaks Self Storage TIC 2, LP, a Delaware limited partnership, San Antonio Fair Oaks Self Storage TIC 3, LP, a Delaware limited partnership, San Antonio Fair Oaks Self Storage TIC 4, LP, a Delaware limited partnership, together with any successors or assigns, the "Tenants in Common," and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real properties and improvements in San Antonio, TX, commonly known as San Antonio I - Fair Oaks West.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

45.) Property Management Agreement dated October 2008, between Central Florida Self-Storage Acquisitions, LLC, a Delaware limited liability company, and with any successors or assigns, the "Tenants in Common", and Evergreen Realty Property Management, LLC, a Delaware limited liability company for management of that certain real property commonly known as Tampa Self Storage and Ocala Self Storage located in the Cities of Tampa, FL and Ocala, FL.

46.) Property Management Agreement dated December 2005, between Ft. Worth Northwest Self Storage TIC 1, LP, a Delaware limited partnership, Ft. Worth Northwest Self Storage TIC 2, LP, a Delaware limited partnership, Ft. Worth Northwest Self Storage TIC 3, LP, a Delaware limited partnership, Ft. Worth Northwest Self Storage TIC 4, LP, a Delaware limited partnership, and with any successors or assigns, the "Tenants in Common", and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property commonly known as Ft. Worth Northwest Self Storage located in the City of Fort Worth, TX.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company

("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

47.) Property Management Agreement dated December 2005, between RiverOaks Self Storage TIC 1, LP, a Delaware limited partnership, RiverOaks Self Storage TIC 2, LP, a Delaware limited partnership, RiverOaks Self Storage TIC 3, LP, a Delaware limited partnership, RiverOaks Self Storage TIC 4, LP, a Delaware limited partnership, and with any successors or assigns, the "Tenants in Common", and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property commonly known as Ft. Worth River Oaks Self Storage located in the City of River Oaks, TX.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

48.) Property Management Agreement dated May 2007, between San Antonio Grissom Road Self Storage TIC 1, LP, a Delaware limited partnership, San Antonio Grissom Road Self Storage TIC 2, LP, a Delaware limited partnership, San Antonio Grissom Road Self Storage TIC 3, LP, a Delaware limited partnership, and with any successors or assigns, the "Tenants in Common", and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property commonly known as San Antonio Grissom Road Self Storage located in the City of San Antonio, TX.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

49.) Property Management Agreement dated October 2007, between Houston South Mason Self Storage TIC 1, LP, a Delaware limited partnership, Houston South Mason Self Storage TIC 2, LP, a Delaware limited partnership, Houston South Mason Self Storage TIC 3, LP, a Delaware limited partnership, Houston South Mason Self Storage TIC 4, LP, a Delaware limited partnership, Houston South Mason Self Storage TIC 5, LP, a Delaware limited partnership,

Houston South Mason Self Storage TIC 6, LP, a Delaware limited partnership, and with any successors or assigns, the "Tenants in Common", and Evergreen Realty Advisors, Inc., .a California corporation for management of that certain real property commonly known as Houston South Mason Self Storage located in the City of Katy, TX.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between 'Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

50.) Property Management Agreement dated June 2007, between San Antonio Loop 1604 Self Storage TIC 1, LP, a Delaware limited partnership, San Antonio Loop 1604 Self Storage TIC 2, LP, a Delaware limited partnership, San Antonio Loop 1604 Self Storage TIC 3, LP, a Delaware limited partnership, San Antonio Loop 1604 Self Storage TIC 4, LP, a Delaware limited partnership, San Antonio Loop 1604 Self Storage TIC 5, LP, a Delaware limited partnership, San Antonio Loop 1604 Self Storage TIC 6, LP, a Delaware limited partnership, San Antonio Loop 1604 Self Storage TIC 7, LP, a Delaware limited partnership, San Antonio Loop 1604 Self Storage TIC 8, LP, a Delaware limited partnership, and with any successors or assigns, the "Tenants in Common", and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property commonly known as Loop 1604 Self Storage located in the San Antonio, TX.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

51.) <u>Intentionally Omitted.</u>

52.) Property Management Agreement dated the 20th day of July, 2006, between Sabo Road Acquisitions, LP, a Delaware limited partnership, and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property commonly known as Sabo Road Self Storage located in the Houston, TX.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

53.) Property Management Agreement dated March, 2008, between Storage Solutions Perry Road Acquisitions, LP, a Delaware limited partnership, and with any successors or assigns, the "Tenants in Common", and Evergreen Realty Advisors, Inc., a California corporation for management of that certain real property commonly known as Storage Solutions Perry Road located in the Houston, TX.

As amended, assigned and/or modified by:

The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

54.) Management Agreement dated the 1st day of September, 1996 by and between MacWest Capital Corp. and Real Property Systems, Inc., a California corporation for management of that certain real property commonly known as the Bear Valley RV & Self Storage, located in the city of Hesperia, San Bernardino County, State of California.

As amended, assigned and/or modified by:

The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").

The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

55.) Management Agreement dated July 24, 2002 by and between Denair Manor Apartment, LP., and Real Property Systems, Inc. for management of the project described as Denair Manor Apartments located at 550 Wayside Dr., Turlock, CA 95380.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

56.) Management Agreement dated January 1, 2000 by and between Park Club Apartments and Real Property Systems, Inc. for management of the project described as Park Club Apartments located at 7800 Deer Creek Drive, Westerville, OH 43081.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

57.) Property Management Agreement dated December 15th, 2005 by and between Evergreen Nashville Storage, LLC and Real Property Systems, Inc., a California corporation for management of that certain real property commonly known as You Secure RV and Self Storage, located in the City of Antioch, State of Tennessee.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

58.) Management Agreement dated December 30, 2002 by and between Lakeview Square Apartments and Real Property Systems, Inc. for management of the project known as Lakeview Square Apartments located at 5211 Sawmill Road, Columbus, OH 43017.

As amended, assigned and/or modified by:

> The Asset Purchase Agreement entered into as of February 1, 2008 effective December 31, 2007 by and among Evergreen Realty Group, LLC, a Delaware limited liability company ("Buyer"), Real Property Systems, Inc., a California corporation ("RPS"), and the affiliates of RPS (collectively with RPS, "Seller").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

59.) Intentionally Omitted.

List of Assets without Management Contracts:

(1.) General McMullen Self Storage, San Antonio, TX
Comments: Do not have Management Agreement -

(2.) Deer Park Self Storage, Deer Park, TX
Comments: Do not have Management Agreement

(3.) Attic Space Self Storage - Laredo Road, San Antonio, TX
Comments: No Management Agreement according to Tracy Thompson's email on 9/14/09

EXHIBIT F

SCHEDULE OF OTHER CONTRACTS

(1.) Asset Management Agreement dated the 29th day of May, 2008, between Arbors Senior Living Acquisitions, LLC, a Delaware limited liability company ("Acquisitions") (together with any successors or assigns of Acquisitions, the "Tenants in Common"), and Evergreen Realty Advisors, Inc., a California corporation, for asset management of that certain real property commonly known as the Arbors Senior Living located in the City of San Diego, CA.

As amended, assigned and/or modified by:

> The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty advisors, Inc., a California corporation ("Contributor").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor"), and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

(2.) Asset Management Agreement dated 2007, between Phoenix Assisted Living 51 Acquisitions, LLC, a Delaware limited liability company ("Acquisitions") (together with any successors or assigns of Acquisitions, the "Tenants in Common"), and Evergreen Realty Advisors, Inc., a California corporation, for asset management of that certain real property commonly known as Phoenix Assisted Living 51 located in the City of Phoenix, AZ.

As amended, assigned and/or modified by:

> The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor") and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

(3.) Asset Management Agreement dated 2006, between Seasons at Turlock/Boise Acquisitions, LLC, a Delaware limited liability company ("Acquisitions") (together with any successors or assigns of Acquisitions, the "Tenants in Common"), and Evergreen Realty Advisors, Inc., a California corporation, for asset management of those certain real properties commonly known as Seasons at Turlock and Seasons at Boise located in the Cities of Turlock, CA and Boise, ID.

As amended, assigned and/or modified by:

> The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor") and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

(4.) Asset Management Agreement dated 200_, between Seasons at Vacaville Acquisitions, LLC, a Delaware limited liability company ("Acquisitions") (together with any successors or assigns of Acquisitions, the "Tenants in Common"), and Evergreen Realty Advisors, Inc., a California corporation, for asset management of that certain real property commonly known as Seasons at Vacaville located in the City of Vacaville, CA.

As amended, assigned and/or modified by:

> The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor") and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

(5.) Asset Management Agreement dated the 24th day of April, 2007, between Villa Bella Acquisitions, LLC, a Delaware limited liability company ("Acquisitions") (together with any successors or assigns of Acquisitions, the "Tenants in Common"), and Evergreen Realty Advisors, Inc., a California corporation, for asset management of that certain real property commonly known as Villa Bella Senior Living Apartments located in the City of Santa Barbara, CA.

As amended, assigned and/or modified by:

> The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor") and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

(6.) Asset Management Agreement dated 2007, between Villa Rose Property Holder, LLC, a Delaware limited liability company, and Evergreen Realty Advisors, Inc., a California corporation, for asset management of that certain real property commonly known as Villa Rose Senior Living Apartments located in the City of Santa Barbara, CA.

As amended, assigned and/or modified by:

> The Contribution Agreement entered into as of March 31, 2008 effective December 31, 2007 by and between Evergreen Realty Group, LLC, a Delaware limited liability company (the "Company"), and Evergreen Realty Advisors, Inc., a California corporation ("Contributor").
>
> The Assignment Agreement entered into as of April 2, 2008 effective December 31, 2007 by and between Evergreen Realty Group LLC, a Delaware limited liability company ("Assignor") and Evergreen Realty Property Management LLC, a Delaware limited liability company ("Assignee").

<u>List of Assets without Asset Management Contracts:</u>

> (1.) Seasons at Encino Senior Living Apartments, Tarzana, CA
> **Comments:** Do not have Asset Management Agreement.
>
> (2.) Punta Gorda Elderly Care Center, Punta Gordo, FL
> **Comments:** No Asset Management Agreement – Punta Gorda Acquisitions, LLC still owns asset.

EXHIBIT G

PASADENA LEASE ASSIGNMENT

TENANT LEASE ASSIGNMENT

(Pasadena Lease)

THIS TENANT LEASE ASSIGNMENT ("**Assignment**") is made this ___ day of December, 2009 by and between Evergreen Development, LLC, a limited liability company ("**Assignor**"), and American Spectrum Management Co., a Delaware limited liability company ("**Assignee**").

WITNESSETH:

Pursuant to that certain Purchase Agreement by and among The Evergreen Parties (including Assignor) and The American Spectrum Parties (including Assignee) dated December __, 2009 (the "**Agreement**"), Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to that certain Office Lease Agreement between 225 South Lake Avenue Investors LLC, as Landlord, and Evergreen Development, LLC, as Tenant, dated July 15, 2005, as amended by that certain First Amendment to Office Lease Agreement entered into as of August 29, 2005 and as further amended by that certain Second Amendment to Office Lease Agreement dated March 31, 2006 (the "**Tenant Lease**") and all security deposits, prepaid rentals, cleaning fees and other deposits, plus any interest accrued thereon, paid by Tenant to the Landlord or any other person ("**Tenant Deposits**").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Tenant Lease and Tenant Deposits and Assignee hereby accepts such assignment.

The representations and warranties made by Assignor to Assignee in the Agreement with respect to the Tenant Lease and Tenant Deposits are incorporated herein by this reference.

Such representations and warranties shall survive the execution and delivery of this Assignment for the period and to the extent provided in the Agreement.

Assignor hereby covenants that Assignor will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, Assignee's successors, nominees or assigns, such documents as Assignee or they may reasonably request in order to fully assign and transfer to and vest in Assignee or Assignee's successors, nominees and assigns, and protect Assignee's or their right, title and interest in and to the Tenant Lease and the Tenant Deposits and the rights of Assignor intended to be transferred and assigned hereby, or to enable Assignee, Assignee's successors, nominees and assigns to realize upon or otherwise enjoy such rights in and to the Tenant Lease and the Tenant Deposits.

Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor as landlord under the Tenant Lease accruing or arising on or after the date of delivery of this Assignment.

Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor's agents and Assignor's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date hereof of any of Assignee's obligations under the Tenant Lease or with respect to the Tenant Deposits for the period and to the extent provided in the Agreement.

Assignor hereby agrees to indemnify and hold harmless Assignee, Assignee's agents and Assignee's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date hereof, of any of Assignor's obligations under the Tenant Lease or with respect to the Tenant Deposits for the period and to the extent provided in the Agreement.

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first written above.

EVERGREEN DEVELOPMENT, LLC, a limited liability company	AMERICAN SPECTRUM MANAGEMENT CO., a Delaware limited liability company
By:____________________	By:____________________
Name:__________________	Name:__________________
Title:___________________	Title:___________________
"Assignor"	"Assignee"

EXHIBIT H

PASADENA SUBLEASE ASSIGNMENT

SUBLEASE ASSIGNMENT
(Pasadena Sublease)

THIS SUBLEASE ASSIGNMENT ("**Assignment**") is made this ___ day of December, 2009 by and between Evergreen Development, LLC, a limited liability company ("**Assignor**"), and American Spectrum Management Co., a Delaware limited liability company ("**Assignee**").

WITNESSETH:

Pursuant to that certain Purchase Agreement by and among The Evergreen Parties (including Assignor) and The American Spectrum Parties (including Assignee) dated December __, 2009 (the "**Agreement**"), Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to that certain Standard Sublease dated August 28, 2009 between Evergreen Development, LLC, as Sublessor, and Miller LLP, as Sublessee, dated August 28, 2009 (the "**Sublease**") and all security deposits, prepaid rentals, cleaning fees and other deposits, plus any interest accrued thereon, paid by Sublessee to Sublessor or any other person ("**Deposits**").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Sublease and Deposits and Assignee hereby accepts such assignment.

The representations and warranties made by Assignor to Assignee in the Agreement with respect to the Sublease and Deposits are incorporated herein by this reference.

Such representations and warranties shall survive the execution and delivery of this Assignment for the period and to the extent provided in the Agreement.

Assignor hereby covenants that Assignor will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, Assignee's successors, nominees or assigns, such documents as Assignee or they may reasonably request in order to fully assign and transfer to and vest in Assignee or Assignee's successors, nominees and assigns, and protect Assignee's or their right, title and interest in and to the Sublease and the Deposits and the rights of Assignor intended to be transferred and assigned hereby, or to enable Assignee, Assignee's successors, nominees and assigns to realize upon or otherwise enjoy such rights in and to the Sublease and the Deposits.

Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Sublease accruing or arising on or after the date of delivery of this Assignment.

Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor's agents and Assignor's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date hereof of any of Assignee's obligations under the Sublease or with respect to the Deposits for the period and to the extent provided in the Agreement.

Assignor hereby agrees to indemnify and hold harmless Assignee, Assignee's agents and Assignee's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date hereof, of any of Assignor's obligations under the Sublease or with respect to the Deposits for the period and to the extent provided in the Agreement.

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first written above.

EVERGREEN DEVELOPMENT, LLC, a limited liability company	AMERICAN SPECTRUM MANAGEMENT CO., a Delaware limited liability company
By:________________	By:________________
Name:________________	Name:________________
Title:________________	Title:________________
"Assignor"	"Assignee"

EXHIBIT I

PURCHASE NOTE

PROMISSORY NOTE
$9,500,000

December __, 2009

1. **Basic Terms.**

1.1. Promise to Pay. AMERICAN SPECTRUM MANAGEMENT CO., a Delaware limited liability company (the "Maker"), having an address at 7700 Irvine Center Drive, Suite 780, Irvine, California 92618, for value received, promises to pay to EVERGREEN REALTY GROUP, LLC, a Delaware limited liability company, (together with any successor holder or holders of this Promissory Note, the "Holder"), at 225 South Lake Avenue, Suite 630, Pasadena, California 91101, or at such place as the Holder hereof may from time to time designate in writing, the principal sum of up to Nine Million Five Hundred Thousand Dollars ($9,500,000) as may be adjusted pursuant to Section 6. This Promissory Note (the "Note") is issued pursuant to that certain Purchase and Sale Agreement by and among the American Spectrum Parties and the Evergreen Parties dated December __, 2009 (the "Purchase Agreement") and is secured by that certain Pledge Agreement executed by American Spectrum Realty Operating Partnership, Ltd. in favor of the Holder (the "Pledge Agreement").

1.2. Application of Payments. Except as otherwise provided herein, all payments made on this Note shall be applied in payment of amounts then due on account of principal, interest and any other sums or amounts due under this Note or the Pledge Agreement in such order as the Holder shall elect in its sole discretion.

1.3. Maturity. The entire outstanding principal balance of this Note, together with any accrued and unpaid interest and other amounts due hereunder or under the Pledge Agreement, if not earlier paid or due and payable in accordance with the terms of this Note, shall be due and payable on the date (the "Maturity Date") which is the earlier of (i) December 31, 2019 or (ii) such other date on which the entire outstanding balance of this Note becomes due and payable in accordance with its terms.

1.4. Form of Payment. Any and all payments hereunder shall be made in lawful money of the United States of America by wire transfer of immediately available federal funds in accordance with such wire transfer or other payment instructions as the Holder may designate by written notice thereof delivered by or on behalf of the Holder to the Maker. Until further instructions are given, all payments hereunder shall be made by check of Maker in accordance with the terms of this Note to the Holder at the Holder's address set forth in Section 7.2.

2. **Definitions.** Capitalized terms used without definition in this Note shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Note, the following terms shall have the meanings indicated or referred to below.

"Maker" - See Section 1.1.

"Default Rate" - See Section 5.4.

"Event of Default" - See Section 5.2.

"Holder" - See Section 1.1.

"Maturity Date"- See Section 1.3.

"Note" - See Section 1.1.

"Pledge Agreement" – See Section 1.1.

"Purchase Agreement" – See Section 1.1.

3. Interest and Payment.

3.1. Calculation of Interest. Subject to Sections 6.2 and 6.3, the outstanding principal balance of this Note and any and all other amounts owing by the Maker to the Holder under this Note shall bear interest at the rate of five percent (5%) per annum, compounded annually in arrears, or such higher rate as is provided in Section 5.4. Interest provided for in this Section 3.1 shall be calculated on the basis of a three hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months. Interest for any partial month prior to full payment of this Note shall be calculated at a daily rate equal to one three hundred and sixtieth (1/360th) of the applicable rate for the actual number of days in such partial month prior to the full payment of this Note.

3.2. Payments of Interest. Interest shall be payable on the first day of each calendar quarter commencing April 1, 2010.

3.3. Principal Payments. No principal shall be due and payable under this Note until the Maturity Date except that Maker shall pay to holder Thirty Thousand Dollars ($30,000) of principal each calendar quarter commencing April 1, 2010.

3.4 Payment Upon Maturity. On the Maturity Date, or such earlier date as the principal balance is paid in full, the Maker shall pay to the Holder all accrued and unpaid interest together with the unpaid principal balance of the Note.

4. Prepayment.

4.1. Prepayment. This Note may be prepaid in whole or part at any time without penalty.

5. Default.

5.1. Late Charge. The Maker recognizes that default by the Maker in making the payments herein and in the Pledge Agreement when due will result in the Holder incurring additional expense and in loss to the Holder of the use of the money due. The Maker agrees that,

if for any reason the Maker fails to pay when due any interest or principal due under this Note or any amounts due under the Pledge Agreement, the Holder shall be entitled, as damages for the detriment caused thereby, to payment on demand of an amount equal to the lesser of (i) three percent (3%) of such unpaid sum and (ii) the maximum amount permitted by applicable law. The Maker acknowledges that it is difficult and impractical to ascertain the extent of the Holder's actual damages and agrees that the amount provided above is a reasonable estimate of such damages to the Holder.

5.2. Events of Default. Each of the following shall constitute an "Event of Default" under this Note:

(a) failure by the Maker to pay or perform any obligation under this Note when due continuing for more than five (5) days;

(b) the occurrence of any event or circumstance which constitutes a default under the Pledge Agreement.

5.3. Acceleration. While there exists an Event of Default hereunder (including any applicable notice and cure period), the Holder, at its option, by delivery of written notice to the Maker from or on behalf of the Holder, may declare immediately due and payable the entire outstanding balance of this Note, including, without limitation, principal, accrued and unpaid interest and all other amounts due hereunder.

5.4. Interest After Event of Default. Notwithstanding anything to the contrary contained herein, from and after the occurrence of an Event of Default, whether or not all amounts due and payable hereunder are accelerated by the Holder, interest shall accrue on the entire outstanding balance of this Note, including, without limitation, principal and interest at eight percent (8%) per annum, compounded annually, (the "Default Rate") from the date of such Event of Default until (i) all Events of Default are cured if the outstanding balance of this Note has not been accelerated or (ii) the entire outstanding balance of this Note, including, without limitation, principal and all accrued and unpaid interest have been paid in full.

5.5. Waivers by the Maker. Presentment for payment, demand, notice of dishonor, protest, notice of protest, stay of execution and all other suretyship and other defenses to payment generally are hereby waived by the Maker and any guarantor or other person secondarily liable on this Note. No extension or acceptance of payment after expiration of applicable notice and cure, if any, or other indulgence or release of collateral granted from time to time shall be construed as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of any right of the Holder.

5.6. Increase in Principal. At any time while there exists an Event of Default other than one which has been waived in writing by the Holder, or while there exists any default under the Pledge Agreement and a determination has been made in good faith by the Holder that failure to advance funds might jeopardize their rights or interests under the Pledge Agreement, as and when the Holder so elects in its sole discretion, the Holder shall be entitled to pay costs and expenses to cure any defaults or satisfy any requirements under the Pledge Agreement, or to pay any amounts or any other obligation or liability of the Maker. Upon the delivery of funds to or

for the benefit of the Maker by the Holder, the principal balance of this Note shall automatically be increased by the amount so expended by the Holder. All such increases in principal shall be secured by all of the liens and security interests created by the Pledge Agreement and shall bear interest at the rate and be payable as provided in Article 3.

6. **Adjustment of Principal and Right of Offset.** The principal amount of this Note may be increased or decreased pursuant to and upon the terms set forth in the Purchase Agreement which are incorporated in this Note by reference. Also, to the extent all or any portion of an Offset Amount is not included in determining the Adjusted Purchase Price (as provided in the Purchase Agreement), the Maker reserves the right to offset against the next amounts due under this Note all or any portion of such Offset Amount to the extent it is not so included in the determination of the Adjusted Purchase Price. Maker shall give holder written notice of any adjustment to the principal amount of this Note and/or any Offset Amount which is offset against amounts due under this Note. Moreover, an additional payment of interest may become owing and/or there may be a credit to future payments of interest upon the determination of the Adjusted Purchase Price or in other events, all as is provided in the Purchase Agreement.

7. **Miscellaneous.**

7.1. Governing Law and Severability. This Note shall be governed by, and construed in accordance with, the substantive law of the State of California without regard to the application of choice of law principles. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect. Subject to the foregoing, it is the express intention of the Maker and the Holder to conform strictly to any applicable usury laws. Accordingly, all agreements between the Maker and the Holder, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the money owed to the Maker under this Note or otherwise advanced, in each case pursuant to the terms of this Note or the Pledge Agreement, or for the payment or performance of any covenant or obligation contained herein or in the Pledge Agreement exceed the maximum amount permissible under applicable law. If, from any circumstance or contingency whatsoever, fulfillment of any provision of this Note or the Pledge Agreement at the time performance of such provision shall be due shall involve transcending any limit validly prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and, if from any such circumstance or contingency, the Holder shall ever receive as interest or otherwise an amount which would exceed the maximum rate of interest permitted by applicable law, the amount of such excess shall be applied to a reduction of the indebtedness evidenced by this Note, and not to the payment of interest. If such excessive interest exceeds such indebtedness, the amount of such excessive interest shall be refunded to the Maker. If at any time this Note prescribes a rate of interest in excess of the maximum rate permitted by law, all sums paid or agreed to be paid to the Holder for the use, forbearance or detention of the money delivered to the Maker in exchange for this Note or otherwise advanced, in each case pursuant to the terms of this Note or the Pledge Agreement, shall be amortized, prorated, allocated and spread throughout the term of such indebtedness until payment in full, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

7.2. Notices. Any notice, demand or other communication under this Note shall be in writing and shall be deemed delivered on the earlier to occur of (i) receipt or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt, if deposited in a United States Postal Service depository, postage prepaid, sent registered or certified mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to the party to receive the same at the address of such party set forth below.

(a) To the Holder: Evergreen Realty Group LLC
225 South Lake Avenue, Suite 630
Pasadena, CA 91101
Attn: Luke McCarthy

(b) To the Maker: American Spectrum Management Co.
7700 Irvine Center Drive, Suite 780
Irvine, CA 92618
Attention: Jonathan Brohard

Any party may, from time to time, change the address at which such written notices, demands or other communications are to be sent by giving other party written notice of such change addressed in the manner hereinabove provided.

7.3. Costs of Collection and Cure. In the event of any default on the part of the Maker under this Note, whether or not such default constitutes an Event of Default hereunder, the Maker shall pay any and all reasonable out-of-pocket costs incurred by the Holder in connection with the cure of such default and the evaluation of its rights and remedies hereunder and actions taken by or on behalf of the Holder with a view to enforcing the provisions of this Note or the Pledge Agreement, whether through the institution of legal proceedings, foreclosure or otherwise. All such amounts shall bear interest at the Default Rate from the date paid by the Holder until payment is made by the Maker to the Holder.

7.4. Time is of the Essence. Time is of the essence with respect to each of the Maker's obligations under this Note.

7.5. Service of Process. The Maker (i) irrevocably submits itself to the jurisdiction of the courts of the State of California and to the jurisdiction of the United States District Court for the Southern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Note, the Pledge Agreement or the subject matter hereof or thereof brought by the Holder, (ii) waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof or thereof may not be enforced in or by such court, and (iii) consents to service of process by registered mail at the address to which notices are to be given if personal service is not with the exercise of reasonable efforts possible. Final judgment against the Maker in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive

evidence of the fact and of the amount of any indebtedness or liability of the Maker therein described or in any other manner provided by or pursuant to the laws of such other jurisdiction. The Holder may, at its option, bring suit or institute other judicial proceedings against the Maker or the assets of the Maker in any state or federal court of the United States or in any country or place where the Maker or such assets may be found.

7.6. Amendments and Waivers in Writing. Neither this Note nor any of the terms hereof may be terminated, amended, supplemented, waived, discharged or modified orally, or by any act or failure to act on the part of the Maker or the Holder but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver, discharge or modification is sought. The Holder may accept partial payments of any amounts owing under this Note without waiving any of its rights arising from the Maker's failure to pay the full amount due in a timely fashion.

7.7. No Joint Venture or Partnership. This Note shall not be deemed to create any relationship between the Maker and the Holder other than a debtor-creditor relationship, and in no event shall this Note be deemed to create a joint venture or partnership between the Maker and the Holder.

7.8. Waiver of Jury Trial. The Maker hereby waives trial by jury in any litigation, suit or proceeding in which the Maker and the Holder is involved, in any court with respect to, in connection with, or arising out of this Note, or the validity, protection, interpretation, collection or enforcement of any of the foregoing.

7.9. Interpretation. Article and Section headings in this Note are for convenience only and shall not be used in interpreting any term, condition or provision of this Note. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Holder" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators. If the Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

7.10. Severability. If any provision of this Note is held by a court of competent jurisdiction to be void or unenforceable in whole or in part, the remaining provisions of this Note shall continue in full force and effect.

7.11. Bifurcation of Note. At any time after the principal amount of this Note has been adjusted in accordance with Section 6, the Holder shall have the right to require that this Note be bifurcated into two separate promissory notes. The two separate promissory notes shall be identical except that the aggregate principal amount evidenced by both promissory notes shall equal the unpaid principal amount of this Note as of the date of bifurcation. The Maker shall retain the right of offset against either or both promissory notes, as the Maker shall determine in its sole discretion. Any costs and expenses incurred by the Maker in connection with the bifurcation of this Note into to separate promissory notes shall be paid by the Holder.

IN WITNESS WHEREOF, the Maker has executed this Note as an instrument under seal as of the date and year first above written.

AMERICAN SPECTRUM MANAGEMENT CO.,
a Delaware limited liability company

By: ______________________________
Name: ______________________________
Title: ______________________________

EXHIBIT J

PURCHASE PLEDGE AGREEMENT

PLEDGE AGREEMENT

PLEDGE AGREEMENT (this "Agreement"), dated as of December, 2009, made by American Spectrum Realty Operating Partnership, Ltd, (the "Pledgor"), in favor of Evergreen Realty Group, LLC ("Pledgee").

PRELIMINARY STATEMENTS.

A. Pledgor is the legal and beneficial owner of a 100% of the Membership Interest ("Pledged Membership Interest") in American Spectrum Management Co., a Delaware limited liability company, (the "Company").

B. Pursuant to that certain Purchase Agreement by and among The American Spectrum Parties and The Evergreen Parties, dated December __, 2009, the Company executed and delivered to the Pledgee that certain Promissory Note in the principal amount of $10,000,000 dated December __, 2009 (the "Note").

C. As a condition precedent to the obligation of the Pledgee to convey the Purchased Assets (as defined in the Purchase Agreement) and to accept delivery of the Note, Pledgor was required to execute and deliver this Pledge Agreement to Pledgee.

NOW, THEREFORE, in consideration of the premises and to induce the Pledgee to convey the Purchased Assets to the Company, the Pledgor hereby agrees with the Pledgee as follows:

1. **Defined Terms.**

(a) Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms have the meanings set forth in or incorporated by reference below:

"Agreement" means this Agreement, as amended, supplemented or otherwise modified from time to time.

"Certificate of Formation" means that certain Certificate of Formation of American Spectrum Management Co. filed with the Secretary of State of Delaware.

"Company" has the meaning ascribed to such term in the Preliminary Statements.

"Code" means the Uniform Commercial Code from time to time in effect in the State of California.

"Collateral" means the Pledged Membership Interests and all Proceeds thereof.

"Governmental Authority" means any governmental or quasi-governmental body or agency having jurisdiction over the collateral and/or the parties including, without limitation, the State of California.

"Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of the Pledgee.

"LLC Agreement" means that certain Limited Liability Company Agreement of American Spectrum Management Co. dated December __, 2009.

"Note" has the meaning ascribed to such term in the Preliminary Statements.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

"Pledgee" has the meaning ascribed to such term in the Preliminary Statements.

"Pledged Membership Interest" means the Membership Interest of Pledgor in the Company, together with all interests, certificates, options or rights of any nature whatsoever which may be issued or granted by the Company to Pledgor while this Agreement is in effect.

"Pledgor" has the meaning ascribed to such term in the Preliminary Statements.

"Proceeds" means all "Proceeds" as such term is defined in Section 9-102(64) of the Uniform Commercial Code in effect in the State of California on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Partnership Interest, collections thereon or distributions with respect thereto, in accordance with the terms of the certificate of formation of the Company and the LLC Agreement, respectively.

"Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Secured Obligations" means all obligations and liabilities of the Company and/or the Pledgor to Pledgee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note or this Agreement.

(b) (i) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

(ii) The word "including" when used in this Agreement shall be deemed to be followed by the words "but not limited to."

2. **Pledge; Grant of Security Interest.** Pledgor hereby pledges and grants to Pledgee a security interest in and lien on the Pledged Membership Interest and grants to Pledgee a first priority security interest in the Pledged Membership Interest and all Proceeds thereof, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

3. **Representations and Warranties.** Pledgor represents and warrants as of the date hereof that:

(a) no consent of any other Person that has not been obtained is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(b) the Pledged Membership Interest constitutes all the issued and outstanding Membership Interests of Pledgor in the Company;

(c) the Pledged Membership Interest has been duly and validly issued and are fully paid and nonassessable;

(d) Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Membership Interest of Pledgor, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement and the restrictions on transfer set forth in the LLC Agreement;

(e) upon the filing of the UCC-1 financing statements referred to in Section 10, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Pledged Membership Interest and related Proceeds from Pledgor, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(f) the chief executive office of Pledgor is located at 2401 Fountain View, Suite 510, Houston, Texas 77057, as may be amended from time to time pursuant to Section 12(e).

4. **Covenants.** Pledgor covenants and agrees with Pledgee that, from and after the date of this Agreement until the Secured Obligations have been performed in full:

(a) If Pledgor shall, as a result of its ownership of the Pledged Membership Interest, become entitled to receive or shall receive any membership certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion

of, or in exchange for any Pledged Membership Interest or otherwise in respect thereof, Pledgor shell accept the same as Pledgee's agent, hold the same in trust for Pledgee and deliver the same forthwith to Pledgee in the exact form received, duly endorsed by Pledgor to Pledgee, if required, together with an undated membership interest power covering such certificate duly executed in blank and with, if Pledgee so requests, signature guaranteed, to be held by Pledgee hereunder as additional security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Membership Interest upon the liquidation or dissolution of the Company shall be paid over to Pledgee to be held by it hereunder as additional security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Membership Interest or any property shall be distributed upon or with respect to the Pledged Membership Interest pursuant to the recapitalization or reclassification of the capital of Borrower or pursuant to the reorganization thereof, the property so distributed shall be delivered to Pledgee to be held by it, subject to the terms hereof, as additional security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Membership Interest shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Pledgee, hold such money or property in trust for Pledgee, segregated from other funds of Pledgor, as additional security for the Secured Obligations.

(b) Without the prior written consent of Pledgee, Pledgor agrees that it shall not, directly or indirectly (i) vote to enable, or take any other action to permit, the Company to issue any membership interests or to issue any other securities convertible into or granting the right to purchase or exchange for any membership interests of the Company or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement. Pledgor agrees that it shall defend the right, title and interest of Pledgee in and to the Collateral against the claims and demands of all Persons whomsoever.

(c) At any time and from time to time, upon the written request of Pledgee, and at the sole expense of the Pledgor, Pledgor agrees that it shall promptly and duly execute and deliver such further instruments and documents and take such further actions as Pledgee may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Pledgee, duly endorsed in a manner satisfactory to Pledgee, to be held as Collateral pursuant to this Agreement.

(d) Pledgor agrees that it shall pay, and save Pledgee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement. Without the prior written consent of Pledgee, Pledgor agrees that it shall not amend or modify the LLC Agreement in any respect.

(e) Pledgor shall not permit the Company to distribute any cash or property in respect of the Pledged Membership Interest nor shall it accept any cash or property from the Company in respect of the Pledged Membership Interest.

5. **Voting Rights.** Pledgor shall exercise all voting and membership rights with respect to the Pledged Membership Interest, provided that no vote shall be cast or membership right exercised or other action taken which, in Pledgee's reasonable judgment, would materially impair the Collateral or which would be inconsistent with or result in any violation of any material provision of this Agreement.

6. **Rights of Pledgee.**

(a) If an Event of Default shall occur, Pledgee shall have the right to receive any and all cash dividends or distributions paid in respect of the Pledged Membership Interest and make application thereof to the Secured Obligations, in such order as Pledgee, in its sole discretion, may elect. If an Event of Default shall occur, then all Pledged Membership Interest, at Pledgee's option, shall be registered in the name of Pledgee or its nominee, and Pledgee or its nominee may thereafter exercise (i) all voting and all membership and other rights pertaining to the Pledged Membership Interest and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Membership Interest as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Membership Interest upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the, organizational structure of the Company or upon the exercise by Pledgor or Pledgee of any right, privilege or option pertaining to the Pledged Membership Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Membership Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms anti conditions as it may determine), all without liability except to account for property actually received by it, but Pledgee shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) The rights of Pledgee under this Agreement shall not be conditioned or contingent upon the pursuit by Pledgee of any right or remedy against the Company or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any other security therefor, guarantee thereof or right of offset with respect thereto. Pledgee shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(c) Upon satisfaction of the Secured Obligations, Pledgee's rights under this Agreement shall terminate, at which time Pledgee, upon written request from Pledgor, shall reassign and redeliver (or cause to be so reassigned or redelivered) to Pledgor or to any other Person at Pledgor's designation, against receipt, all of the Collateral having been delivered to Pledgee by Pledgor as shall not have been sold or otherwise applied pursuant to the term hereunder, together with the appropriate instruments of reassignment, and such reassignment shall be without recourse, representation or warranty of any kind by Pledgee.

7. **Remedies.**

(a) If an Event of Default shall occur and be continuing, Pledgee may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Pledgee, without demand of performance or other demand, presentment, protest or notice of any kind (except any notice referred to below) to or upon Pledgor, any other pledgor, the Company or any other Person (all and each of which demands, presentments, protests and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Pledgee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and otherwise act with respect to the Collateral or the proceeds of the sale as though Pledgee were the outright owner thereof. Any such sale shall be performed in a commercially reasonable manner. Pledgee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Pledgee reserves the right, in its sole discretion, to reject any bids at any such sale which it deems inadequate. The purchaser at any such sale shall acquire the Collateral free frown any claim of Pledgor, any other pledgor, the Company or any other Person, or any equity or right of redemption, which equity or right is hereby waived or released. Pledgee shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Pledgee hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as Pledgee may elect, and only after such application and after the; payment by Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need Pledgee account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Pledgee arising out of the exercise by Pledgee of any of its rights hereunder, except for any claims, damages and demands it may have against Pledgee arising from the willful misconduct of Pledgee. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed "reasonable authenticated notification" within the meaning of Section 9-611(b) of the Code if given at least ten (10) business days before such sale or other disposition.

(b) Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned by announcement at the proposed sale, and such sale may be made at any time or place to which the same may be so adjourned.

8. **Private Sales.**

(a) Pledgor recognizes that Pledgee may be unable to effect a public sale of any or all of the Pledged Membership Interest, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Pledgee than if such sale were a public sale and, notwithstanding such circumstances, agrees that such private sale shall not be deemed to have been made in other than a commercially reasonable manner solely by virtue thereof. Pledgee shall conduct any such sale in a commercially reasonable manner. Pledgee shall be under no obligation to delay a sale of any of the Pledged Membership Interests for the period of time necessary to permit Borrower or Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Company or Pledgor would agree to do so.

(b) Pledgor further agrees that it shall use its best efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Pledged Membership Interest pursuant to this Section 8 valid and binding and in compliance with any and all other applicable Requirements of Law. Pledgor further agrees that a breach of an ~ of the covenants contained in this Section 8 will cause irreparable injury to Pledgee, that Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

9. **Limitation on Duties Regarding Collateral.** Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Pledgee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Pledgee deals with similar securities and property for its own account. Neither Pledgee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for an,, delay in doing so or shall be under any obligation to sell or otherwise dispose of any collateral upon the request of Pledgor or otherwise.

10. **Financing Statements; Other Documents.** On the date hereof, Pledgor shall deliver to Pledgee a UCC-1 financing statement with respect to the Collateral, duly executed by Pledgor suitable for filing in such jurisdictions as Pledgee shall request. Pledgor agrees to deliver and' other document or instrument which Pledgee may request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

11. **Powers Coupled with an Interest.** All authorizations and agencies and powers herein contained with respect to the Collateral are irrevocable and coupled with an interest.

12. **Miscellaneous.**

(a) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(c) No Waiver; Cumulative Remedies. Pledgee shall not by any act (except by a written instrument pursuant to Section 12(d)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in amp breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exorcising, on the part of Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall pre elude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(d) Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Agreement may be waived, amended or otherwise modified except by a written instrument executed by the party against which enforcement of such waiver, amendment or modification is sought. This Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of Pledgee and its successors and assigns; provided, however, that Pledgor shall not have any right to assign its rights hereunder. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

(e) Executive Offices. Pledgor agrees that it shall not (i) change the location of its chief executive office or jurisdiction of organization from the location or jurisdiction as of the date hereof or remove its books and records from such location, or (ii) change its name, identity or structure to such an extent that any UCC-1 financing statement filed by Pledgee in connection wish this Agreement would become misleading, unless it shall have given Pledgee at least thirty (30) days' prior written notice thereof.

(f) Notices. Notices by Pledgee to Pledgor shall be in writing (including by facsimile transmission), addressed or transmitted to Pledgor at the address or transmission number for Pledgor set forth in the LLC Agreement, and shall be deemed to have been duly given or made (i) when delivered by hand, (ii) three (3) Business Days after deposit in the postal system, certified mail and postage pre-paid, (iii) one (1) Business Day following timely delivery to a nationally recognized overnight courier service, or (iv) in the case of facsimile notices, when sent and electronically confirmed. Pledgor may change addresses and transmission numbers by written notice to Pledgee. Any notices to the Company or Pledgee may be given in any manner

set forth in the immediately preceding sentence to the respective address or transmission number for the Company or Pledgee set forth in the Credit Agreement.

(g) Irrevocable Authorization and Instruction to the Borrower. Pledgor hereby authorizes and instructs Pledgee and any servicer of the Advances to comply with any instruction received by it from Pledgee in writing that (i) states that an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that Pledgee and any servicer shall be fully protected in so complying.

13. **Suretyship Defenses.** Pledgor expressly waives, to the fullest extent permitted by applicable law: (a) notice of acceptance of this Agreement by Pledgee and of all extensions for performance under the Redemption Agreement to the Company by Pledgee; (b) presentment and demand for payment or performance of any of the Secured Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Secured Obligations or with respect to any security therefor; (d) notice of Pledgee obtaining, amending, substituting for, releasing, waiving or modifying any security interest, Lien or encumbrance, if any, hereafter securing the Secured Obligations, or subordinating, compromising, discharging or releasing such security interests, Liens or encumbrances, if any; (e) all other notices to which Pledgor might otherwise be entitled (except as specifically required under this Agreement); and (f) demand for payment under this Agreement.

IN WITNESS WHEREOF, Pledgor has caused this Agreement to be executed by its duly authorized officers as of the date set forth above

PLEDGOR

American Spectrum Realty Operating Partnership, Ltd.

By: American Spectrum Realty, Inc.
a Maryland Corporation, its general partner

____
Name: William J. Carden
Title: President

PLEDGEE

Evergreen Realty Group, LLC,
a Delaware limited liability company

By: ______________________________
Name: ______________________________
Title: ______________________________

PLEDGE AGREEMENT

Dated as of December __, 2009

From

American Spectrum Realty Operating Partnership, Ltd.

as Pledgor

to

Evergreen Realty Group, LLC

as Pledgee

EXHIBIT L

VICTORVILLE LEASE ASSIGNMENT

TENANT LEASE ASSIGNMENT
(Victorville Lease)

THIS TENANT LEASE ASSIGNMENT ("**Assignment**") is made this ___ day of December, 2009 by and between TIC Two Management, LLC, a limited liability company ("**Assignor**"), and American Spectrum Management Co., a Delaware limited liability company ("**Assignee**").

WITNESSETH:

Pursuant to that certain Purchase Agreement by and among The Evergreen Parties (including Assignor) and The American Spectrum Parties (including Assignee) dated December __, 2009 (the "**Agreement**"), Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Multi-Tenant Lease – Gross dated May 1, 2005 by and between TIC Two Management, LLC, as Lessor, and Real Property Systems, Inc., as Lessee (the "**Tenant Lease**") and all security deposits, prepaid rentals, cleaning fees and other deposits, plus any interest accrued thereon, paid by Lessee to the Lessor or any other person ("**Tenant Deposits**").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Tenant Lease and Tenant Deposits and Assignee hereby accepts such assignment.

The representations and warranties made by Assignor to Assignee in the Agreement with respect to the Tenant Lease and Tenant Deposits are incorporated herein by this reference.

Such representations and warranties shall survive the execution and delivery of this Assignment for the period and to the extent provided in the Agreement.

Assignor hereby covenants that Assignor will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, Assignee's successors, nominees or assigns, such documents as Assignee or they may reasonably request in order to fully assign and transfer to and vest in Assignee or Assignee's successors, nominees and assigns, and protect Assignee's or their right, title and interest in and to the Tenant Lease and the Tenant Deposits and the rights of Assignor intended to be transferred and assigned hereby, or to enable Assignee, Assignee's successors, nominees and assigns to realize upon or otherwise enjoy such rights in and to the Tenant Lease and the Tenant Deposits.

Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor as landlord under the Tenant Lease accruing or arising on or after the date of delivery of this Assignment.

Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor's agents and Assignor's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date hereof of any of Assignee's obligations under the Tenant Lease or with respect to the Tenant Deposits for the period and to the extent provided in the Agreement.

Assignor hereby agrees to indemnify and hold harmless Assignee, Assignee's agents and Assignee's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date hereof, of any of Assignor's obligations under the Tenant Lease or with respect to the Tenant Deposits for the period and to the extent provided in the Agreement.

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first written above.

TIC TWO MANAGEMENT, LLC, a limited liability company	AMERICAN SPECTRUM MANAGEMENT CO., a Delaware limited liability company
By:________________	By:________________
Name:______________	Name:______________
Title:______________	Title:______________
"Assignor"	"Assignee"

EXHIBIT M

Aged Payables Summary
As Of Nov 2009
erg - Evergreen Realty Group LLC

Vendor Code	Vendor Name	Payable Amount	0-30 Days	30-60 Days	60-90 Days	Over 90 Days	Amount to Pay
aramar	ARAMARK Refreshment Services	$ 423.78	$ -	$ 423.78	$ -	$ -	$ 279.02
arrhea	ARROWHEAD	$ 127.16	$ 22.67	$ 52.10	$ 52.39	$ -	$ 52.39
att284	AT&T TeleConference Services	$ 6,945.85	$ -	$ 2,324.34	$ -	$ 4,621.51	$ -
att463	AT&T Mobility	$ 999.52	$ -	$ -	$ (311.19)	$ 1,310.71	$ -
avblue	Apple Valley Blueprint, Inc	$ 400.51	$ -	$ -	$ -	$ 400.51	$ -
berloc	Bernardin Lochmueller & Assoc, Inc	$ 1,800.00	$ -	$ -	$ -	$ 1,800.00	$ -
boccla	Bock & Clark Corporation	$ 4,176.00	$ -	$ -	$ -	$ 4,176.00	$ -
bustel	Business Telecommunication Systems	$ 6,704.44	$ -	$ -	$ -	$ 6,704.44	$ -
citgar	City of Garden Grove	$ 342.65	$ -	$ -	$ -	$ 342.65	$ -
citsco	City of Scottsdale	$ 124.50	$ -	$ -	$ -	$ 124.50	$ -
copr	Copy R Office Solutions, LLC	$ 3,604.35	$ 1,198.07	$ 1,208.21	$ 1,198.07	$ -	$ 1,198.07
corcen	Corporate Center Pasadena	$ 425.00	$ 425.00	$ -	$ -	$ -	$ 425.00
cotgun	Cotton & Gundzik LLP	$ 20,248.05	$ -	$ 20,248.05	$ -	$ -	$ -
crater	Craig, Terrill, Hale & Grantham LLP	$ 975.00	$ -	$ -	$ -	$ 975.00	$ -
emg	EMG	$ 2,350.00	$ -	$ -	$ -	$ 2,350.00	$ -
firame	First American Trust	$ 3,000.00	$ -	$ -	$ -	$ 3,000.00	$ -
forbur	Forbes Burdette	$ 2,479.64	$ -	$ -	$ -	$ 2,479.64	$ -
foxbus	Foxborough Business Park	$ 3,955.13	$ 1,318.35	$ 1,318.35	$ 695.46	$ 622.97	$ -
garste	Gary R. Steinberg	$ 5,240.84	$ -	$ -	$ -	$ 5,240.84	$ -
gersch	Gerald Schaub	$ 3,750.00	$ -	$ -	$ -	$ 3,750.00	$ -
gneil	G. Neil Corporation	$ 103.64	$ -	$ -	$ -	$ 103.64	$ -
gremca	Greg McAndrews & Associates	$ 197,249.59	$ 20.45	$ -	$ -	$ 197,229.14	$ -
gretra	Greenberg Traurig, LLP	$ 175,012.61	$ -	$ -	$ 40,564.58	$ 134,448.03	$ -
hatmot	Hatch Mott MacDonald	$ 3,874.00	$ -	$ -	$ -	$ 3,874.00	$ -
hinsha	Hinshaw & Culbertson	$ 2,350.92	$ -	$ -	$ 1,962.11	$ 388.81	$ -
hirfle	Hirschler Fleischer	$ 130,920.19	$ -	$ -	$ -	$ 130,920.19	$ -
hunmal	Hunter, Malloy, & Salcido, LLP	$ 140.00	$ -	$ -	$ -	$ 140.00	$ -
isuarm	ISU Insurance Services - ARMAC Agency	$ -	$ -	$ -	$ -	$ -	$ -
laname	Land America Valuation Corp	$ 6,300.00	$ -	$ -	$ -	$ 6,300.00	$ -
lawann20	Law Offices of Anne Graham-Bergin	$ 250.00	$ -	$ -	$ -	$ 250.00	$ -
libert	Liberty Group, LLC	$ 375.00	$ -	$ -	$ -	$ 375.00	$ -
martal	Marshall E. Talbot & Co.	$ 4,238.08	$ -	$ -	$ -	$ 4,238.08	$ -
mickas	MICK & Associates, PC	$ 2,000.00	$ -	$ -	$ -	$ 2,000.00	$ -
natreg	National Registered Agents, Inc.	$ 272.00	$ 272.00	$ -	$ -	$ -	$ -
neolea	Neopost Leasing	$ 281.74	$ -	$ 281.74	$ -	$ -	$ 281.74
nmhc	National Multi Housing Council	$ 2,500.00	$ -	$ -	$ -	$ 2,500.00	$ -
offtea	Office Team	$ 4,256.00	$ -	$ -	$ -	$ 4,256.00	$ -
paetec	PAETEC	$ 1,798.35	$ -	$ 1,798.35	$ -	$ -	$ 1,798.35
pheeng	Phelps Engineering, Inc	$ 4,507.50	$ -	$ -	$ -	$ 4,507.50	$ -
pitbow	Pitney Bowes	$ 6.03	$ -	$ -	$ -	$ 6.03	$ -
realin	Real Linx, Inc	$ 477.39	$ 477.39	$ -	$ -	$ -	$ 477.39
renken	Reynolds & Kenline, L.L.P.	$ 973.38	$ -	$ -	$ -	$ 973.38	$ -
rotsta	Roth Staffing Companies, L.P.	$ 31,870.99	$ -	$ -	$ -	$ 31,870.99	$ 1,926.31
rpsand	R P Sanders	$ 1,290.00	$ -	$ -	$ -	$ 1,290.00	$ -
sm08	Univ Heights San Marcos TIC 8, LP	$ 11,323.84	$ 5,661.92	$ 2,830.96	$ 2,830.96	$ -	$ -
sm21	Univ Heights San Marcos TIC 21, LP	$ 5,664.32	$ 2,832.16	$ 1,416.08	$ 1,416.08	$ -	$ -
snykea	Snyder Kearney LLC	$ 34,065.90	$ -	$ -	$ -	$ 34,065.90	$ -
soewoo	Woody Soemantoro	$ -	$ -	$ -	$ -	$ -	$ -
soulak	South Lake Ave Investors, LLC	$ 13,720.40	$ -	$ -	$ -	$ 13,720.40	$ -
stacal	State of California	$ 70.00	$ -	$ -	$ -	$ 70.00	$ -
stapoo	Standard & Poors	$ 298.00	$ -	$ -	$ -	$ 298.00	$ -
stephens	Stephens,Reidinger & Beller	$ 275.00	$ -	$ -	$ -	$ 275.00	$ -
thopac	Thomas Pace, Esq.	$ 37.78	$ -	$ -	$ -	$ 37.78	$ -
tratho	Tracy A Thomson	$ 1,689.40	$ -	$ -	$ -	$ 1,689.40	$ -
usps	U S Postal Service	$ (7.84)	$ -	$ -	$ -	$ (7.84)	$ -
ver688	Verizon	$ 149.77	$ -	$ 149.77	$ -	$ -	$ 149.77
wfb-cw	WF Business Direct	$ 1,690.07	$ -	$ -	$ -	$ 1,690.07	$ -
wfb349	WF Business Direct	$ 6,073.21	$ -	$ -	$ -	$ 6,073.21	$ -
xerox5	Xerox	$ 2,058.58	$ -	$ -	$ 1,487.21	$ 571.37	$ 571.37
yarsys	Yardi Systems Inc.	$ 3,348.98	$ -	$ -	$ -	$ 3,348.98	$ -
		$ 719,577.24	$ 12,228.01	$ 32,051.73	$ 49,895.67	$ 625,401.83	$ 7,159.41

EXHIBIT M

Aged Payables Summary
As Of Nov 2009
epm - Evergreen Realty Property Mgmt LLC

Vendor Code	Vendor Name	Payable Amount	0-30 Days	30-60 Days	60-90 Days	Over 90 Days	Amount to Pay
affjan	Affordable Janitorial	$ 430.00	$ -	$ -	$ 430.00	$ -	$ 430.00
att463	AT&T Mobility	$ 3,993.06	$ -	$ -	$ (1,244.79)	$ 5,237.85	$ -
beapar	Bear Valley Party Rentals	$ 111.33	$ -	$ -	$ 111.33	$ -	$ -
beaval	Bear Valley RV and Self Storage	$ 83.81	$ -	$ -	$ -	$ 83.81	$ -
betbus	Better Business Solutions	$ 439.00	$ -	$ 439.00	$ -	$ -	$ -
budren	Budget Rent A Car Systmes, Inc	$ 11,060.02	$ -	$ 4,330.73	$ -	$ 6,729.29	$ 1,000.00
burmed	Burdin Mediations	$ 250.00	$ -	$ -	$ -	$ 250.00	$ -
carbui	CareerBuilder LLC	$ 2,000.00	$ -	$ -	$ 2,000.00	$ -	$ -
chevtx	Chevron & Texaco Business Card	$ 1,947.99	$ -	$ 1,947.99	$ -	$ -	$ 1,947.99
critte	CRITTENDEN	$ 967.00	$ -	$ -	$ 967.00	$ -	$ -
dell	Dell Business Credit	$ 48,713.21	$ 1,515.49	$ 662.20	$ 680.10	$ 45,855.42	$ -
empscr	Employment Screening Resources	$ 1,509.45	$ 205.30	$ 558.70	$ 680.95	$ 64.50	$ 745.45
epm	Evergreen Property Mgmt	$ 0.01	$ -	$ -	$ -	$ 0.01	$ -
faioak	Fair Oaks West Self Storage	$ 2,175.67	$ -	$ -	$ -	$ 2,175.67	$ -
flodru	Florida Drug Screening, Inc	$ 3,301.00	$ -	$ 325.00	$ 1,194.00	$ 1,782.00	$ 1,000.00
foxbus	Foxborough Business Park	$ 14,459.84	$ 4,819.84	$ 4,819.84	$ 2,328.28	$ 2,491.88	$ -
garlan	Gary Langendoen	$ 109.95	$ -	$ -	$ -	$ 109.95	$ -
grahil	Grace Hill, Inc	$ 4,703.40	$ 1,567.80	$ 1,567.80	$ 1,567.80	$ -	$ 1,000.00
gremca	Greg McAndrews & Associates	$ 620.00	$ -	$ -	$ -	$ 620.00	$ -
hasfin	Hasler Financial Services, LLC	$ 1,172.76	$ -	$ 390.92	$ 390.92	$ 390.92	$ 390.92
hasler	Totalfunds by Hasler	$ 5,366.28	$ 2,129.80	$ 2,148.86	$ -	$ 1,087.62	$ 1,087.62
hinsha	Hinshaw & Culbertson	$ 2,441.77	$ -	$ -	$ -	$ 2,441.77	$ -
inldes	Inland Desert Security	$ 118.75	$ -	$ 1.73	$ -	$ 117.02	$ -
lexnex	Lexis Nexis	$ 350.00	$ -	$ 350.00	$ -	$ -	$ 350.00
locins	Lockton Insurance Brokers, Inc	$ 77.21	$ -	$ -	$ -	$ 77.21	$ -
mdfire	M & D Fire Equipment Co.	$ 91.42	$ -	$ -	$ 91.42	$ -	$ -
mesvac	Mesquit's Vacuum & Janitorial	$ 197.16	$ -	$ 7.52	$ 62.64	$ 127.00	$ 127.00
morlai	Morris, Laing, Evans,	$ 1,818.76	$ -	$ -	$ -	$ 1,818.76	$ 1,000.00
offwor	Office Works	$ 4,334.44	$ 346.30	$ 2,656.32	$ 1,304.87	$ 26.95	$ 1,000.00
pcfg	Fred Gerow	$ 161.97	$ 161.97	$ -	$ -	$ -	$ 161.97
phspur	PHSI Pure Water Finance	$ 185.63	$ -	$ 185.63	$ -	$ -	$ 185.63
pitbow	Pitney Bowes	$ 89.07	$ -	$ -	$ -	$ 89.07	$ -
preglo	Premiere Global Services	$ 1,203.42	$ -	$ -	$ -	$ 1,203.42	$ -
primai	Priority Mailing Systems, Inc.	$ 41.94	$ -	$ 41.94	$ -	$ -	$ 41.94
priser	Printing Services, LTD.	$ 320.56	$ -	$ 320.56	$ -	$ -	$ 320.56
prowor	Promo World	$ 221.90	$ -	$ -	$ 221.90	$ -	$ -
realin	Real Linx, Inc	$ 1,909.55	$ 1,909.55	$ -	$ -	$ -	$ 1,909.55
rotsta	Roth Staffing Companies, L.P.	$ 6,254.25	$ -	$ -	$ -	$ 6,254.25	$ -
rpsand	R P Sanders	$ 564.56	$ -	$ -	$ 564.56	$ -	$ -
simtec	Simtech Data Services, Inc.	$ 3,148.50	$ -	$ 3,148.50	$ -	$ -	$ 1,000.00
stabus	Staples Business Advantage	$ 6,355.03	$ 826.31	$ 133.44	$ 784.82	$ 4,610.46	$ -
stegib	Steve Gibson	$ 223.20	$ -	$ -	$ 223.20	$ -	$ 223.20
susstr	Susan Strong	$ 282.52	$ -	$ 282.52	$ -	$ -	$ 282.52
ver688	Verizon	$ 599.04	$ -	$ 599.04	$ -	$ -	$ -
verwir	Verizon Wireless	$ 3,221.25	$ -	$ 3,221.25	$ -	$ -	$ 3,221.25
wfb-gen	WF Business Direct	$ 20,277.34	$ -	$ 9,998.45	$ 10,278.89	$ -	$ -
wfb-jj	WF Business Direct	$ 1,520.40	$ -	$ 396.42	$ 330.30	$ 793.68	$ -
wfb-kd	WF Business Direct	$ 2,241.29	$ -	$ 868.32	$ 1,372.97	$ -	$ -
wfb-tt	WF Business Direct	$ 749.08	$ -	$ 115.41	$ 6.20	$ 627.47	$ -
xerox5	Xerox	$ 3,878.70	$ -	$ 571.37	$ 2,291.11	$ 1,016.22	$ 442.65
yarsys	Yardi Systems Inc.	$ 11,466.18	$ -	$ -	$ -	$ 11,466.18	$ -
		$ 177,758.67	$ 13,482.36	$ 40,089.46	$ 26,638.47	$ 97,548.38	$ 17,868.25

EXHIBIT N

SUB-PROPERTY AND ASSET MANAGEMENT AGREEMENT

SUB-PROPERTY AND ASSET MANAGEMENT AGREEMENT

This SUB-PROPERTY AND ASSET MANAGEMENT AGREEMENT (the "Agreement") is dated to be effective as of December [illegible], 2009, (the "Effective Date") by and among Evergreen Realty Group LLC ("ERG") and American Spectrum ~~Asset~~ Management Co., ~~a Delaware limited liability company~~ (the "Property Manager").

Real Property Systems, Inc. ("RPS") previously entered into a Property Management Agreement dated as of April 29, 2005 among RPS, (____________________) (the "Original Agreement") providing for the management of the (____________________) described in Exhibit "A" attached hereto and incorporated herein (the "Project"). RPS subsequently assigned its rights and obligations under the Original Agreement to ERG pursuant to that certain Asset Purchase Agreement effective December 31, 2007 by and among ERG, RPS and affiliates of RPS (the Original Agreement, as assigned, is referred to herein as the "Original Agreement"). The Project is currently owned by tenant in common owners (the "Tenants in Common") who have previously entered into that certain Tenants in Common Agreement (the "Tenants in Common Agreement") dated as of April 29, 2005 to provide for the orderly ownership and operation of the Project and who acquired the Project subject to the Original Agreement.

Section 2.14 of the Original Agreement provides that ERG has the right to sub contract some or all of its property management functions as long as the fees paid to ERG to such subcontractor are funded exclusively by the Fees received by ERG pursuant to the Original Agreement.

Pursuant to Section 2.14 of the Original Agreement, ERG desires to subcontract specific duties and obligations imposed on it under the Original Agreement to the Property Manager on the terms and conditions set forth herein. [Conform recitals to each transaction]

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. **COMMENCEMENT AND TERMINATION DATES; AUTHORITY OF TENANTS IN COMMON.**

1.1 Commencement and Termination. Property Manager's duties and responsibilities under this Agreement shall begin on the date of this Agreement (the "Start Date") and shall terminate on the earlier of: (i) the sale of the Project (other than any sale of an undivided interest held by a Tenant in Common to a party that will acquire such interest subject to the Tenants in Common Agreement), or (ii) termination as provided in Section 10.

1.2 Approval of the Tenants in Common. The Property Manager acknowledges that any approval, consent or other action of the Tenants in Common required under this Agreement or the Original Agreement shall be in accordance with the Tenants in Common Agreement. ERG agrees that it will obtain all approvals required under the terms of the Original Agreement prior to directing the Property Manager to perform any actions that would require such approval if the Property Manager were performing under the Original Agreement.

2. **PROPERTY MANAGER'S RESPONSIBILITIES.**

2.1 Status of the Property Manager. ERG and the Property Manager do not intend to form a joint venture, partnership, or similar relationship. Instead, the parties intend that Property Manager shall act solely in the capacity of an independent contractor for ERG. Nothing in this Agreement shall cause Property Manager and ERG to be joint venturers or partners of each other, and neither shall have the power to bind or obligate the other party by virtue of this Agreement, except as expressly provided in this Agreement. Nothing in this Agreement shall deprive or otherwise affect the right of either party to own, invest in, manage, or operate, or to conduct business activities that compete with the business of the Project.

Exhibit N

2.2 Management.

2.2.1 Property Manager shall, ~~subject to the supervision of ERG~~, manage, operate and maintain the Project in an efficient, economic, and satisfactory manner and shall manage the performance of everything reasonably necessary for the proper operation of the Project for the tenants thereof, subject to (a) applicable governmental requirements and (b) the terms and provisions of this Agreement. At the expense of the Tenants in Common, Property Manager shall keep the Project clean and in good repair, shall order and supervise the completion of such repairs as may be required and shall generally do and perform, or cause to be done or performed, all things necessary, required or desirable for the proper and efficient management, operation, and maintenance of the Project, provided the Tenants in Common, in a manner reasonably satisfactory to Property Manager, makes available to Property Manager sufficient sums to pay the costs thereof. Property Manager shall perform all services in a diligent and professional manner.

2.2.2 In addition to the foregoing, the Property Manager shall, ~~under the supervision of ERG~~, have responsibility for interfacing and communicating with the lender and its successors and assigns, and shall ~~, under the supervision of ERG~~: (a) perform all services customarily provided by a property manager, with respect to interfacing with the owner and holder of any deed of trust or mortgage upon the Project (a "Lender") in connection with the loan secured by such deed of trust or mortgage ("Loan") and all other documents executed in connection therewith (the "Loan Documents"), including, without limitation, designating changes in address, receiving any and all notices, including, without limitation, default notices on behalf of the Tenants in Common, requesting and receiving any amounts out of any reserve accounts or escrow accounts maintained by lender, or its successors and assigns, on account of repairs, capital improvements, tenant improvements, leasing commissions, real estate taxes and assessments and insurance proceeds or otherwise; and (b) with the consent of the Tenants in Common (obtained by ERG), request waivers of provisions under the Loan Documents and negotiate conditions to any such requested waivers that might be granted by the Lender and its successors and assigns, deposit rents or other revenues in any lockbox account maintained under such Loan Documents, receive into an operating account to be maintained by Property Manager for the benefit of the Tenants in Common all disbursements made out of any such lockbox to the Tenants in Common as the borrower thereunder for the payment of operating expenses of the Project, or otherwise to be made to or to the account of the Tenants in Common as such borrower, request and receive any amounts out of any reserve accounts or escrow accounts maintained by such Lender on account of repairs, capital improvements, tenant improvements, leasing commissions, real estate taxes and assessments and insurance proceeds or otherwise. Property Manager shall, ~~under the supervision of ERG~~, generally do and perform, or cause to be done or performed, all things necessary, required or desirable for the proper and efficient management, operation and maintenance of the Project, provided that the Tenants in Common, in a manner reasonably satisfactory to the Property Manager, makes available to the Property Manager such sums as are reasonably necessary to pay the costs thereof. The Property Manager shall see that these services are performed in a reasonably diligent and professional manner.

2.2.3 Property Manager shall act in a fiduciary capacity with respect to the proper protection of and accounting for the Tenants in Common's assets. In this capacity, Property Manager shall deal at arms length with all parties, including affiliated companies and subsidiaries and perform all services in a diligent and professional manner.

2.2.4 To assist the Property Manager in carrying out its duties hereunder, ERG shall promptly provide the Property Manager with copies of all of its books and records relating to the Project, including all correspondence, books of account, insurance policies, tax records, and tenant records. ERG agrees to provide the Property Manager with access to its books and records upon reasonable request from the Property Manager. ERG agrees to promptly assign all contracts relating to the Project (other than the Original Agreement) that ERG may have an interest in to the Property Manager and to promptly transfer custody of all bank accounts to the Property Manager. ERG further agrees to use its commercially reasonable efforts to respond promptly to any additional requests from the Property Manager for information or assistance during the term of the Agreement.

2.3 Employees/Independent Contractors of Property Manager. Property Manager shall employ, directly or through third party contractors (e.g. employee leasing company), at all times a sufficient number of capable employees and/or independent contractors to enable Property Manager to properly,

adequately, safely and economically manage, operate and maintain the Project. All matters pertaining to the supervision of such employees shall be the responsibility of Property Manager. All salaries and benefits and positions of employees who perform work in connection with the Project shall be consistent with the Budget (as defined in Section 2.5).

2.4 Compliance with Laws, Mortgages and Other Matters.

2.4.1 Property Manager shall comply, and cause the Project to be in compliance, with any Loan Documents affecting the Project and all applicable governmental requirements, including by way of illustration, but not limitation, Board of Fire Underwriters or other similar body, relative to the performance of its duties hereunder, ordinances, rules, regulations, and requirements applicable to the Project (collectively "laws"). Property Manager may implement such procedures with respect to the Project as Property Manager may deem advisable for the efficient and economic management and operation thereof. The Property Manager shall pay from the Operating Account (defined in Section 6.1) expenses incurred to remedy violations of laws. However, the Property Manager shall not be obligated to remedy violations of law if sufficient funds are not available in the Operating Account or if the Tenants in Common do not provide sufficient additional funds to do so.

2.4.2 Property Manager shall furnish to the Tenants in Common, promptly after receipt, any notice of violation of any material governmental requirement or order issued by any governmental entity, any Board of Fire Underwriters or other similar body against the Project, any notice of default from a Lender or any notice of termination or cancellation of any insurance policy.

2.5 Budgets and Operating Plan.

2.5.1 The Property Manager shall, ~~under the supervision of ERG~~, prepare and submit to the Tenants in Common annually (a) an annual capital and operating budget ("Budget") for the promotion, operation, leasing, repair, maintenance and improvement of the Project for each calendar year and (b) terms and conditions of leases and/or proposed leases and any changes to the form lease used for the Project (the "Leasing Parameters"). The approval or consent of the Tenants in Common holding more than fifty (50%) of the undivided interests in the Project shall be required for the approval of the Budget and the Leasing Parameters. During ~~the remainder of 2009~~ 2010, the Property Manager will manage the Project according to the 2010 Budget previously approved. Any deviations of more than five percent (5%) from the current Budget will first require the approval of the Tenants in Common. The Property Manager shall deliver each subsequent Budget and Leasing Parameters for each subsequent calendar year at least thirty (30) days prior to the end of the calendar year before the budget year. The Budget and Leasing Parameters shall be approved, and any disputes resolved, in accordance with the Original Agreement. The Property Manager may proceed under the terms of the proposed Budget for items that are not objected to. In the event that the items that are objected to are operational expenditures, as opposed to capital expenditures, the Property Manager shall be entitled to operate the Project using the prior year's Budget plus five percent (5%) until approval is obtained. The Property Manager may at any time submit a revised Budget to the Tenants in Common for their approval, which will be governed by the terms of this Section 2.5.1 and shall continue to operate the Project under the previously approved Budget until the revised Budget is approved. In preparing the Budget for the initial calendar year and for the subsequent calendar year, the Property Manager recognizes that the Project reserves and security deposits have been depleted. Accordingly, the Property Manager will phase in replenishment of the reserves and security deposits over the initial calendar year and the subsequent calendar year so that it doesn't place an undue burden on the Project or the Tenants in Common. The Property Manager shall provide the Tenants in Common with such information regarding the Budget as may be, from time to time, reasonably requested by the Tenants in Common.

2.5.2 The Property Manager shall charge all expenses to the proper account as specified in the Budget, provided that the Property Manager may reallocate savings from one line item to other line items for the benefit of the Tenants in Common.

2.5.3 Together with the submission of the Budget, Property Manager shall submit each year to the Tenants in Common, for approval by the Tenants in Common, an operating plan for the general operation of the Project, including a proposed list of improvements to the Project, general insurance plan, marketing plan and plan for the general operation and maintenance of the Project (the "Operating Plan").

Property Manager may submit a revised Operating Plan to the Tenants in Common at any time for approval in accordance with the terms of the Original Agreement.

2.5.4 The Property Manager shall be required to provide the Lender copies of all budgets or reports relating to the Project in any Loan Documents and comply with the provisions applicable to the Property Manager set forth in the Loan Documents.

2.5.5 During each calendar year, in the regular quarterly reports sent to the Tenants in Common, the Property Manager shall inform the Tenants in Common of any material increases in costs and expenses not foreseen and not included in the Budget within a reasonable time after the Property Manager learns of such changes.

2.6 Leasing.

2.6.1 Each Tenant in Common ~~hereby~~ has approved all Leases (as defined in Section 2.6.2) presently in effect on the date hereof and the Property Manager's standard lease form, a copy of which is attached hereto and incorporated herein as Exhibit "B."

2.6.2 The Property Manager shall use commercially reasonable efforts to obtain tenants for all leasable space in the Project and to renew leases and rental agreements (collectively, "Leases") as provided herein. The Property Manager shall have the authority to negotiate new and renewal Leases that are approved in conformation with the Leasing Parameters or that are not in conformation with the Leasing Parameters, but which have been approved by the Tenants in Common. Neither the Tenants in Common's approval nor execution of any Leases in conformance with the Leasing Parameters shall be required. Before entering into any Leases that do not conform to the Leasing Parameters, the Property Manager shall submit (subject to the same procedures as set forth in Section 2.5.1) revised Leasing Parameters to the Tenants in Common and shall obtain approval from the Tenants in Common of the revised Leasing Parameters (subject to the same procedures as set forth in Section 2.5.1) provided, however, that any time period for approval shall be reduced to five (5) days for both the notice and deemed approval. In connection with its leasing efforts, the Property Manager may advertise the Project for lease.

2.6.3 Except as provided in the Leasing Parameters, the Property Manager shall not, without the prior written approval of the Tenants in Common, give free rental or discounts or rental concessions to any employees, officers or shareholders of Property Manager or anyone related to such employees, officers or shareholders unless such discounts or concessions are in lieu of salaries or other benefits to which they would be contractually entitled. The Property Manager shall not lease any space in the Project to itself or to any of its affiliates or subsidiaries.

2.6.4 Property Manager shall reasonably investigate all prospective tenants, and shall not rent to persons not meeting credit standards reasonable for the market. Property Manager shall obtain a credit check for all prospective tenants through Equifax or a similar service. Property Manager shall retain such information for the duration of the tenancy, and shall make it available to the Tenants in Common upon reasonable notice, subject to compliance with any confidentiality restrictions required by any credit check company and any applicable federal or state laws. The Property Manager does not guarantee the accuracy of any such information or the financial condition of any tenant.

2.6.5 Property Manager and the Tenants in Common agree that there shall be no discrimination against or segregation of any person or group of persons on account of age, race, color, religion, creed, handicap, sex or national origin in the leasing of the Project, nor shall the Tenants in Common or Property Manager permit any such practice or practices of discrimination or segregation with respect to the selection, location, number or occupancy of tenants.

2.6.6 Property Manager shall engage contractors, engineers, architects and other consultants on behalf of the Tenants in Common to design and construct improvements to the Project other than those required to be performed by tenants under their leases. For any contract requiring capital expenditures in excess of $25,000, Property Manager shall follow the bidding procedures specified in Section 2.9 below.

2.6.7 Notwithstanding anything to the contrary herein, and except as otherwise limited by any loan documents relating to a loan secured by a mortgage, deed of trust or deed to secure debt on the Property (the "Loan Documents"), Property Manager shall be obligated to disburse to each of the Tenants in Common their pro rata share of the net revenue from the Project promptly following receipt and, in all events, within forty-five (45) days from the date of receipt of such revenues.

2.7 Collection of Rents and Other Income. Unless otherwise required by any Loan Documents affecting the Project, Property Manager shall bill all tenants and shall use its commercially reasonable efforts to collect all rent and other charges due and payable from any tenant or from others for services provided in connection with the Project. Property Manager shall deposit all monies so collected in the Operating Account (as defined in Section 6.1). The Property Manager shall allocate all income, revenue and expense from the Project to the Tenants in Common according to their percentage interest in the Project as set forth on Exhibit "C," attached hereto and incorporated herein by this reference.

2.8 Repairs and Maintenance. Property Manager shall maintain the buildings, appurtenances and grounds of the Project other than areas that are the responsibility of the tenants, including, without limitation, all repairs, cleaning, painting, decorations and alterations, for example electrical, plumbing, carpentry, masonry, elevators and such other routine repairs as are necessary or reasonably appropriate in the course of maintenance of the Project (subject to the limitations of this Agreement). Property Manager shall pay actual and reasonable expenses for materials and labor for such purposes from the Operating Account. Property Manager shall take reasonable precautions against fire, vandalism, burglary and trespass to the Project. However, Property Manager shall only provide ordinary and customary services to tenants of the Project and shall provide no other services to the tenants or others on behalf of the Tenants in Common.

2.9 Capital Expenditures. Property Manager may make any capital expenditure within any Budget approved by the Tenants in Common without any further consent, provided that Property Manager follows the bid procedures prescribed below. All other capital expenditures (other than emergency expenditures) shall be subject to submittal of a revised Budget to the Tenants in Common. Unless the Tenants in Common specifically waive such requirements, or approve a particular contract, Property Manager shall award any contract for a capital improvement exceeding $25,000 in cost on the basis of competitive bidding, solicited from a minimum of two (2) written bids. Property Manager shall accept the bid of the lowest bidder determined by Property Manager to be responsible, qualified and capable of completing such improvements on a reasonable schedule.

2.10 Service Contracts, Supplies and Equipment.

2.10.1 Property Manager may enter into or renew any contract for cleaning, maintaining, repairing or servicing the Project or any of the constituent parts of the Project (including contracts for fuel oil, security or other protection, extermination, landscaping, architectural or engineering services) that is both contemplated by the Budget and/or the Operating Plan with any unrelated third party without the consent of ERG or the Tenants in Common. Each such service contract shall (a) be in the name of the Tenants in Common or the Property Manager as agent for the Tenants in Common, (b) be assignable to the transferee of the Tenants in Common, and (c) be for a term not to exceed one (1) year. Unless the Tenants in Common specifically waive such requirements or approve a particular contract, all service contracts for amounts in excess of $25,000 per year shall be subject to the bidding requirements specified in Section 2.9.

2.10.2 If this Agreement terminates pursuant to Section 10, Property Manager, at the option of the Tenants in Common, shall assign to the nominee of the Tenants in Common all of Property Manager's interest in the service agreements pertaining to the Project, if any.

2.10.3 At the expense of the Tenants in Common, Property Manager shall purchase, provide, and pay for any needed janitorial and maintenance supplies, tools and equipment, restroom and toilet supplies, light bulbs, paints, and similar supplies necessary to the efficient and economical operation and maintenance of the Project. Such supplies and equipment shall be the property of the Tenants in Common based on their undivided interests in the Project. All such supplies, tools, and equipment generally shall be delivered to and stored at the Project and shall be used only in connection with the management, operation, and maintenance of the Project.

2.10.4 Property Manager shall use reasonable efforts to purchase all goods, supplies or services at the lowest cost reasonably available from reputable sources in the metropolitan area where the Project is located. In making any contract or purchase hereunder, Property Manager shall use reasonable efforts to obtain favorable discounts for the Tenants in Common and all discounts, rebates or commissions under any contract or purchase order made hereunder shall inure to the benefit of the Tenants in Common based on their undivided interests in such Project. Property Manager shall make payments under any such contract or purchase order to enable the Tenants in Common to take advantage of any such discount if the Tenants in Common provide sufficient funds therefor.

2.11 Taxes and Mortgages. Property Manager, unless otherwise requested, shall obtain and verify bills for real estate and personal property taxes, general and special real property assessments and other like charges (collectively "Taxes") which are, or may become, liens against the Project and appeal such Taxes as Property Manager may decide, in its reasonable judgment, to be prudent. Property Manager shall report any such Taxes that materially exceed the amounts contemplated by the Budget to the Tenants in Common prior to Property Manager's payment thereof. Property Manager, if requested by the Tenants in Common, will cooperate to prepare an application for correction of the assessed valuation (in cooperation with representatives of the Tenants in Common) to be filed with the appropriate governmental agency. Property Manager shall pay, within the time required to obtain discounts, from funds provided by the Tenants in Common or from the Operating Account, all utilities, Taxes and payments due under each lease, mortgage, deed of trust or other security instrument, if any, affecting the Project. To the extent contemplated by the Budget and/or the Operating Plan (as either may be revised from time to time), Property Manager may make any such payments without the additional approval of ~~ERG or the Tenants in Common~~ any person.

2.12 Tenant Relations; Compliance. Property Manager will use reasonable efforts to develop and maintain good relations with the tenants in the Project. At all times during the term hereof, Property Manager shall use its reasonable efforts to retain existing tenants in the Project. Property Manager shall use its reasonable efforts to secure compliance by the tenants with the terms and conditions of their respective Leases.

2.13 Miscellaneous Duties. Property Manager shall (a) maintain at Property Manager's office address as set forth in Section 12.1 or at the Project, and readily accessible to the Tenants in Common, orderly files containing rent records, insurance policies, leases and subleases, correspondence, receipted bills and vouchers, bank statements, canceled checks, deposit slips, debit and credit memos, and all other documents and papers pertaining to the Project or the operation thereof; (b) provide information about the Project necessary for the preparation and filing by each of the Tenants in Common of their individual income or other tax returns required by any governmental authority, including annual statements, identifying each Tenant in Common's undivided percentage of all expenses paid and income received by such Tenant in Common (or, if requested by a Tenant in Common, all expenses of and income from the Project allocable to such Tenant in Common's undivided interest in the Project);
(c) consider and record tenant service requests in systematic fashion showing the action taken with respect to each, and thoroughly investigate and report to the Tenants in Common in a timely fashion with appropriate recommendations all complaints of a nature which might have a material adverse effect on the Project or the Budget;
(d) supervise the moving in and out of tenants and, if permitted under the Leases and known to the Property Manager, subtenants; arrange, to the extent possible, the dates thereof to minimize disturbance to the operation of the Project and inconvenience to other tenants; and render an inspection report, an assessment for damages and a recommendation on the disposition of any deposit held as security for the performance by the tenant under its lease with respect to each premises vacated; (e) check all bills received for the services, work and supplies ordered in connection with maintaining and operating the Project and, except as otherwise provided in this Agreement, pay such bills when due and payable; and (f) not knowingly permit the use of the Project for any purpose that might void any policy of insurance held by the Tenants in Common or that might render any loss thereunder uncollectible. All such records are the property of the Tenants in Common and will be delivered to the Tenants in Common upon request.

3. **INSURANCE.**

3.1 Insurance.

3.1.1 Property Manager, at the Tenants in Common's expense, based on their undivided interests in the Project, will obtain and keep in force adequate insurance against physical damage (such as fire with extended coverage endorsement, boiler and machinery) and against liability for loss, damage or injury to property or persons that might arise out of the occupancy, management, operation or maintenance of the Project, as contemplated by the Operating Plan and any Loan Documents affecting the Project. Such insurance shall be obtained for each of the Tenants in Common and shall include each of the Tenants in Common as a named insured. Property Manager shall not be required to obtain earthquake or flood insurance unless required by the Loan Documents or otherwise expressly directed to do so by a specific written notice from the Tenants in Common, but may do so in Property Manager's reasonable discretion. Property Manager shall be a named insured on all property damage insurance and an additional insured on all liability insurance maintained with respect to the Project. In the event the Property Manager receives insurance proceeds for the Project, the Property Manager will take any required actions as set forth in any Loan Documents affecting the Project. In the event that the Property Manager receives insurance proceeds that are not governed by the terms of any Loan Documents affecting the Project, the Property Manager will either (i) use such proceeds to replace, repair or refurbish the Project or (ii) distribute such proceeds to the Tenants in Common, as directed by the Tenants in Common. Any insurance proceeds distributed to the Tenants in Common will be distributed subject to the fees owed to the Property Manager pursuant to this Agreement. The foregoing notwithstanding, in all events the Property Manager will obtain on behalf of the Tenants in Common, at the Tenants in Common's expense, all applicable insurance coverage as may be required by the terms of any Loan Documents.

3.1.2 As part of the Operating Plan, Property Manager shall advise the Tenants in Common in writing and make recommendations with respect to the proper insurance coverage for the Project, taking into account the insurance requirements set forth in any mortgage on the Project, shall furnish such information as the Tenants in Common may reasonably request to obtain insurance coverage and shall reasonably aid and cooperate with respect to such insurance and any loss thereunder. The Tenants in Common acknowledge that Property Manager is not a licensed insurance agent or insurance expert. Accordingly, Property Manager shall be entitled to rely on the advice of a reputable insurance broker or consultant regarding the proper insurance for the Project.

3.1.3 Subject to the provisions of any Loan Documents, Property Manager shall investigate and submit, as soon as reasonably practicable, a written report to the insurance carrier and the Tenants in Common as to all accidents, claims for damage relating to the ownership, operation and maintenance of the Project, any damage to or destruction of the Project and the estimated costs of repair thereof, and prepare and file with the insurance company in a timely manner required reports in connection therewith. Notwithstanding the foregoing, Property Manager shall not be required to give such notice to the Tenants in Common if the amount of the claims, damage or destruction, as reasonably estimated by Property Manager, does not exceed $10,000 for any one occurrence. Subject to the provisions of any Loan Documents, Property Manager shall settle all claims against insurance companies arising out of any policies, including the execution of proofs of loss, the adjustment of losses, signing and collection of receipts and collection of money, except that Property Manager shall not settle claims in excess of $25,000 without the prior approval of the Tenants in Common in accordance with the Tenants in Common Agreement.

3.2 Additional Insurance. Any insurance obtained by Property Manager for its own account, and not for the benefit of the Tenants in Common or the Project shall be at Property Manager's own expense, and the proceeds of any insurance claims shall be for the Property Manager's sole benefit.

3.3 Contractor's and Subcontractor's Insurance. Property Manager shall require all contractors and subcontractors entering upon the Project to perform services to have insurance coverage at the contractor's or subcontractor's expense, in the following minimum amounts or such other amounts as may be required under the terms of any mortgage on the Project: (a) worker's compensation – statutory amount; (b) employer's liability (if required) - $500,000; and (c) comprehensive general liability insurance, including comprehensive auto liability insurance covering the use of all owned, non-owned and hired automobiles, with bodily injury and property damage limits of $1,000,000 per occurrence. The Property Manager may waive such requirements in its reasonable discretion. The Property Manager shall obtain and keep on file a certificate of insurance which shows that each contractor and subcontractor is so insured.

3.4 Waiver of Subrogation. To the extent available at commercially reasonable rates, all property damage insurance policies required hereunder shall contain language whereby the insurance carrier thereunder waives any right of subrogation it may have with respect to the Tenants in Common or Property Manager.

4. FINANCIAL REPORTING AND RECORD KEEPING.

4.1 Books of Accounts. Property Manager shall maintain adequate and separate books and records for the Project with the entries supported by sufficient documentation to ascertain their accuracy with respect to the Project. Such books and records shall contain a separate accounting of all items of income and all items of expenses for each Tenant in Common. ERG agrees to provide to Property Manager any financial or other information reasonably requested by Property Manager to carry out its services hereunder. Property Manager shall maintain such books and records, including separate accounting records for each Tenant in Common's income and expense of the Project, at Property Manager's office set forth in Section 12.1 or at the Project. Property Manager shall ensure such control over accounting and financial transactions as is reasonably necessary protect the Tenants in Common's assets from theft, error or fraudulent activity by Property Manager's employees. Property Manager shall bear losses arising from the fraud or gross negligence of the Property Manager or any of its employees or agents, including, without limitation, the following: (a) theft of assets by Property Manager's employees, principals, or officers or those individuals associated or affiliated with Property Manager; (b) overpayment or duplicate payment of invoices arising from either fraud or gross negligence, unless credit is subsequently received by the Tenants in Common within ten days of such overpayment or duplicate payment; (c) overpayment of labor costs arising from either fraud or gross negligence, unless credit is subsequently received by the Tenants in Common within ten days of such overpayment; (d) overpayment resulting from payment from suppliers to Property Manager's employees or associates arising from the purchase of goods or services for the Project; and (e) unauthorized use of facilities by Property Manager or Property Manager's employees or associates.

4.2 Financial Reports. On or about the 20th day following the end of each calendar quarter, Property Manager shall furnish to the Tenants in Common a report of all significant transactions occurring during such prior quarter. These reports shall include a cash flow statement, a current rent roll and a Property Manager update on the status of the Project. The Property Manager also shall deliver to the Tenants in Common within sixty (60) days following (i) the end of each calendar year and (ii) the end of this Agreement, a report showing, in summary form, all collections, delinquencies, uncollectible items, vacancies and other matters pertaining to the management, operation, and maintenance of the Project during the prior year or such applicable portion thereof. The annual report shall also contain a statement of income and expenses, a balance sheet for the Project and such other financial information deemed applicable in Property Manager's reasonable discretion. The statement of income and expenses, the balance sheet, and all other financial statements and reports shall be prepared on a cash basis and in compliance with all reporting requirements relating to the operations of the Project and required under any deed of trust or mortgage affecting the Project. If requested by a Tenant in Common, the Property Manager shall provide financial statements prepared on an accrual basis according, to the extent possible, generally accepted accounting principles. Property Manager shall also provide to any lender under any Loan Documents copies of all applicable reports required thereunder that relate to the Project.

4.3 Supporting Documentation. Property Manager shall maintain and make available at Property Manager's office, as set forth in Section 12.1, copies of the following, if available: (a) all bank statements, bank deposit slips, bank debit and credit memos, canceled checks, and bank reconciliations; (b) detailed cash receipts and disbursement records; (c) trial balance for receivables and payables and billed and unbilled revenue items; (d) rent roll of tenants; (e) paid invoices (or copies thereof); (f) summaries of adjusting journal entries as part of the annual accounting process; (g) supporting documentation for payroll, payroll taxes and employee benefits; (h) appropriate details of accrued expenses and property records; and (i) a market study of competition (quarterly only). Property Manager shall maintain, on a ledger basis, separate income and expense accounts for each Tenant in Common. Property Manager shall deliver a copy of the documents described above to any Tenant in Common upon written request.

4.4 Tax Information. The Property Manager shall provide the Tenants in Common with sufficient information so that the Tenants in Common can prepare their income tax returns on the cash method of accounting or, if requested, with appropriate adjustment to convert the information to an accrual basis.

5. **Right to Audit.** ERG and each of the Tenants in Common and their representatives, including the lender under the Loan Documents, may examine all books, records and files maintained for the Tenants in Common by Property Manager. Any such party may perform any audit or investigations relating to Property Manager's activities at any office of Property Manager if such audit or investigation relates to Property Manager's activities for the Tenants in Common. Should ERG or any of the Tenants in Common discover defects in internal control or errors in record keeping, Property Manager shall undertake with all appropriate diligence to correct such discrepancies either upon discovery or within a reasonable period of time. Property Manager shall inform ERG and the Tenants in Common in writing of the action taken to correct any audit discrepancies.

6. **BANK ACCOUNTS.**

6.1 Bank Account. Property Manager shall establish and maintain, in reputable banks or financial institutions designated by Property Manager, separate bank accounts in trust for, or in the name of, the Tenants in Common (the "Bank Accounts"). The Bank Accounts shall be owned solely by the Tenants in Common. All moneys collected from, or in connection with, the Property shall be deposited in the Bank Accounts. The foregoing notwithstanding, Property Manager shall, in all events, comply with the terms of any cash management arrangement entered into between the Tenants in Common and any lender, including, but not limited to, the terms of any associated cash management agreements or clearing bank agreement (any such arrangement, the "Cash Management Requirements"). Any such Cash Management Requirements shall control over any contrary terms of this Section 6.1.

6.2 Operating Account. Property Manager shall be permitted to deposit and make withdrawals from a master Bank Account. Property Manager shall maintain books and records of deposits and withdrawals credited and charged to the subaccount of each Tenant in Common (such master account together with any interest earned thereon, shall hereinafter be referred to as the "Operating Account"). Property Manager shall maintain the Operating Account so that an amount at least as great as the budgeted expenses for such month is in the Operating Account as of the first of each month. Property Manager shall pay from the Operating Account the operating expenses of the Property and any other payments relating to the Property as required by this Agreement. If more than one bank account is necessary to operate the Property, each account shall have a unique name. All rents and other funds collected in the Operating Account after payment of all operating expenses, debt service and such amounts as may be determined by Property Manager to be retained for reserves or improvements, shall be paid to the Tenants in Common in proportion to their respective Interests in the Property. The foregoing notwithstanding, to the extent any of the terms of this Section 6.2 are inconsistent with, or contrary to, any Cash Management Requirements, the Property Manager shall abide by, and the terms of this Section 6.2 shall be subject to, such Cash Management Requirements. To the extent required under any applicable Cash Management Requirements, any and all Bank Accounts shall be established as required by, and at any banks appointed under, such Cash Management Requirements.

6.3 Security Deposit Account. Property Manager shall open, on behalf of the Tenants in Common, a separate account at a reputable bank or other financial institution for the purposes of segregating security deposits. Property Manager shall maintain such account in accordance with applicable law and/or the applicable Loan Documents. Property Manager shall use the account only to maintain security deposits on behalf of the Tenants in Common. Property Manager shall require the bank or financial institution to hold the funds in trust for the Tenants in Common. Property Manager shall maintain detailed records of all security deposits deposited, and allow the Tenants in Common or their designees access to such records. Subject to any contrary terms of any Loan Documents, Property Manager may return such deposits to any tenant in the ordinary course of business in accordance with the terms of the applicable lease and applicable law.

6.4 Access to Account. As authorized by signature cards, representatives of Property Manager shall have access to and may draw upon all funds in the accounts described in Sections 6.1, 6.2 and 6.3 without the approval of the Tenants in Common. Additionally, representatives of the Property Manager shall have access to and may draw upon any funds escrowed or held in reserve for capital expenditures without the approval of the Tenants in Common, provided that the requirements of Section 2.9 and any additional Lender requirements with respect to such amounts are satisfied. The Tenants in Common may not withdraw funds from such accounts without Property Manager's prior written consent, except following the Property Manager's default after expiration of any applicable notice and cure periods or the termination of this Agreement.

7. **PAYMENT OF EXPENSES.**

7.1 Costs Eligible for Payment from Operating Account. Property Manager shall pay all expenses of the operation, maintenance and repair of the Project contemplated by the Budget directly from the Operating Account or shall be reimbursed by the Tenants in Common, subject to the conditions set forth in Section 2.5, and further subject to the condition that any such expenses are not the result of the Property Manager's gross negligence or willful misconduct, including the following to the extent applicable: (a) costs of the gross salary and wages or proportional shares thereof, payroll taxes, worker's compensation insurance, and all other benefits of employees (for example, on-site personnel) required to manage, operate and maintain the Project properly, adequately, safely and economically, subject to this Agreement, provided that Property Manager shall not pay such employees in advance; (b) cost to comply with the terms of any Loan Documents and/or to correct the violation of any governmental requirement relating to the leasing, use, repair and maintenance of the Project, or relating to the rules, regulations or orders of the local Board of Fire Underwriters or other similar body, if such cost is not the result of Property Manager's gross negligence or willful misconduct; (c) actual and reasonable cost of making all repairs, decorations and alterations if such cost is not the result of Property Manager's gross negligence or willful misconduct; (d) cost incurred by Property Manager in connection with all service agreements; (e) cost of collection of delinquent rents collected by a collection agency or attorney; (f) reasonable legal fees of attorneys for the costs of services otherwise provided herein; (g) cost of capital expenditures subject to the restrictions in Section 2.9 and in this Section; (h) cost of printed checks for each account required for the Project and the Tenants in Common; (i) cost of utilities; (j) cost of advertising; (k) cost of printed forms and supplies required for use at the Project; (l) management compensation set forth in Section 9; (m) the cost of tenant improvements to the Project subject to the restrictions in Section 2.9 and this Section 7.1; (n) all hiring, relocation and termination costs for any employees whose salaries and benefits are paid by the Tenants in Common; (n) brokers' commissions; (o) debt service; (p) the cost of services, contractors and insurance; (q) reimbursement of Property Manager's out-of-pocket costs and expenses to the extent not prohibited by Section 8; (r) general accounting and reporting services within the reasonable scope of the Property Manager's responsibility to the Tenants in Common; (s) cost of forms, papers, ledgers, and other supplies and equipment (including computer equipment) used in the Property Manager's office at any location;(t) cost of electronic data processing equipment, including personal computers located at the Property Manager's office at the Project for preparation of reports, information and returns to be prepared by the Property Manager under the terms of this Agreement; (u) cost of electronic data processing provided by computer service companies for preparation of reports, information and returns to be prepared by the Property Manager under the terms of this Agreement; (v) travel and entertainment expenses intended to advance the interests of the Project; (w) all overhead and indirect such costs and expenses are expressly permitted hereunder; and (x) cost of routine travel by Property Manager's employees or associates to and from Project. All other amounts not directly related to the Project or the Tenants in Common shall be payable solely by Property Manager, and shall not be paid out of the Operating Account or reimbursed by the Tenants in Common.

7.2 Operating Account Deficiency. If there are not sufficient funds in the Operating Account (or any reserve account held by the lender) to make any such payment, Property Manager shall notify ERG and the Tenants in Common, if possible, at least twenty (20) days prior to any delinquency so that ERG has an opportunity, to get the Tenants in Common to deposit sufficient funds in the Operating Account to allow for such payment prior to the imposition of any penalty or late charge. In no event shall the Property Manager be required to expend any of its own funds for the operation or maintenance of the Project; however, should it do so, the Property Manager shall be entitled to reimbursement from the Tenants in Common within thirty (30) days after such advance.

7.3 Interest on Funds Advanced or Loaned by Property Manager. Subject to the approval of the Tenants in Common, Property Manager may (but shall not be obligated to) loan funds to the Tenants in Common in the future, with simple interest thereon at its cost of funds not to exceed ten percent (10%) per annum (or, if lower, the highest rate permitted by law). Such loan, if any, shall be fully recourse to each Tenant in Common and must be repaid within thirty one (31) days of funding.

8. **PROPERTY MANAGER'S COSTS NOT TO BE REIMBURSED.**

8.1 Non-reimbursable Costs. The following expenses or costs incurred by or on behalf of Property Manager in connection with the management and leasing of the Project shall be at the sole cost and

expense of Property Manager and shall not be reimbursed by the Tenants in Common: (a) cost attributable to losses arising from gross negligence or fraud on the part of Property Manager, Property Manager's associates or employees; (b) cost of insurance purchased by Property Manager for its own account; and (c) Property Manager's cost of overhead, salaries and other items except as expressly provided in Section 7.1.

8.2 Litigation. Property Manager will be responsible for and hold the Tenants in Common harmless from, all fees, costs, expenses, and damages relating to disputes with employees for worker's compensation (to the extent not covered by insurance), discrimination or wrongful termination, including legal fees and other expenses.

9. **COMPENSATION.** ERG shall cause amounts otherwise payable to it pursuant to Section 9 of the Original Agreement to be paid to the Property Manager as set forth below.
for service to assure pass-through of fees + direct pay

9.1 Property Management Fee. Property Manager, or an Affiliate, shall receive, for its services in managing the day-to-day operations of the Project in accordance with the terms of this Agreement, an annual property management fee (the "Property Management Fee") equal to ____ percent (___%) of the Gross Revenues (defined below) and prorated for any partial year, payable in monthly installments, which Property Management Fee shall be in addition to the Asset Management Fee (defined in Section 9.2) and any out-of-pocket and on-site personnel costs that are reimbursable pursuant to Section 7. "Gross Revenues" shall be all gross billings from the operations of the Project including rental receipts, late fees, application fees, pet fees, damages, lease buyout payments, and reimbursements by tenants for common area expenses, operating expenses and taxes and similar pass-through obligations paid by tenants, but excluding (i) security deposits received from tenants and interest accrued thereon for the benefit of the tenant until such deposits or interest are included in the taxable income of the Tenants in Common; (ii) advance rents (but not lease buy-out payments) until the month in which payments are to apply as rental income; (iii) reimbursements by tenants for work done for that particular tenant, (iv) proceeds from the sale or other disposition of all or any part of the Project, (v) insurance proceeds received by the Tenants in Common as a result of any insured loss (except proceeds from rent insurance or the excess of insurance proceeds for repairs over the actual costs of such repairs), (vi) condemnation proceeds not attributable to rent, (vii) capital contributions made by the Tenants in Common; (viii) proceeds from capital, financing and any other transactions not in the ordinary course of the operation of the Project, (ix) income derived from interest on investments or otherwise, (x) abatement of taxes, awards arising out of takings by eminent domain, discounts and dividends on insurance policies, and (xi) rental concessions not paid by third parties. The Property Management Fee shall be payable monthly from the Operating Account or from other funds timely provided by the Tenants in Common. Upon termination of this Agreement, the parties will prorate the Property Management Fee on a daily basis to the effective date of such termination.

9.2 Asset Management Fee. The Property Manager shall receive, for its services in asset managing the Project, an asset management fee (the "Asset Management Fee") equal to ___ percent (___%) of Gross Revenues. Upon termination of this Agreement, the parties will prorate the Asset Management Fee on a daily basis to the effective date of such termination.

9.3 Loan Fee. In addition to any fee paid to an outside broker, the Property Manager, or an Affiliate, will receive a Loan Fee equal to one percent (1%) of any loan obtained by or for the Tenants in Common during the term of the Agreement; provided, if any outside broker is owed a financing fee with respect to any loan obtained for the Tenants in Common, the Loan Fee shall equal one and one half percent (1.5%) and the Property Manager shall pay such third party broker from the Loan Fee. Notwithstanding the foregoing, in the event that the maturity date for any Loan is extended pending the sale of the Property, the Property Manager shall only be entitled to the Selling Commission set forth below and not any Financing Fee for any such extension.

9.4 Selling Commission. During the term of this Agreement, if the Property Manager participates in any sale, exchange or other disposition of the Project, or any portion thereof (including an undivided interest of a single Tenant in Common), ERG shall pay to the Property Manager a selling commission equal to ___% of the sales price (the "Selling Commission"). If there is a broker fee paid to a third party broker in connection with a sale, exchange or other disposition of the Project, the payment to the third party broker shall be in addition to any fees payable to the Property Manager pursuant to this Section 9.5; provided, however that the sum of the fees paid to the Property Manager and such third party broker shall not exceed ___% of the sales price.

Notwithstanding anything to the contrary contained herein, if Property Manager is terminated "for cause" pursuant to Section 10.2 of this Agreement, Property Manager shall not thereafter have the right to receive the Selling Commission.

9.5 Payment of Fees. ERG shall treat the fees paid to the Property Manager pursuant to this Article IX as fees paid by each Tenant In Common based on their undivided interests in the Property. ERG' obligation to pay fees to the Property Manager pursuant to this Section 9 shall be limited to the fees received by ERG with respect to the Property. The Property Management Fee and the Asset Management Fee shall be paid monthly in arrears. The Loan Fee shall be paid when the related refinancing has closed escrow. The Selling Commission shall be paid upon the related close of escrow. Notwithstanding anything to the contrary contained herein, in no event shall the Property Manager receive any fees in excess of the fees due to ERG under the Original Agreement. In addition, after termination of this Agreement, the Property Manager shall not be entitled to receive and neither ERG nor the Tenants in Common shall not be obligated to pay, any fees pursuant to this Section 9.

9.6 Lease-Up Fee. Property Manager, or an Affiliate, shall receive, for its services in restructuring the operating plan with respect to the Property for the period beginning upon the Effective Date and ending after the first anniversary thereof, a lease-up fee (the "Lease-Up Fee") equal to ___ percent (___%) of Gross Revenues. Upon termination of this Agreement, the parties will pro rate the Lease-Up Fee on a daily basis to the effective date of such termination.

9.7 Fees Inclusive of Amounts Paid to ERG. ERG shall be prohibited from treating any amounts payable to the Property Manager pursuant to this Article IX as amounts to be reimbursed by the Tenants In Common pursuant to Section 7 of the Original Agreement.

10 **TERMINATION.** ERG shall have the right to terminate this Agreement as provided below.

10.1 Termination by ERG. This Agreement shall terminate on the earliest of the following events: (i) thirty (30) days following written notice from ERG, indicating that the Tenants in Common holding 60% or more of the interests in the Project have elected to terminate the Agreement, for matters of cause, including without limitation, gross negligence, willful misconduct, fraud or theft (ii) ~~one year from the Effective Date and each anniversary of such date unless all of the Tenants in Common consent to the extension of this Agreement pursuant to the Tenants in Common Agreement, and (iii)~~ December 31, 2050. This Agreement shall also terminate upon the termination of the Original Agreement in accordance with the terms of such agreement.

10.2 Termination by Property Manager or Lender. Property Manager shall have the right to terminate this Agreement upon ninety (90) days prior written notice to ERG and the Tenants in Common. The Lender may terminate this Agreement in accordance with the Loan Documents.

10.3 Termination on Sale. This Agreement shall automatically terminate upon the sale of the entire Project.

10.4 Final Accounting. Within thirty (30) days after termination of this Agreement for any reason, Property Manager shall deliver to each Tenant in Common based on their undivided interest in the Project, the following: (a) a final accounting, setting forth the balance of income and expenses on the Project as of the date of termination; (b) any balance or monies of the Tenants in Common or tenant security deposits held by Property Manager with respect to the Project (or transfer the accounts in which such sums are held as instructed by the Tenants in Common); and (c) deliver to a subsequent property manager or other agent indicated by the Tenants in Common all materials and supplies, keys, books and records, contracts, leases, receipts for deposits, unpaid bills and other papers or documents which pertain to the Project. For a period of forty-five (45) days after such expiration or cancellation for any reason other than the Tenants in Common's default, the Property Manager shall be available, through its senior executives familiar with the Project, to consult with and advise the Tenants in Common or any person or entity succeeding to the Tenants in Common as owner of the Project or such other person or persons selected by the Tenants in Common regarding the operation and maintenance of the Project. In addition, Property Manager shall cooperate with ERG in notifying all tenants of the Project of the

expiration and termination of this Agreement, and shall use reasonable efforts to cooperate with ERG to accomplish an orderly transfer of the operation and management of the Project to a party designated by the Tenants in Common. The Property Manager shall receive its monthly Property Management Fee for such services for the portion of the month that the Property Manager performs such services. The Property Manager shall, at its cost and expense, promptly remove all signs wherever located indicating that it is the Property Manager and replace and repair any damage resulting therefrom. Termination of this Agreement shall not release either party from liability for failure to perform any of the duties or obligations as expressed herein and required to be performed by such party for the period prior to the termination.

11. **CONFLICTS.** Property Manager shall not deal with or engage, or purchase goods or services from, any subsidiary or affiliated company of Property Manager in connection with the management of the Project for amounts above market rates.

12. **NOTICES.**

12.1 Notices. All notices, demands, consents, approvals, reports and other communications to the Tenants in Common as provided for in this Agreement shall be in writing and shall be given to the Tenants in Common to their e-mail and physical addresses as set forth in Exhibit "C," or at such other address as they may specify hereafter in writing.

All notices, demands, consents, approvals, reports, and other communications to ERG or the Property Manager provided for in this Agreement shall be in writing and shall be given to ERG or the Property Manager at the address set forth below or at such other address as they may specify hereafter in writing:

To ERG at:

Evergreen Realty Group LLC
1443 E. Washington Blvd. #820
Pasadena, CA 91104
Attn: Tracy Thomson

To the Property Manager at:

American Spectrum ~~Asset~~ Management Co.

____
____
____

Any notice or other communication that is not e-mailed to ERG or a Tenant in Common may be delivered by a recognized overnight delivery service providing a receipt, facsimile transmission or mailed by United States registered or certified mail, return receipt requested, postage prepaid if deposited in a United States Post Office or depository for the receipt of mail regularly maintained by the post office. Notices sent by overnight courier shall be deemed given one (1) business day after mailing; notices sent by registered or certified mail shall be deemed given two (2) business days after mailing; and notices sent by facsimile transmission shall be deemed given as of the date sent (if sent prior to 5:00 p.m. EST and if receipt has been acknowledged by the operator of the receiving machine). Notices sent via e-mail to a Tenant in Common shall be deemed given as of the date sent (if sent prior to 5:00 p.m. EST and if the Property Manager does not receive a "bounce back" notice that the e-mail transition was not completed).

13. **MISCELLANEOUS.**

13.1 Assignment. Property Manager may not assign this Agreement without the prior written consent of ERG or each of the Tenants in Common, except with respect to an assignment to an affiliate, including, but not limited to a wholly-owned subsidiary, which shall be permissible under this Agreement, which consent may be withheld in the Tenants in Common's sole and absolute discretion.

13.2 Gender. Each gender shall include each other gender. The singular shall include the plural and vice-versa.

13.3 Amendments. Except as otherwise provided, each amendment, addition or deletion to this Agreement shall not be effective unless approved by the parties in writing.

13.4 Attorneys' Fees. In any action or proceeding between Property Manager and ERG arising from or relating to this Agreement or the enforcement or interpretation hereof, the party prevailing in such action or proceeding shall be entitled to recover from the other party all of its reasonable attorneys' fees and other costs and expenses of the action or proceeding.

13.5 Binding Arbitration. Any controversy between the parties hereto arising out of or related to this Agreement or the breach thereof shall be settled by arbitration in Salt Lake City, Utah, in accordance with the rules of The American Arbitration Association, and judgment entered upon the award rendered may be enforced by appropriate judicial action. The arbitration panel shall consist of one member, which shall be the mediator if mediation has occurred or shall be a person agreed to by each party to the dispute within thirty (30) days following notice by one party that he or she desires that a matter be arbitrated. If there was no mediation and the parties are unable within such thirty (30) day period to agree upon an arbitrator, then the panel shall be one arbitrator selected by the Salt Lake City, Utah office of The American Arbitration Association, which arbitrator shall be experienced in the area of real estate and limited liability companies and who shall be knowledgeable with respect to the subject matter area of the dispute. The losing party shall bear any fees and expenses of the arbitrator, other tribunal fees and expenses, reasonable attorneys' fees of both parties, any costs of producing witnesses and any other reasonable costs or expenses incurred by the losing party or the prevailing party or such costs shall be allocated by the arbitrator. The arbitration panel shall render a decision within thirty (30) days following the close of presentation by the parties of their cases and any rebuttal. The parties shall agree within thirty (30) days following selection of the arbitrator to any prehearing procedures or further procedures necessary for the arbitration to proceed, including interrogatories or other discovery; provided, in any event ERG shall be entitled to discovery in accordance with applicable Utah law.

13.6 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to any choice of law rules. Any action relating to or arising out of this Agreement that is not subject to Section 13.5 above shall be brought only in a court of competent jurisdiction located in Orange County, California.

13.7 Headings. All headings are only for convenience and ease of reference and are irrelevant to the construction or interpretation of any provision of this Agreement.

13.8 Representations. Property Manager represents and warrants that it is or shall be prior to entering into any transaction fully qualified and licensed, to the extent required by law, to manage and lease real estate and perform all obligations assumed by Property Manager hereunder. Property Manager shall use reasonable efforts to comply with all such laws now or hereafter in effect. If at any time it is determined that Property Manager does not have all applicable licenses or qualifications, Property Manager shall be given a reasonable opportunity to cure such deficiency by obtaining any required licenses or permits.

13.9 Indemnification by the Property Manager.

a. Property Manager shall indemnify, defend and hold the ERG and the Tenants in Common and their shareholders, officers, directors, members, partners and employees harmless from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorneys' fees and court costs, sustained or incurred by or asserted against ERG or the Tenants in Common where it is determined by final judicial determination that such loss, cost or expense was the result of the acts of the Property Manager which arise out of the gross negligence, willful misconduct or fraud of the Property Manager, its agents or employees or the Property Manager's breach of this Agreement. If any person or entity makes a claim or institutes a suit against ERG or the Tenants in Common on a matter for which ERG or the Tenants in Common claim the benefit of the foregoing indemnification, then (a) ERG or the Tenants in Common,

as the case may be, shall give the Property Manager prompt notice thereof in writing; (b) the Property Manager may defend such claim or action by counsel of its own choosing provided such counsel is reasonably satisfactory to ERG or the Tenants in Common, as the case may be; and (c) neither ERG, the Tenants in Common nor the Property Manager shall settle any claim without the other parties' written consent.

b. The Property Manager acknowledges that the Tenants in Common have entered into Loan Documents, which may include provisions for personal liability for the Tenants in Common on certain "nonrecourse carve-outs." The Property Manager hereby agrees that to the extent that the Tenants in Common are required to make payments on such indemnification as a direct result of (i) the Property Manager's fraud, willful misconduct or misappropriation, (ii) the Property Manager's commission of a criminal act, (iii) the misapplication by Property Manager of any funds derived from the Project received by the Property Manager, including any failure to apply such proceeds in accordance with the requirements of any existing Loan Documents applicable to the Project, or (iv) damage or destruction to the Project caused by acts of the Property Manager that are grossly negligent, the Property Manager will indemnify the Tenants in Common for any such liability that was caused by such actions.

13.10 Indemnification by ERG. ERG shall indemnify, defend and hold Property Manager and its shareholders, members, partners, officers, directors, managers and employees harmless from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorneys' fees and court costs, sustained or incurred by or asserted against the Property Manager by reason of the operation, management, and maintenance of the Project and the performance by the Property Manager of the Property Manager's obligations under this Agreement, except those which arise from the Property Manager's gross negligence, willful misconduct or fraud. If any person or entity makes a claim or institutes a suit against the Property Manager on matter for which the Property Manager claims the benefit of the foregoing indemnification, then (a) the Property Manager shall give ERG prompt notice thereof in writing; (b) ERG may defend such claim or action by counsel of their own choosing provided such counsel is reasonably satisfactory to the Property Manager; (c) neither the Property Manager nor the Tenants in Common shall settle any claim without the other's written consent; and (d) this subsection shall not be so construed as to release ERG or the Property Manager from any liability to the other for a breach of any of the covenants agreed to be performed under the terms of this Agreement.

13.11 Complete Agreement. This Agreement shall supersede and take the place of any and all previous agreements entered into between the parties with respect to the Project.

13.12 Severability. If any provisions of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement, where the application of such provisions or circumstances other than those as to which it is determined to be invalid or unenforceable shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

13.13 No Waiver. The failure by any party to insist upon the strict performance of, or to seek remedy of, any one of the terms or conditions of this Agreement or to exercise any right, remedy, or election set forth herein or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but such item shall continue and remain in full force and effect. All rights or remedies of the parties specified in this Agreement and all other rights or remedies that they may have at law, in equity or otherwise shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy of the parties.

13.14 Binding Effect. This Agreement shall be binding and inure to the benefit of the parties and their respective successors and assigns.

13.15 Enforcement of Property Manager's Rights. In the enforcement of its rights under this Agreement, Property Manager shall not seek or obtain a money judgment or any other right or remedy against any shareholders or disclosed or undisclosed principals of the Tenants in Common. Property Manager shall enforce its rights and remedies solely against ERG.

13.16 Interpretation. Whenever any provision set forth in this Agreement is open to interpretation, this Agreement shall be interpreted, to the maximum extent possible, to comply with all of the requirements for an advance ruling set forth in the Revenue Procedure.

13.17 Counterparts. This Agreement may be executed in several counterparts, executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

13.19 Waiver of Right to Jury Trial. ERG AND PROPERTY MANAGER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTIONS BROUGHT BY OR AGAINST ERG OR PROPERTY MANAGER IN CONNECTION WITH THIS AGREEMENT.

13.20 Third Party Beneficiaries. The parties acknowledge that the Tenants in Common are intended to be third party beneficiaries of the terms and provisions contained herein and shall be entitled to enforce this Agreement as if they were a party hereto.

13.21 Compliance with Loan Documents. The parties acknowledge that pursuant to the terms of the Loan Documents, ERG must control and manage the day-to-day operations of the Project at all times while the Loan is in effect. Notwithstanding anything to the contrary contained herein, all services performed by the Property Manager under this Agreement shall be subject to the supervision ~~and control~~ of ERG. The parties intend that this Agreement comply in all respect with the terms of the Loan Documents and agree to take all actions necessary to ensure that the performance of this Agreement does not result in any breach or default under ~~the Loan Documents~~. + Loan Documents

(BALANCE OF PAGE INTENTIONALLY LEFT BLANK)

add covenants of ERG –

1. No modification of agreements referenced in Recitals without Property Manager consent
2. ERG will not default or provide consents under agreements referenced in Recitals without Property manager consent
3. ERG will not ~~sell~~ transfer its interest in ~~its~~ this Agreement or the agreements referenced in the recitals nor will the members of ERG transfer their interests in ERG

IN WITNESS WHEREOF the parties hereby execute this Agreement to be effective as of the date set forth above.

PROPERTY MANAGER:

American Spectrum Asset, Co., a Delaware limited liability company

By:________________________________
Jay Cardin, President

ERG:

Evergreen Realty Group LLC

By:________________________________

Its: ________________________________

EXHIBIT C

TENANTS IN COMMON, PERCENTAGE INTERESTS AND THEIR EMAIL AND PHYSICAL ADDRESSES

LLC Entity Name	Contact Name	Ownership %	Address	City	State	Zip	Email

EXHIBIT B

STANDARD LEASE FORM